As filed with the Securities and Exchange Commission on January 11, 2000.
                 Registration No. 333-________ and Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

               SOUTHERN FINANCIAL BANCORP, INC.                                SOUTHERN FINANCIAL CAPITAL TRUST I
    (Exact Name of Registrant as Specified In Its Charter)           (Exact Name of Registrant as Specified In Its Charter)
                           Virginia                                                         Delaware
(State or Other Jurisdiction of Incorporation or Organization)   (State or Other Jurisdiction of Incorporation or Organization)
                             6022                                                             6022
   (Primary Standard Industrial Classification Code Number)         (Primary Standard Industrial Classification Code Number)
                          54-1779978                                                      Applied For
           (I.R.S. Employer Identification Number)                          (I.R.S. Employer Identification Number)
                     37 East Main Street                                      c/o Southern Financial Bancorp, Inc.
                     Warrenton, VA 20186                                              37 East Main Street
                        (540) 349-3900                                                Warrenton, VA 20186
                                                                                        (540) 349-3900
 (Address, Including Zip Code, and Telephone Number, Including    (Address, Including Zip Code, and Telephone Number, Including
    Area Code, of Registrant's Principal Executive Offices)          Area Code, of Registrant's Principal Executive Offices)

                               Georgia S. Derrico
                               37 East Main Street
                               Warrenton, VA 20186
                                 (540) 349-3900
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                          Copies of Communications to:
                         Wayne A. Whitham, Jr., Esquire
                             R. Brian Ball, Esquire
                        Williams, Mullen, Clark & Dobbins
                        1021 East Cary Street, 16th Floor
                               Richmond, VA 23219
                                 (804) 643-1991

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|__________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|__________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Each Class of Securities           Amount           Proposed Maximum        Proposed Maximum           Amount of
            To Be Registered               To Be Registered   Offering Price Per Unit   Aggregate Offering       Registration Fee
                                                                                              Price
------------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debt Securities of       $13,800,000              $10.00               $13,800,000                 N/A
Southern Financial Bancorp, Inc. (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Capital Securities of Southern Financial       1,380,000              $10.00               $13,800,000                $3,644
Capital Trust I (2)
------------------------------------------------------------------------------------------------------------------------------------
Guarantee of Southern Financial Bancorp,          N/A                  N/A                     N/A                     N/A
Inc. as to the Capital Securities (2)(3)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                        $13,800,000 (4)            100%                $13,800,000                $3,644
====================================================================================================================================

(1) Junior Subordinated Debt Securities to be purchased by Southern Financial Capital Trust I with the proceeds of the sale of the Capital Securities. No separate consideration will be received from purchasers of Capital Securities for the Junior Subordinated Debt Securities.
(2) This Registration Statement is deemed to cover $13,800,000 aggregate principal amount of Junior Subordinated Debt Securities, the rights of holders of such debt securities under the related Indenture, the rights of holders of the Capital Securities under the Amended and Restated Declaration of Trust of Southern Financial Capital Trust I, and the rights of holders of the Capital Securities under the Guarantee of Southern Financial Bancorp, Inc., which taken together fully and unconditionally guarantee the obligations of Southern Financial Capital Trust I under the Capital Securities.

(3) No separate consideration will be received for the guarantee of Southern Financial Bancorp, Inc.
(4) Such amounts represent the aggregate liquidation amount of Capital Securities to be issued hereunder and $13,800,000 aggregate principal amount of Junior Subordinated Debt Securities to be issued hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                    Subject to Completion - January 11, 2000

Prospectus
January __, 2000

                       Southern Financial Capital Trust I
                      1,200,000 $______ Capital Securities
                              (Due ______ 15, 2030)

The Trust:                                                   The Offering:
o    The trust's only assets will be the ___% junior         o    The trust is offering 1,200,000 capital
     subordinated debt securities of Southern Financial           securities, which will represent preferred interests
     Bancorp, Inc., which mature on ____ 15, 2030.                in its assets.

o    Southern Financial Bancorp, Inc. will own all of the    o    Best efforts offering:  The underwriter is not
     trust's common securities, which will represent common       required to sell any specific number or dollar amount
     interests in the trust's assets.                             of capital securities, but will use its best efforts
                                                                  to sell the capital securities offered.
o    Southern Financial Bancorp, Inc. owns and operates
     Southern Financial Bank.                                o    The trust plans to use the proceeds from this
                                                                  offering to purchase the ____% junior subordinated
o    Southern Financial Capital Trust I                           debt securities of Southern Financial Bancorp, Inc.
     c/o Southern Financial Bancorp, Inc.
     37 E. Main Street                                       o    Cash distributions of $______ per year will be
     Warrenton, VA 20186                                          paid quarterly on the capital securities each year
     (540) 349-3900                                               beginning on ______15,2000.

Proposed Symbol and Market                                   o    Closing: February __, 2000

o    No public market exists for the capital securities.
     The trust has applied to list the capital securities on the NASDAQ National Market under the symbol
     "SFFBP".





                                                                   Per Share              Total
                                                            -------------------------------------------
         Public offering price and proceeds to the trust:            $10.00            $12,000,000

         Southern Financial Bancorp, Inc. will pay the underwriter, McKinnon & Company, Inc., $____ for each capital security sold, or a total of $________ if all of the capital securities are sold, and the expenses of the offering. If the trust exercises its right to increase the size of the offering by up to $1.8 million, Southern Financial Bancorp, Inc. will pay the underwriter additional compensation.

     This investment involves risk. See "Risk Factors" beginning on Page 10.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                            McKinnon & Company, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                [MAP OF SOUTHERN FINANCIAL BANK BRANCH LOCATIONS]

                                TABLE OF CONTENTS

                                                                                                                     Page
Where You Can Find More Information......................................................................................1
Prospectus Summary.......................................................................................................2
Recent Developments......................................................................................................7
Ratio of Earnings to Fixed Charges.......................................................................................8
Summary Financial Information............................................................................................9
Risk Factors............................................................................................................10
Use of Proceeds.........................................................................................................13
Southern Financial Capital Trust I......................................................................................13
Selected Historical Financial Information...............................................................................15
Capitalization..........................................................................................................16
Accounting Treatment....................................................................................................17
Regulatory Treatment....................................................................................................17
Business................................................................................................................17
Management's Discussion and Analysis....................................................................................32
Management..............................................................................................................45
Description of Capital Securities.......................................................................................53
Description of Junior Subordinated Debt Securities......................................................................68
Description of Guarantee................................................................................................76
Relationship among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee....................79
United States Federal Income Tax Consequences...........................................................................81
ERISA Considerations....................................................................................................84
Forward Looking Statements..............................................................................................85
Underwriting............................................................................................................86
Validity of Securities..................................................................................................86
Accountants.............................................................................................................87
Index of Significant Terms..............................................................................................88

                       WHERE YOU CAN FIND MORE INFORMATION

         Southern Financial Bancorp, Inc., which we will refer to as we, us or our, files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Commission's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Southern Financial Bancorp, Inc., that file documents with the Commission electronically through the Commission's electronic data gathering, analysis and retrieval system known as EDGAR. Our common stock is traded on the Nasdaq National Market under the symbol "SFFB." Our reports, proxy and information statements may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         This prospectus is part of a registration statement filed by Southern Financial Capital Trust I which we will refer to as the trust and Southern Financial Bancorp, Inc. with the Commission. Because the rules and regulations of the Commission allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information contained in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us, the trust and the capital securities being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the Commission at the addresses mentioned above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Neither Southern Financial Bancorp, Inc. nor the trust is making an offer of the capital securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

         Please refer to page 88 for an index of significant terms used in this prospectus.

                               Prospectus Summary

         This summary highlights some of the more detailed information appearing elsewhere in this prospectus and in the documents we have incorporated by reference.

                        Southern Financial Bancorp, Inc.

         Southern Financial Bancorp, Inc., a Virginia corporation, is headquartered in Warrenton, Virginia. We own Southern Financial Bank, a Virginia-chartered commercial bank. We conduct virtually all of our business through Southern Financial Bank.

         Southern Financial Bank dates to 1986, when Georgia S. Derrico formed Southern Financial Federal Savings Bank, a Warrenton, Virginia-based thrift. In December 1995, we converted the thrift to a commercial bank.

         Both Ms. Derrico, our Chairman and chief executive officer, and her husband, R. Roderick Porter, our President and chief operating officer, were former senior officers with Chemical Bank in New York. Five of our current top officers had extensive senior banking experience together at Chemical Bank in the 1970's and 80's before the merger of Chemical and Manufacturers Hanover Corporation and Chemical's subsequent merger with Chase Manhattan Corp.

         Over our fourteen year existence, we have become the second largest independent bank with offices exclusively in northern Virginia. At September 30, 1999, we had $287.7 million in assets, $157.2 million in loans, and $21.3 million in equity. On October 1, 1999 we acquired a bank based in Vienna, Virginia that had $128.1 million in total assets and four banking offices.

         Our market area is a semi-circle of Virginia counties immediately south and west of Washington, D.C. Please refer to the map on the inside front cover of this prospectus. Our market area includes a large concentration of telecommunications and internet firms, as well as government and defense industry contractors, primarily in Fairfax County. Fairfax County's population exceeds 900,000 and rapid population and economic growth has spread west to Loudoun and Fauquier Counties and south to Stafford, Spotsylvania and Prince William Counties.

         Our customers include individuals and small and medium sized businesses. However, we specialize in loans and other banking services to small and medium sized businesses. A large percentage of our loans to businesses are made through Small Business Administration programs. The Small Business Administration is a U.S. Government agency that finances the expansion of small businesses in cooperation with banks and other lenders. The great majority of our income is interest on loans and investments.

         Our focus on small and medium sized businesses includes our 70% ownership of a corporation named Southern WebTech.com, Inc. It is developing computer software for Southern Financial Bank. The software, which also may be sold to other banks, will allow the bank customers of Southern WebTech to provide on-line banking services to small and medium sized businesses. Southern WebTech also provides data processing systems to banks involved in international trade. Most of Southern WebTech's products are in the development stage and we do not expect it to have any significant immediate impact on our profits. The President of Southern WebTech was formally a senior officer with American Express, Connecticut Bank and Trust and Chemical Bank.

         We are a legal entity separate and distinct from Southern Financial Bank. Our right, and thus your right, to receive any of the assets of Southern Financial Bank is subject to the claims of creditors of Southern Financial Bank. Our principal source of revenues is dividends from Southern Financial Bank.

         Because we own a bank, Southern Financial Bank, we are known as a bank holding company. As a bank holding company, we are registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. Our executive offices and mailing address are 37 E. Main Street, Warrenton, VA 20186 and our telephone number is (540) 349-3900.

                       Southern Financial Capital Trust I

         We formed the trust under Delaware law on December 28, 1999. We and the trustees of the trust will sign an agreement, which will contain the terms and conditions for the trust to issue and sell its capital securities, as well as its common securities. This agreement is called the amended and restated declaration of trust and it also governs the duties of the trustees.

         The trust exists solely to:

         o        sell the capital securities and the common securities;

         o use the money it receives from the sale of the capital securities and common securities to purchase our junior subordinated debt securities, which will be the only assets of the trust; and

         o        engage in other activities that are related to these purposes.

         We will purchase all of the common securities of the trust. The common securities will entitle us to receive 3% of the trust's cash distributions. The capital securities will entitle you and the other owners to the remaining 97% of the trust's cash distributions. If we default on the junior subordinated debt securities, we will not receive cash distributions on the common securities until you have received your cash distributions on the capital securities.

         The trust has a term of approximately 40 years, but may be dissolved earlier if the capital securities are paid off. We have appointed the following trustees to conduct the trust's business and affairs:

         o Wilmington Trust Company is the property trustee and the Delaware trustee;

         o Two individuals who are employees and officers of Southern Financial Bancorp, Inc., Georgia S. Derrico and R. Roderick Porter are the administrative trustees;

         As the sole holder of the common securities, we can replace or remove any of the trustees, unless we default on the junior subordinated debt securities. A default, for example, would include failing to make required payments on the junior subordinated debt securities. If we default and do not cure our default, the property trustee and the Delaware trustee can only be replaced and removed by the holders of at least a majority of the capital securities. As owner of all of the trust's common securities, only we can remove or replace the administrative trustees.

         The trust has no separate financial statements. The statements would not be meaningful to you because the trust has no independent operations. The trust exists solely for the reasons summarized above.

                                  The Offering

Securities Offered.............     The trust is offering for sale 1,200,000
                                    capital securities. The trust has the right to increase the number of capital securities offered for sale to 1,380,000.

Offering Price.................     The offering price is $10.00 for each
                                    Capital Security.

Distributions..................     You will be entitled to receive cash
                                    distributions of $______ per year on each capital security. Distributions will be payable quarterly on the 15th day of January, April, July and October of each year, beginning on _____ 15, 2000. Your first cash distribution will be less than the regular quarterly amount because you are buying your capital securities after
                                    _________15, 2000.

Interest Payments
Could be Deferred..............     We have the right to defer interest payments
                                    on the junior subordinated debt securities for up to 20 consecutive quarters. If we pay all deferred interest at the end of an interest deferral period, we can begin a new interest deferral period at any time. No interest deferral period may last beyond
                                    ______ 15, 2030. We may not defer interest payments if we have defaulted on the junior subordinated debt securities. However, electing to defer interest payments, by itself, is not a default.

Cash Distributions
Could be Deferred..............     If we defer interest payments on the junior
                                    subordinated debt securities, the trust will also defer cash distributions on your capital securities. During any period when cash distributions are deferred, your right to receive cash distributions will accumulate. You also will accumulate the right to receive additional distributions at ____% per year, compounded quarterly, on any deferred distributions. You will also be required to pay income taxes on deferred distributions even if you are a cash basis taxpayer.

Our Obligations................     We are unconditionally obligated to pay
                                    distributions and all other amounts on the capital securities. However, this does not mean that we may not exercise our right, as described above, to defer interest payments on the junior subordinated debt securities.

Ranking of Capital
Securities.....................     If we default, payments to you on the
                                    capital securities will be made before any payments to us on the common securities.
                                    Otherwise, payments on the capital
                                    securities and common securities will be made pro rata.

Ranking of Junior
Subordinated Debt
Securities.....................     The junior subordinated debt securities will
                                    be unsecured and subordinate to all our
                                    senior debt. This means that there will be no collateral for our obligations to you. It also means that if we default, all of our senior debt will be paid before you are paid. Although we currently have no senior debt, any debts we incur in the future are likely to be senior debt. There is no limit on the amount of senior debt that we may incur. We will guarantee that you will receive cash distributions if the trust has the funds available to pay you. Our guarantee also will be unsecured and subordinate to all senior debt. In addition, the junior subordinated debt securities and the guarantee will be subordinate to all existing and future liabilities of our subsidiaries, including Southern Financial
                                    Bank's deposit liabilities.

Repayment of
Capital Securities.............     The trust must pay you $10.00 per capital
                                    security, plus accrued distributions, when the junior subordinated debt securities are paid-off at or before maturity. The stated maturity of the junior subordinated debt securities is _______ 15, 2030.

                                    We have the right at any time on or after _____15, 2005 to pay-off the junior subordinated debt securities. We also have the right at any time before _____ 15, 2005 to pay-off the junior subordinated debt securities if any of three things happen. We can pay-off the junior subordinated debt securities before_____ 15, 2005 if tax law changes prevent us from deducting interest payments or if changes in banking regulations prevent us from counting the trust's assets as capital. A change in the Investment Company Act of 1940 that requires the trust to register under that law also would permit us to pay-off the junior subordinated debt securities before______ 15, 2005.

                                    We must pay a premium to the trust if we pay-off the junior subordinated debt securities before_____ 15, 2015. As a holder of capital securities, you will receive your share of any premium we pay to the trust.

Limited Voting Rights..........     You will have no voting rights, except in
                                    limited circumstances.

No Rating......................     We do not expect the capital securities to
                                    be rated by any rating service. None of the other securities that we issue are so rated.

ERISA Considerations...........     Please carefully consider the information
                                    set forth in "ERISA Considerations", which begins on page 84.

Use of Proceeds................     The trust will use all of the proceeds from
                                    the sale of the common securities and
                                    capital securities to purchase the junior subordinated debt securities from us. We intend to use the net proceeds from the sale of the junior subordinated debt securities for general corporate purposes, including making advances to Southern Financial Bank to support its continued growth. Pending any such application by us, we may invest the net proceeds in interest-bearing assets.

Proposed Nasdaq National
Market Symbol..................     We have applied to have the capital
                                    securities approved for quotation on the Nasdaq National Market Symbol under the symbol "SFFBP".

Risk Factors...................     An investment in the capital securities
                                    involves a number of risks. Some of these risks relate to the capital securities and other risks relate to us. We urge you to carefully consider the information contained in "Risk Factors" set forth on page 10 of this prospectus, as well as the other information contained in this prospectus and in the documents which are incorporated by reference in this prospectus, before you buy any capital securities.


                               RECENT DEVELOPMENTS

         On October 1, 1999 we acquired The Horizon Bank of Virginia. Horizon and its operations were merged into Southern Financial Bank. Horizon had four banking offices, all in Fairfax County, Virginia. If Horizon had been combined with us on September 30, 1999, we would have had total assets of $415.8 million, deposits of $355.1 million and stockholders' equity of $29.8 million. If Horizon's operations had been combined with ours for the nine months ended September 30, 1999, our net income would have been $1.2 million. For additional information please refer to the Unaudited Pro-Forma Condensed Financial Statements that begins on Page F-65.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table contains our consolidated ratios of earnings to fixed charges for each of the five-year periods ended December 31, 1998 and for the nine months ended September 30, 1999. For purposes of computing these ratios, earnings represent net income, plus total taxes based on income, plus fixed charges. Fixed charges include interest expense, the estimated interest component of net rental expense and amortization of debt expense.

                                               Nine
                                              Months                                                Six Months        Year
                                              Ended                                                    Ended         Ended
                                            Sept. 30,            Years Ended December 31           December 31,     June 30,
                                            ---------            -----------------------           ------------     --------
                                               1999          1998           1997          1996          1995          1994
                                               ----          ----           ----          ----          ----          ----
Ratio of Earnings to Fixed Charges
    Excluding interest on deposits            8.54x        14.86x         10.66x         5.16x          7.05x        4.06x
    Including interest on deposits            1.41x         1.37x          1.36x         1.18x          1.32x        1.36x

                          SUMMARY FINANCIAL INFORMATION

The following consolidated summary contains selected financial data for Southern Financial Bancorp, Inc. and its subsidiaries for the periods and at the dates indicated. You should also read the detailed information and the financial statements included elsewhere in this prospectus.

                                                                                                           Six Months
                                                                                                              Ended       Year Ended
                                      Nine Months Ended Sept 30         Years Ended December 31,           December 31,    June 30,
                                            (unaudited)
                                         1999         1998           1998         1997        1996           1995            1995
                                     --------------------------   -------------------------------------   --------------------------
                                                              (Dollars in thousands, except per share data)
Income Statement Data:
   Gross interest income                $  15,177    $  13,867     $  18,731    $  17,005   $  14,615      $   6,731       $  11,027
   Gross interest expense                   7,702        7,584        10,205        9,043       7,776          3,629           5,931
   Net interest income                      7,475        6,283         8,526        7,962       6,839          3,101           5,095
   Provision for possible loan losses         925          675           975          880         695            150              60
   Net interest income after provision
     for loan losses                        6,550        5,608         7,551        7,082       6,144          2,951           5,035
   Non-interest income                      2,329        1,595         2,347        1,728       1,186            514             814
   Non-interest expense                     5,683        4,469         6,155        5,582       5,907          2,316           3,716
   Income before income taxes               3,196        2,734         3,743        3,228       1,423          1,150           2,134
   Income taxes                               945          772         1,084        1,022         469            414             833
   Net income                               2,251        1,962         2,659        2,206         954            735           1,301

Per Share Data:
   Net income, basic                    $    1.40    $    1.22     $    1.66    $    1.39   $    0.61      $    0.48       $    0.85
   Net income, diluted                       1.34         1.14          1.55         1.33        0.59           0.46            0.85
   Cash dividends                            0.35         0.27          0.37         0.28        0.24           0.12            0.20
   Book value at period end                 13.07        12.51         12.87        11.47       10.32          10.05            9.82
   Tangible book value at period end        12.87        12.41         12.73        11.47       10.32          10.05            9.82

Period-End Balance Sheet Data:
   Total assets                         $ 287,713    $ 251,117     $ 258,843    $ 226,598   $ 190,809      $ 164,801       $ 157,201
   Total loans(net of unearned income)    157,213      127,467       131,645      128,958     108,287        104,251          92,080
   Total deposits                         236,853      226,610       231,926      202,200     164,279        143,814         137,680
   Long-term debt                           5,000            -             -            -       2,000              -               -
   Stockholders' equity                    21,334       20,338        20,923       18,543      16,401         15,775          15,173

Performance Ratios:
   Return on average assets                 1.10%        1.10%         1.09%        1.05%       0.52%          0.91%           0.90%
   Return on average stockholders'
     equity                                13.93%       13.51%        13.52%       12.70%       5.91%          9.50%           8.95%
   Average stockholders' equity to average
     total assets                           7.87%        8.11%         8.07%        8.27%       8.80%          9.58%          10.06%
   Efficiency ratio                        57.97%       56.73%        56.61%       57.61%      73.61%         64.05%          62.88%
   Net interest margin                      3.83%        3.67%         3.66%        3.92%       3.93%          3.98%           3.60%

Asset Quality Ratios:
   Net charge-offs to average loans         0.50%        0.42%         0.75%        0.29%       0.36%          0.03%           0.01%
   Allowance to period-end loans            1.42%        1.68%         1.53%        1.56%       1.37%          1.13%           1.13%
   Allowance to nonperforming loans       366.61%      406.17%       103.43%      140.97%      91.86%        201.35%        1957.41%
   Nonaccrual loans to loans                0.39%        0.41%         1.48%        1.10%       1.49%          0.56%           0.06%
   Nonperforming assets to loans and
     foreclosed properties                  1.70%        0.59%         1.54%        1.24%       1.79%          0.90%           0.47%

Capital Ratios:
   Risk-based capital ratios
     Tier 1 capital                        11.86%       14.35%        13.40%       13.90%      15.40%         14.80%           N/A
     Total capital                         13.06%       15.71%        14.80%       15.30%      16.60%         15.90%           N/A
   Leverage capital ratio                   8.13%        8.23%         8.00%        8.10%       8.70%          9.60%           N/A
   Total equity to total assets             7.42%        8.10%         8.08%        8.18%       8.60%          9.57%           9.65%


                                  Risk Factors

An investment in the capital securities involves a number of risks. Some of these risks relate to the capital securities and others relate to us. Please carefully consider the following information, together with the other information in this prospectus and in the documents that are incorporated by reference in this prospectus before you buy any capital securities.

Risks Related To The Capital Securities

         Our Obligations Are Unsecured and Subordinated

         General Concerns. Our obligations under the junior subordinated debt securities and the guarantee are unsecured and subordinate to all of our present and future senior debt. This means that there will be no collateral for our obligations to you. It also means that if we default, all of our senior debt will be paid before you are paid. As of September 30, 1999 we had no senior debt. However, any debts we incur in the future are likely to be senior debt. There is no limit to our ability or Southern Financial Bank's ability to incur additional debts, including senior debt. For additional information, please refer to "Description of Junior Subordinated Debt Securities - What Does Subordination Mean to You?", which begins on page 75.

         The ability of the trust to make payments on the capital securities depends solely upon our making payments on the junior subordinated debt securities as and when required. If we default on our obligation to make required payments on the junior subordinated debt securities, the trust will not have sufficient funds to make cash distributions to you. You will not be able to rely upon the guarantee for payment of these amounts. Instead, you or the property trustee may sue us directly for payment under the junior subordinated debt securities.

         Our right, and thus your right, to receive any assets of Southern Financial Bank is subject to the claims of Southern Financial Bank's creditors, including depositors. At September 30, 1999 Southern Financial Bank, had total liabilities, including deposits, of $266.4 million. Because the junior subordinated debt securities will be subordinated to all existing and future liabilities of our subsidiaries, including Southern Financial Bank's deposit liabilities, you should look only to our assets, and not assets of our subsidiaries, for payments on the junior subordinated debt securities.

         There are Limits on our Sources of Funds. Because we own Southern Financial Bank, we are regulated by the Board of Governors of the Federal Reserve System. The Federal Reserve also regulates Southern Financial Bank. Almost all of our consolidated assets are owned by Southern Financial Bank. We will rely almost entirely on dividends from Southern Financial Bank to satisfy our obligations to pay principal and interest on the junior subordinated debt securities. There are legal limits on the amount of dividends that a bank such as Southern Financial Bank is permitted to pay. We cannot assure you that Southern Financial Bank will be able to pay dividends at past levels, or at all, in the future. For additional information, please refer to "Description of Guarantee - General", which begins on page 77.

         The Deferral of Distributions Has Adverse Tax and Market Price Consequences

         General Concerns. As long as we do not default on the junior subordinated debt securities, we have the right to defer interest payments on the junior subordinated debt securities for up to 20 consecutive quarters. If we pay all deferred interest at the end of an interest deferral period, we can begin a new interest deferral period at any time. No interest deferral period may last beyond ______15, 2030. If we defer interest payments on the junior subordinated debt securities, the trust will defer cash distributions on the capital securities until we resume interest payments. For additional information, please refer to "Description of Capital Securities - Distributions", which begins on page 53.

         Some Possible Adverse Tax Consequences. If the trust defers distributions on the capital securities, generally you will be required to pay income taxes on the deferred distribution and accrue interest income even if you are a cash basis taxpayer. That is, you must include the deferred interest in your gross income for U.S. federal income tax purposes regardless of whether you receive cash distributions. You will not receive the cash related to any accrued and unpaid interest from the trust if you sell your capital securities before all deferred distributions have been brought current. Deferred distributions that are included in your gross income will increase your tax basis in the capital securities. If you sell your capital securities before all deferred distributions have been brought current, your increased tax basis will decrease the amount of any capital gain or will create a capital loss or increase the amount of any capital loss that you realize on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income.

         Possible Market Price Decline. We have no current intention of exercising our right to defer interest payments on the junior subordinated debt securities. However, if we exercise this right in the future, the market price of the capital securities is likely to be adversely affected. If you sell your capital securities during a time when distributions have been deferred, you may not receive the same return on your investment as someone else who continues to hold the capital securities.

         You Have Limited Rights Against Us

         If we default on our obligation to pay principal or interest on the junior subordinated debt securities, the trust will not have sufficient funds to make payments on the capital securities. You would not be able to rely on the guarantee for payment. Instead, if we default in the payment of the principal or interest on the junior subordinated debt securities, then you may sue us directly to enforce payment. Except as described in this prospectus, you will not be able to exercise directly any other remedy available to holders of junior subordinated debt securities. For additional information, please refer to "Description of Junior Subordinated Debt Securities - Enforcement of Rights by Holders of Capital Securities", which begins on page 74.

         We May Cause an Early Redemption of the Capital Securities in Certain Events

         At any time that certain special events occur and are continuing, we have the right to redeem the junior subordinated debt securities. Within 90 days of a redemption of the junior subordinated debt securities, the capital securities and the common securities also must be redeemed. For additional information, please refer to "Description of Capital Securities - Events That Will Cause Redemption of Capital Securities", which begins on page 55.

         We Can Liquidate the Trust and Distribute the Junior Subordinated Debt Securities to You

         We will have the right at any time to terminate the trust and cause the junior subordinated debt securities to be distributed to you. Under current United States federal income tax law, a distribution of junior subordinated debt securities would not be a taxable event to you. If, however, the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the trust, the distribution of the junior subordinated debt securities may be a taxable event to you. For additional information, please refer to a "Description of Capital Securities - Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities", which begins on page 59.

         We give no assurance about the market prices for capital securities or junior subordinated debt securities that may be distributed in exchange for capital securities if a liquidation of the trust occurs. Accordingly, the capital securities or the junior subordinated debt securities may trade at a discount to the price that you pay to purchase the capital securities. Because you may receive junior subordinated debt securities on a termination of the trust, you are also making an investment decision about the junior subordinated debt securities and should carefully review all the information regarding the junior subordinated debt securities in this prospectus.

         You Have Limited Voting Rights

         As a holder of capital securities, you will have limited voting rights. These voting rights will relate only to the modification of the capital securities, the termination of the trust, and the exercise of the trust's rights as a holder of the junior subordinated debt securities. In general, only we can replace or remove any of the trustees. We and the trustees may modify the amended and restated declaration of trust without your consent in order to ensure that the trust will not be classified as an association taxable as a corporation or to enable the trust to qualify as a grantor trust, in each case for federal income tax purposes, or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended, even if such action adversely affects your interests. You will have no voting rights on any matters submitted to a vote of our stockholders. For additional information, please refer to "Description of Capital Securities - Voting Rights of Capital Securities; Amendment of the Declaration", which begins on page 63.

         Absence of Public Market for the Capital Securities

         There is no existing market for the capital securities. We can give no assurance about the liquidity of any markets that may develop for the capital securities, your ability to sell your capital securities or at what price you will be able to sell your capital securities. Future trading prices of the capital securities will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. The underwriter has informed us that it intends to make a market in the capital securities. However, the underwriter is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the capital securities.

Risks Related To Us

         Risks of Rapid Growth

         It is our intention to expand our asset base. In particular, we hope to use the funds raised in this offering to support anticipated increases in our deposits and loans. Additional capital also would increase our legal lending limit under federal law, which in turn would allow us to compete more actively in our market area for larger loans. Our ability to manage growth successfully will depend on our ability to maintain cost controls and asset quality while attracting additional loans and deposits, as well as on factors beyond our control, such as economic conditions and interest rate trends. If we grow too quickly and are not able to control costs and maintain asset quality, growth could materially adversely affect our financial performance.

         Our Dependence on Senior Management

         Our future performance will depend largely on the contributions of a few senior executive officers of Southern Financial Bank, including Georgia S. Derrico, the Chairman and chief executive officer and R. Roderick Porter, the President, and chief operating officer. The loss of the services of one or more of those individuals could have a material adverse effect on our business and development.

         The Credit Risks of Being a Lender

         There are certain risks inherent in making all loans, including risks of interest rate changes over the time period in which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a loan backed by collateral, risks resulting from uncertainties about the future value of the collateral. Southern Financial Bank maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. We cannot assure you that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. Additions to the allowance for loan losses would result in a decrease in our net income and, possibly, our capital.

         Potential Adverse Impact of Changes in Interest Rates

         Our profitability depends to a large extent on our net interest income. Net interest income is the difference between interest income on our loans and other interest-earning assets and interest expense on our deposits and other interest-bearing liabilities. Our net interest income will tend to increase in a climate of declining interest rates. We, like most financial institution holding companies, will continue to be affected by changes in general interest rate levels and other economic factors beyond our control.

         We are Subject to Strict Regulatory Capital Requirements

         We and Southern Financial Bank are subject to regulatory capital requirements. At September 30, 1999, we and Southern Financial Bank satisfied applicable regulatory capital requirements. If we or Southern Financial Bank fell below the minimum capital requirements, bank regulatory agencies likely would take regulatory action against us or Southern Financial Bank. Such actions could prohibit principal and interest payments on the junior subordinated debt securities. We give no assurance that either we or Southern Financial Bank will continue to be able to meet our respective minimum capital requirements.

                                 USE OF PROCEEDS

         The trust will use all of the proceeds from the sale of the common securities and capital securities to purchase the junior subordinated debt securities. We intend to apply the net proceeds from the sale of the junior subordinated debt securities to our general funds to be used for general corporate purposes, including, from time to time, making advances to Southern Financial Bank to support its continued growth. Pending any such application by us, the net proceeds may be invested in interest-bearing assets.

                       SOUTHERN FINANCIAL CAPITAL TRUST I

         We formed the trust under Delaware law on December 28, 1999. Wilmington Trust Company is the Delaware trustee and the property trustee. Georgia S. Derrico and R. Roderick Porter, officers of Southern Financial Bancorp, Inc., are the administrative trustees.

         The trust exists for the exclusive purposes of:

         o issuing and selling the common securities and capital securities;

         o using the proceeds from the sale of the common securities and capital securities to purchase the junior subordinated debt securities; and

         o engaging in other activities that are related to these purposes.

         The junior subordinated debt securities will be the sole assets of the trust, and payments under the junior subordinated debt securities will be the sole revenues of the trust. All of the common securities will be owned by us. The common securities will rank equally, and payments will be made thereon pro rata, with the capital securities, except if there is a Debenture Event of Default (or an event that, with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration, our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities.

         We will acquire common securities in an aggregate liquidation amount equal to 3% of the total capital of the trust. The trust has a term of approximately 40 years, but may terminate earlier as provided in the declaration. The trust's business and affairs are conducted by its trustees, each appointed by us as holder of the common securities.

         Wilmington Trust Company, as property trustee, will act as sole indenture trustee under the declaration. Wilmington Trust Company will also act as trustee under the guarantee agreement and the indenture. The holder of the common securities, or the holders of a majority in liquidation amount of the capital securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or Delaware trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are ours exclusively. The duties and obligations of each trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, we, as obligor on the junior subordinated debt securities, will pay all fees and expenses related to the trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust. The address and telephone number of the principal executive office of the trust is c/o:
                             Southern Financial Bank
                                37 E. Main Street
                               Warrenton, VA 20186
                             Attention: David deGive
                                 (540) 349-3900

                    SELECTED HISTORICAL FINANCIAL INFORMATION

         The following consolidated summary sets forth selected financial data for Southern Financial Bancorp, Inc. and its subsidiaries for the periods and at the dates indicated. You should read the detailed information and the financial statements included elsewhere in this prospectus.

                                                                                                         Six Months
                                                                                                            Ended        Year Ended
                                     Nine Months Ended Sept 30,        Years Ended December 31,          December 31,     June 30,
                                          (unaudited)
                                        1999         1998           1998         1997        1996           1995            1995
                                     -------------------------   -------------------------------------   ---------------------------
                                                              (Dollars in thousands, except per share data)
Income Statement Data:
   Gross interest income               $  15,177    $  13,867      $  18,731    $  17,005   $  14,615      $   6,731       $  11,027
   Gross interest expense                  7,702        7,584         10,205        9,043       7,776          3,629           5,931
   Net interest income                     7,475        6,283          8,526        7,962       6,839          3,101           5,095
   Provision for possible loan
   losses                                    925          675            975          880         695            150              60
   Net interest income after provision
     for loan losses                       6,550        5,608          7,551        7,082       6,144          2,951           5,035
   Non-interest income                     2,329        1,595          2,347        1,728       1,186            514             814
   Non-interest expense                    5,683        4,469          6,155        5,582       5,907          2,316           3,716
   Income before income taxes              3,196        2,734          3,743        3,228       1,423          1,150           2,134
   Income taxes                              945          772          1,084        1,022         469            414             833
   Net income                              2,251        1,962          2,659        2,206         954            735           1,301

Per Share Data:
   Net income, basic                   $    1.40    $    1.22      $    1.66    $    1.39   $    0.61      $    0.48       $    0.85
   Net income, diluted                      1.34         1.14           1.55         1.33        0.59           0.46            0.85
   Cash dividends                           0.35         0.27           0.37         0.28        0.24           0.12            0.20
   Book value at period end                13.07        12.51          12.87        11.47       10.32          10.05            9.82
   Tangible book value at period end       12.87        12.41          12.73        11.47       10.32          10.05            9.82

Period-End Balance Sheet Data:
   Total assets                        $ 287,713    $ 251,117      $ 258,843    $ 226,598   $ 190,809      $ 164,801       $ 157,201
   Total loans (net of unearned income)  157,213      127,467        131,645      128,958     108,287        104,251          92,080
   Total deposits                        236,853      226,610        231,926      202,200     164,279        143,814         137,680
   Long-term debt                          5,000            -              -            -       2,000              -               -
   Stockholders' equity                   21,334       20,338         20,923       18,543      16,401         15,775          15,173

Performance Ratios:
   Return on average assets                1.10%        1.10%          1.09%        1.05%       0.52%          0.91%           0.90%
   Return on average stockholders'
     equity                               13.93%       13.51%         13.52%       12.70%       5.91%          9.50%           8.95%
   Average stockholders' equity to average
     total assets                          7.87%        8.11%          8.07%        8.27%       8.80%          9.58%          10.06%
   Efficiency ratio                       57.97%       56.73%         56.61%       57.61%      73.61%         64.05%          62.88%
   Net interest margin                     3.83%        3.67%          3.66%        3.92%       3.93%          3.98%           3.60%

Asset Quality Ratios:
   Net charge-offs to average loans        0.50%        0.42%          0.75%        0.29%       0.36%          0.03%           0.01%
   Allowance to period-end loans           1.42%        1.68%          1.53%        1.56%       1.37%          1.13%           1.13%
   Allowance to nonperforming loans      366.61%      406.17%        103.43%      140.97%      91.86%        201.35%        1957.41%
   Nonaccrual loans to loans               0.39%        0.41%          1.48%        1.10%       1.49%          0.56%           0.06%
   Nonperforming assets to loans and
     foreclosed properties                 1.70%        0.59%          1.54%        1.24%       1.79%          0.90%           0.47%

Capital Ratios:
   Risk-based capital ratios
     Tier 1 capital                       11.86%       14.35%         13.40%       13.90%      15.40%         14.80%        N/A
     Total capital                        13.06%       15.71%         14.80%       15.30%      16.60%         15.90%        N/A
   Leverage capital ratio                  8.13%        8.23%          8.00%        8.10%       8.70%          9.60%        N/A
   Total equity to total assets            7.42%        8.10%          8.08%        8.18%       8.60%          9.57%           9.65%

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization at September 30, 1999. This table is based on, and is qualified in its entirety by, our historical consolidated financial statements, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith.


                                                  September 30,
                                                      1999
                                             -----------------------
                                              (amounts in thousands)


Long-term debt (1)                                    $5,000
Capitalized lease obligations                              -

Stockholders' equity:
      6% cumulative convertible preferred
       stock, $.01 par value, 500,000 shares
       authorized, 13,621 shares outstanding               -

      Common stock, $.01 par value, 5,000,000
       shares authorized, 1,610,673 shares
       outstanding                                        16
       Capital in excess of par value                 15,724
       Retained earnings                               7,158
         Accumulated other comprehensive
         income (loss)                                (1,093)
         Treasury stock, at cost                        (471)
Total stockholders' equity                            21,334
Total capitalization                                 $26,334
  (1) Federal Home Loan Bank Advances

Consolidated capital ratios:
  Equity to assets                                     7.42%
  Tier I capital                                      11.86%
  Total capital                                       13.06%

                              ACCOUNTING TREATMENT

         The financial statements of the trust will be consolidated into our consolidated financial statements, with the capital securities treated as debt and shown in our consolidated balance sheet as "long term debt." The distributions payable on the capital securities will be treated as interest expense in the consolidated statements of income. Our financial statement footnotes will reflect that the sole asset of the trust will be the amount of the junior subordinated debt securities maturing on____ 15, 2030. All future reports we file under the Securities Exchange Act of 1934 will present information regarding the trust and any other similar trusts in the manner described above.


                              REGULATORY TREATMENT

         As a registered bank holding company, we are required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. We expect that the capital securities will be treated as "Tier 1 Capital" for such purposes; provided that the capital securities can only comprise 25% of our Tier 1 Capital. Based on our pro forma Tier 1 Capital at September 30, 1999, approximately $10.2 million of the capital securities would be initially included in Tier 1 Capital. To the extent that the capital securities are not included in our Tier 1 Capital, they will be included in our Tier 2 Capital.

                                    BUSINESS

General

         Southern Financial is incorporated in Virginia. On December 1, 1995, Southern Financial acquired all of the outstanding shares of Southern Financial Bank. Southern Financial Bank, formerly Southern Financial Federal Savings Bank, converted from a savings bank to a state chartered commercial bank effective December 1, 1995. The only material activity of Southern Financial is to own and control all of the capital stock of Southern Financial Bank. References to Southern Financial include the activities of Southern Financial Bank.

         Headquartered in Warrenton, Virginia, Southern Financial serves the retail and commercial financial market as a deposit and loan specialist from 17 full service offices located in Warrenton, Herndon, Middleburg, Winchester, Leesburg, Fairfax, Sterling, Woodbridge, Manassas and Fredericksburg, Virginia. Southern Financial's defined market area forms a semi-circle to the west of the metropolitan Washington, D.C. area roughly centered on Warrenton. The counties included in the defined market area where Southern Financial currently operates branches include: Loudoun, Fauquier, Fairfax, Frederick and Prince William and the cities of Fredericksburg and Winchester. Other counties in the defined market area include: Spotsylvania, Culpeper, Rappahanock, Clarke and the three counties in the West Virginia panhandle.

         The inner ring of the semi-circle that comprises Southern Financial's market area is the bedroom community for the close-in greater metropolitan Washington commercial centers that have grown up in northern Virginia in the past 30 years. As the economy of the metropolitan Washington area has diversified away from its concentration in government and government-related employment, the Dulles corridor has developed into a major center for communication and high-tech activities. In the process, Reston, Herndon, Tysons Corner and Fairfax have become important employment centers in their own right much as Stamford, Connecticut and White Plains, New York have done outside Manhattan. As a consequence, the commutable radius has pushed west out to Loudoun and Fauquier Counties and south and southwest to Stafford, Spotsylvania and Prince William Counties. The branch locations in these areas situate Southern Financial to take advantage of the rapid economic growth of these communities.

         The principal business of Southern Financial is the acquisition of deposits from the general public through its home and branch offices and use of these deposits to fund its loan and investment portfolios. Southern Financial seeks to be a full service community bank which provides a wide variety of financial services to its middle market corporate clients as well as to its retail clients. Southern Financial is an active commercial lender that often lends in conjunction with the SBA 7(a) and 504 loan programs. In addition, Southern Financial is an active residential construction lender and offers its retail clients permanent residential mortgage loan alternatives. Southern Financial also invests funds in mortgage-backed securities, securities issued by agencies of the Federal Government, obligations of counties and municipalities and corporate obligations.

         The principal sources of funds for Southern Financial's lending and investment activities are deposits, amortization and repayment of loans, proceeds from the sales of loans, prepayments from mortgage-backed securities, repayments of maturing investment securities, Federal Home Loan Bank advances and other borrowed money.

         Principal sources of revenue are interest and fees on loans and investment securities and gains from the sale of loans, as well as fee income derived from the maintenance of deposit accounts. Southern Financial's principal expenses include interest paid on deposits and advances from the Federal Home Loan Bank and other borrowings, and operating expenses.


Lending Activities

         Our lending focus and the composition of our loan portfolio have changed dramatically since June 30, 1995. The growth of our loan portfolio and the change in its composition reflects our growth strategy and the conversion of Southern Financial Bank from a savings association to a commercial bank. On June 30, 1995, residential mortgage loans represented 43% of gross loans. By September 30, 1999, residential mortgage loans had declined to 15% of gross loans. In contrast, commercial business loans and non-residential mortgage loans were 31% and 9% of gross loans at June 30, 1995. By September 30, 1999 they had grown to 54% and 20%, respectively, of gross loans.


         Today, the principal lending activity of Southern Financial is the origination of commercial mortgage and non-mortgage loans to small and medium-sized businesses, including loans through various lending programs of the SBA. Southern Financial is a Preferred Lender in the Richmond District of SBA and a Certified Lender in the Washington, D.C. District of SBA.

         Southern Financial also makes residential mortgage loans, consumer loans and construction loans.

Commercial Real Estate Lending

         At September 30, 1999, commercial real estate loans totaled $97.3 million, of which $86.0 million were permanent loans and $11.2 million were construction loans. Of Southern Financial's permanent commercial real estate loans, $44.8 million were made under the SBA 7(a) and 504 loan programs. The SBA 7(a) and 504 loan programs are economic development programs. The SBA in cooperation with banks and other lending institutions, finances the expansion of small businesses.

         The 504 loan program is used to finance long-term fixed assets, primarily real estate and large/heavy equipment. The 504 loan program is an economic development program designed to create new jobs or retain existing jobs. The credit structure of the 504 loan program gives borrowers access to 90% financing for the project. Fifty percent is provided by the financial institution (in the form of a first lien position) and 40% is provided by the certified development company (the 504 representative) with a second lien position. The borrower provides the remaining 10% of the funds required for the project. Of Southern Financial's $86.0 million in permanent commercial real estate loans at September 30, 1999, $41.6 million were 504 loans. During the nine months ended September 30, 1999, Southern Financial originated $6.3 million in loans under the 504 loan program.

         SBA 7(a) loans may be used for the purchase of real estate, construction, renovation or leasehold improvements, as well as machinery, equipment, furniture, fixtures, inventory, and in some instances, working capital and debt refinance. Start-up businesses are eligible. The SBA guarantees up to 80% of the loan balance under the 7(a) program. At September 30, 1999, Southern Financial had $3.2 million in SBA 7(a) permanent commercial real estate loans.

         Southern Financial also offers an extensive array of commercial real estate loans outside of SBA programs. These loans, which totaled $41.2 million at September 30, 1999, serve both the investor and owner occupied facility market. These loans are secured by real estate with loan-to-values averaging less than 70%.

         Southern Financial is involved in financing the construction phase of small business projects prior to the project being approved by the SBA. To a lesser extent, Southern Financial also provides commercial construction financing for projects outside of the SBA programs.

Commercial Business Lending

         In general, commercial business loans involve somewhat more credit risk than do residential mortgage loans and real estate backed commercial loans and, therefore, usually yield a higher return to Southern Financial. The increased credit risk for commercial business loans is due to the type of collateral securing these loans. The increased risk also derives from the expectation that commercial loans generally will be serviced principally from the business operations conducted, and such operations may not be successful and, hence, may lead to default on the loan. Historical trends have shown these types of loans to have higher delinquencies than mortgage loans. Therefore, Southern Financial utilizes the SBA 7(a) loan program to reduce the inherent risk associated with this type of lending. At September 30, 1999, Southern Financial had $32.9 million in commercial business loans, which represent 20% of Southern Financial's total loans receivable. Of our $32.9 million in commercial business loans, 43.3% ($14.3 million) are SBA 7(a) loans. During the nine months ended September 30, 1999, Southern Financial originated and closed $10.0 million in loans under the SBA 7(a) loan program and sold $5.8 million on the secondary market.

Residential Lending

         Southern Financial makes fixed and adjustable rate, first mortgage loans with terms up to 30 years. It offers second mortgages in conjunction with its own first mortgages or those of other lenders. Southern Financial makes construction loans and permanent loans on individual single family residences and on other residential properties. Construction loans generally have interest rates of prime plus one to two percent and fees of one to three points, loan-to-value ratios of 80% or less based on current appraisals and terms of generally nine months or less. In the case of conventional loans, Southern Financial typically lends up to 80% of the appraised value of single-family residences. Southern Financial requires private mortgage insurance for loans exceeding 80% of the appraised value.

        Residential mortgage loans are secured by single-family homes. At September 30, 1999, loans secured by residential property, both permanent and construction, totaled $27.7 million, which represented approximately 17% of total loans receivable. Approximately 15% of the total loans receivable consisted of loans secured by permanent mortgages on one-to-four family residential property.

Consumer Lending

         Southern Financial offers various types of secured and unsecured consumer loans. These loans are offered as a convenience to its customer base since these products are not the focus of Southern Financial's lending activities. At September 30, 1999, Southern Financial had $2.4 million in consumer loans which represents 2.0% of the total loans receivable.

Income from Lending Activities

         Interest on loans, gains on sale of loans, and loan fees and service charges amounted to approximately 64% of Southern Financial's total revenue for the year ended December 31, 1998. Income from loan origination fees and other fees are sources of income which vary with the volume and type of loans and commitments made and with competitive and economic conditions.

Loan Portfolio Composition

         The following table sets forth the composition of Southern Financial's loan portfolio at the dates indicated:

                                                           At September 30,
                                               1999                                  1998
                                   -----------------------------       ----------------------------
                                     Amount            Percent           Amount           Percent
                                                        (amounts in thousands)
Mortgage:
  Residential                      $   23,933               15%        $   26,623              20%
  Nonresidential                       86,017               54%            63,799              49%
Construction:
     Residential                        3,729                2%             4,710               4%
     Nonresidential                    11,244                7%             8,189               6%
                                   -----------------------------       ----------------------------
        Total Mortgage                124,923               78%           103,321              79%
                                   -----------------------------       ----------------------------

Nonmortgage:
  Business                             32,899               20%            24,660              19%
  Consumer                              2,417                2%             2,416               2%
                                   -----------------------------       ----------------------------
        Total Nonmortgage              35,316               22%            27,076              21%
                                   -----------------------------       ----------------------------

Gross Loans                           160,239              100%           130,397             100%

Less:
    Deferred Fees                         764                                 757
    Allowance for Loan Losses           2,262                               2,173
                                   -----------                         -----------

Total Loans Receivable, Net        $  157,213                          $  127,467
                                   ===========                         ==========

                                                                   At December 31,                            At June 30,
                                       1998              1997               1996              1995               1995
                                 Amount  Percent   Amount   Percent    Amount  Percent   Amount   Percent   Amount   Percent
                                ---------------------------------------------------------------------------------------------
                                          (amounts in thousands)

Mortgage:
   Residential                 $ 26,046       19% $ 30,421       24% $ 35,033       32% $ 37,583       35% $ 40,123       43%
   Nonresidential                64,890       48%   57,160       43%   46,549       42%   36,742       35%   29,216       31%
Construction:
     Residential                  5,185        4%    6,534        5%    5,616        5%    8,516        8%    8,460        9%
     Nonresidential              11,214        8%   13,161       10%    7,510        7%   11,029       10%    5,941        6%
                               -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
         Total Mortgage         107,335       80%  107,276       82%   94,708       86%   93,870       88%   83,740       89%
                               -------- --------  -------- --------  -------- --------  -------- --------  -------- --------

Nonmortgage:
   Business                      24,773       18%   21,253       16%   12,198       11%    9,265        9%    7,601        9%
   Consumer                       2,425        2%    3,093        2%    3,294        3%    2,761        3%    2,238        2%
                               -------- --------  -------- --------  -------- --------  -------- --------  -------- --------
         Total Nonmortgage       27,198       20%   24,346       18%   15,492       14%   12,026       12%    9,839       11%
                               -------- --------  -------- --------  -------- --------  -------- --------  -------- --------

Gross Loans                     134,533      100%  131,622      100%  110,200      100%  105,896      100%   93,579      100%

Less:
   Deferred Fees                    837                627                412                455                442
   Allowance for Loan Losses      2,051              2,037              1,501              1,190              1,057
                               --------           --------           --------           --------           --------

Total Loans Receivable, Net    $131,645           $128,958           $108,287           $104,251           $ 92,080
                               ========           ========           ========           ========           ========

         The following table sets forth the scheduled maturity of selected loans as of September 30, 1999:

                                                   Over 1 Year
                                                 Through 5 Years                   Over 5 years
                           One Year          Fixed           Floating         Fixed           Floating
                           or Less            Rate             Rate            Rate             Rate            Total
                         -------------    -------------    -------------   -------------    -------------    -------------

                                                              (amounts in thousands)
Construction:
   Residential               $  3,729              -                -               -                -           $  3,729
   Nonresidential              11,244              -                -               -                -             11,244
Business                       15,837            2,952            4,116           4,450            5,544           32,899
                         -------------    -------------    -------------   -------------    -------------    -------------

       Total                 $ 30,810          $ 2,952          $ 4,116         $ 4,450          $ 5,544         $ 47,872
                         =============    =============    =============   =============    =============    =============

Loan Underwriting Policies

         Because future loan losses are so closely intertwined with its associated underwriting policy, Southern Financial has instituted what it believes is a stringent loan underwriting policy. Its underwriting guidelines are tailored for particular credit types, including lines of credit, revolving credit facilities, demand loans, term loans, equipment loans and leases, real estate loans, SBA loans, stand-by letters of credit and unsecured loans.

         More specifically, it is Southern Financial's policy to encourage all loan applicants for sound and lawful purposes, regardless of race, religion or creed. Extensions of credit will be made if the criteria of creditworthiness, likelihood of repayment and proximity to market areas served indicate that such extensions of credit will provide acceptable profitability to Southern Financial.

         Detailed loan applications are obtained to determine the borrower's ability to repay, and the more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. All property valuations are performed by independent outside appraisers who are reviewed by the Vice President of Real Estate Lending who reports his findings annually to Southern Financial's board of directors.

         It is Southern Financial's policy to retain a mortgage creating a valid lien on real estate and to obtain a title insurance policy that insures the property is free of encumbrances. Also required from the borrower is hazard insurance, and flood insurance is required if the property is in a flood plain as designated by the Department of Housing and Urban Development. Most borrowers are also required to advance funds on a monthly basis from which Southern Financial makes disbursements for items such as real estate taxes, private mortgage insurance (required when the loan to value ratio exceeds 80%) and hazard insurance.

         The aggregate amount of loans that Southern Financial may make to one borrower is limited to 15% of Southern Financial's unimpaired capital and surplus. The maximum amount of loans that Southern Financial could have made to one borrower as of September 30, 1999 was approximately $3.2 million based on 15% of its unimpaired capital and surplus. As of September 30, 1999, the largest aggregate amount of such loans by Southern Financial to any one borrower was $2.8 million.

         Interest rates charged by Southern Financial are affected primarily by competitive market factors. These factors include general economic conditions, monetary policies of the Federal Reserve Bank, legislative tax policies and government budgetary matters.

         The Credit Committee of the Board consists of three outside members of the board of directors and the Chief Executive Officer and is responsible for the qualitative review of the loan portfolio and for assuring compliance with all of the board's policies and procedures as well as all applicable state and federal laws, rules and regulations.

         Southern Financial has a standing credit committee comprised of officers, in which the members have defined lending authorities as individuals and in combination. These individual lending authorities are determined by the Chief Executive Officer and approved by the Board based on the individual's technical ability and must be agreed to by the Credit Committee. All authorities are reviewed and approved by the full board of directors.

         When a borrower fails to make a required payment, Southern Financial attempts to cause the deficiency to be cured by contacting the borrower. After 17 days, a reminder notice is sent indicating that a late charge has been levied. After 30 days delinquency, the borrower is contacted by phone and responses are documented. After 90 days, if the loan has not been brought current or an acceptable arrangement is not worked out with the borrower, Southern Financial will institute measures to remedy the default, including commencing foreclosure action with respect to mortgage loans and repossessions of collateral in the case of consumer loans.

         If foreclosure is effected, the property is sold at a public auction in which Southern Financial may participate as a bidder. If Southern Financial is the successful bidder, the acquired real estate property is then included in its real estate owned account until it is sold. Such assets are carried at the lower of cost or fair value net of estimated selling costs. To the extent there is a decline in value, that amount is charged to operating expense.

Past Due Loans and Nonperforming Assets

         The following table sets forth information regarding past due loans and nonperforming assets as of the periods indicated:

                               At September 30,                       At December 31,                   At June 30,
                               ----------------                       ---------------                   -----------
                              1999         1998         1998         1997        1996         1995         1995
                           ------------ ------------ -----------  ----------- ------------ -----------  -----------
                                                            (amounts in thousands)
Accruing Loans 90 Days
  or More Delinquent
  Residential              $       61   $         -  $         -  $        -  $         -  $      878   $      607
  Nonresidential                    -           278            -           -           28           -          196
  Business                        324           444          225           1            -           -            -
  Consumer                         11            11           11           -            -           3            2
                           -----------  ------------ ------------ ----------- ------------ -----------  -----------

     Total                        396           733          236           1           28         881          805
                           ===========  ============ ============ =========== ============ ===========  ===========

Nonperforming Loans
  Residential                     323           374          291         443          321         541            -
  Nonresidential                  294           161        1,033       1,002        1,257           -            -
  Business                          -             -          659           -           49           -           39
  Consumer                          -             -            -           -            7          50           15
                           -----------  ------------ ------------ ----------- ------------ -----------  -----------

     Subtotal                     617           535        1,983       1,445        1,634         591           54
                           -----------  ------------ ------------ ----------- ------------ -----------  -----------
Real Estate Owned
  Residential                       -           234           72         176          340         357          387
     Nonresidential             2,124             -            -           -            -           -            -
                           -----------  ------------ ------------ ----------- ------------ -----------  -----------

Total Nonperforming Assets $    2,741   $       769  $     2,055  $    1,621  $     1,974  $      948   $      441
                           ===========  ============ ============ =========== ============ =========== ============
Nonperforming Assets
  To Total Assets               0.95%         0.31%        0.91%       0.72%        1.03%       0.58%        0.28%
                           ===========  ============ ============ =========== ============ ===========  ===========

         Southern Financial's loss and delinquency experience on its residential real estate loan portfolio has been limited by a number of factors, including its underwriting standards. Whether Southern Financial's loss and delinquency experience will increase significantly depends upon the value of the real estate securing its loans, economic factors such as an increase in unemployment as well as the overall economy of the region. As a result of economic conditions and other factors beyond its control, Southern Financial's future loss and delinquency experience cannot be accurately predicted. However, management has provided an allowance for loan losses which it believes will be adequate to absorb future losses.

         At September 30, 1999, loans totaling $2.3 million were classified as potential problem loans that are not reported in the table above. The loans are subject to management attention and their classification is reviewed on a quarterly basis. At September 30, 1999, all of the potential problem loans were adequately secured in the opinion of management.

Allowance for Loan Losses

         Management evaluates the adequacy of the allowance at least quarterly. As a result of that process, loans are categorized as to doubtful, substandard and/or special mention. Each quarter the board of directors considers a review of the loans in Southern Financial's portfolio, conducts an evaluation of the credit quality and reviews the adequacy of the loan loss provision, recommending changes as may from time to time be required. In establishing the appropriate classification for specific assets, management takes into account, among other factors, the estimated value of the underlying collateral, the borrower's ability to repay, the borrower's payment history and the current delinquent status. The remaining loan portfolio is evaluated for potential loss exposure by examining the growth and composition of the portfolio, previous loss experience, current delinquency levels, industry concentration and the general economic condition.

         The allowance for loan losses represents management's estimate of an amount adequate to provide for potential losses inherent in the loan portfolio in the normal course of business. However, there are additional risks of future losses that cannot be quantified precisely or attributed to particular loans or classes of loans. Because those risks include general economic trends as well as conditions affecting individual borrowers, management's judgement of the allowance necessary is approximate. Southern Financial performs a detailed loan review, including an assessment of the adequacy of the allowance for loan losses. The allowance is also subject to regulatory examinations and determination as to the adequacy of the allowance in comparison to peer institutions identified by the regulatory agencies.

         The following table summarizes activity in Southern Financial's allowance for loan losses during the periods indicated.

                                                                                                   Six Months
                                     Nine Months Ended                    Year Ended                  Ended     Year Ended
                                        September 30,                    December 31,              December 31,   June 30,
                                      1999         1998         1998         1997         1996         1995         1995
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                   (amounts in thousands)
Allowance at Beginning of Period   $   2,051    $   2,037    $   2,037    $   1,501    $   1,190    $   1,057    $   1,008
Provision for Losses                     925          675          975          880          695          150           60
Charge-offs:
     Residential                           -         (141)        (221)         (65)          (8)           -            -
     Nonresidential                     (480)        (261)        (261)        (200)        (300)           -            -
     Business                           (427)        (142)        (492)         (77)         (38)         (16)           -
     Consumer                            (12)          (3)          (3)         (27)         (43)          (1)         (11)
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

         Total Charge-offs              (919)        (547)        (977)        (369)        (389)         (17)         (11)
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

Recoveries:
     Residential                           1            -            -           12            -            -            -
     Nonresidential                      200            -            -            -            -            -            -
     Business                              4            5           13            6            3            -            -
     Consumer                              -            3            3            7            2            -            -
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

         Total Recoveries                205            8           16           25            5            -            -
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

              Net Charge-offs           (714)        (539)        (961)        (344)        (384)         (17)         (11)
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

Allowance at End of Period         $   2,262    $   2,173    $   2,051    $   2,037    $   1,501    $   1,190    $   1,057
                                   =========    =========    =========    =========    =========    =========    =========

Loans at End of Period             $ 159,475    $ 129,640    $ 133,696    $ 130,995    $ 109,788    $ 105,441    $  93,137

Ratio of Allowance to Loans             1.42%        1.68%        1.53%        1.56%        1.37%        1.13%        1.13%

         The following table summarizes the composition of the Allowance for Loan Losses.


                                           At September 30,
                                     1999                    1998
                              Amount      Percent      Amount      Percent
                              ------      -------      ------      -------
Mortgage:                                (amounts in thousands)
    Residential               $   80        3.54%      $  105        4.85%
    Nonresidential               834       36.87%         861       39.64%
    Construction:
      Residential                 15        0.68%          19        0.88%
      Nonresidential              46        2.04%          34        1.55%
Nonmortgage:
    Business                     637       28.15%         437       20.11%
    Consumer                      33        1.45%          38        1.73%
Unallocated                      617       27.27%         679       31.24%
                              ------     -------       ------      ------
Allowance for Loan Losses     $2,262      100.00%      $2,173      100.00%
                              ======     =======       ======      ======

                                                       At December 31,                                     At June 30,
                                  1998               1997               1996               1995               1995
                            Amount    Percent   Amount   Percent   Amount   Percent   Amount   Percent   Amount   Percent
                          -----------------------------------------------------------------------------------------------
                                                            (amounts in thousands)
Mortgage:
  Residential               $   68        3%   $  140        7%   $  152       10%   $  413       35%   $   79        7%
  Nonresidential               751       37%    1,162       57%      708       47%      249       22%      188       19%
  Construction:
    Residential                 21        1%       27        1%       23        2%      123       10%      254       24%
    Nonresidential              46        2%       43        2%      131        9%      133       11%      227       21%
Nonmortgage:
  Business                     687       33%      438       22%      382       25%      219       18%      262       25%
  Consumer                      38        2%       41        2%      105        7%       53        4%       47        4%
Unallocated                    440       21%      186        9%        -        -%        -        -%         -       -%
                            ------   ------    ------   ------    ------   ------    ------   ------    ------   ------

Allowance for Loan Losses   $2,051      100%   $2,037      100%   $1,501      100%   $1,190      100%   $1,057      100%
                            ======   ======    ======   ======    ======   ======    ======   ======    ======   ======

         Southern Financial has allocated the allowance according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within each of the above categories of loans. These figures are based on gross loans. The allocation of the allowances as shown in the table above should not be interpreted as an indication that loan losses in future years will occur in the same proportions or that the allocation indicates future loan loss trends. Furthermore, the portion allocated to each loan category is not the total amount available for future losses that might occur within such categories since the total allowance is a general allowance applicable to the entire portfolio.

Investment Activities

         The following table sets forth the investment portfolio as of the periods indicated:

                                                    September 30,                December 31,
                                                 1999        1998        1998        1997        1996
                                               -------     -------     -------     -------     -------

                                                                       (amounts in thousands)

Available-for-sale securities:
   (at estimated fair value)
   FHLMC preferred stock                       $      -     $ 3,827     $ 3,808     $ 3,866     $ 4,310
   FHLMC MBS                                      7,741      12,035      11,996           -           -
   GNMA MBS                                       2,779       5,221       3,826           -           -
   FNMA MBS                                      16,892      16,359      29,671         782         903
   Collateralized mortgage obligations           26,337           -       1,527           -           -
   Commercial MBS                                23,025       2,007      18,044           -           -
   Obligations of counties and municipalities     3,625       4,780       3,234           -           -
   Corporate obligations                            946       1,017         989           -           -
      U.S. Treasury securities                      476           -           -           -           -
   U.S. Government agency obligations                 -           -         949           -           -
                                                -------     -------     -------     -------     -------

                                                $81,821     $45,246     $74,044     $ 4,648     $ 5,213
                                                =======     =======     =======     =======     =======

Held-to-maturity securities:
   (at amortized cost)
   FHLMC MBS                                    $ 3,064     $ 4,308     $ 4,091     $ 6,078     $ 7,300
   GNMA MBS                                      18,230      31,263      24,305      42,471      27,388
   FNMA MBS                                       5,249      21,448       6,780      27,075      21,982
   Collateralized mortgage obligations                -       1,387       1,015       4,203       6,547
   Obligations of counties and municipalities     1,959       1,960       1,960           -           -
   U.S. Government agency obligations                 -           -           -         642       2,000
                                                -------     -------     -------     -------     -------

                                                $28,502     $60,366     $38,151     $80,469     $65,217
                                                =======     =======     =======     =======     =======

Source of Funds

Deposits

         Deposit accounts have been the primary source of funds for use in lending, making other investments, and for other general business purposes. In addition to deposits, Southern Financial obtains funds from loan repayments, maturing investments, loan sales, cash flows generated from operations and Federal Home Loan Bank advances. Borrowings may be used as an alternative source of lower costing funds or to fund the origination of certain assets.

         The following tables show the average balances and rates (presented on a monthly average basis) for Southern Financial's deposits for the periods indicated:

  (amounts in thousands)                       September 30, 1999
                                          Average               Average
                                          Balance                Rate

Demand                                     $ 22,263              0.00%
Interest checking                            18,968              0.76%
Money market and savings                     30,419              2.72%
Certificates of deposit                     165,445              5.29%
                                          ---------

                                          $237,095


Weighted average rate                                  4.10%
                                                       ====

                                                            Year Ended December 31,
   (amounts in thousands)               1998                         1997                          1996
                             ---------------------------   --------------------------   ---------------------------
                                Average        Average        Average       Average        Average        Average
                                Balance         Rate          Balance        Rate          Balance         Rate
                             --------------   ----------   --------------  ----------   --------------   ----------
Demand                        $   16,315         0.00%       $    9,878       0.00%        $   6,658        0.00%
Interest checking                 17,479         1.22%           15,720       1.18%           14,755        1.44%
Money market and savings          25,369         3.05%           22,834       3.33%           21,066        3.37%
Certificates of deposit          155,208         5.76%          135,863       5.71%          115,672        5.63%
                             --------------                --------------               --------------

  Total                       $  214,371                     $  184,295                    $ 158,151
                             ==============                ==============               ==============

Weighted average rate                            4.63%                        4.73%                         4.70%
                                              ==========                   ==========                    ==========

         The following table sets forth by time remaining until maturity Southern Financial's certificates of deposit of $100,000 or more at September 30, 1999:


                                                        Time Deposits of
Maturity Period                                         $100,000 or More
---------------------------------------            ---------------------------

                                                      (amounts in thousands)

Three months or less                                          $ 40,859
Over three months through twelve months                          18,377
Over twelve months                                                3,574
                                                   ---------------------------

Total                                                         $ 62,810
                                                   ===========================


Borrowings

         Borrowings consist of short-term and long term advances from the Federal Home Loan Bank of Atlanta. The following table sets forth information regarding Southern Financial's borrowings for the periods indicated:


                                            Nine Months Ended                 Year Ended
                                              September 30,                   December 31,
                                             1999        1998         1998        1997        1996
                                             ----        ----         ----        ----        ----

                                                           (amounts in thousands)
Ending Balance                             $ 27,000      $    -     $  3,500    $  4,000    $  8,500
Average Balance for the Period               10,458       3,807        4,907       5,979       6,077
Maximum Month-end Balance
   During the Period                         27,000      11,000       13,500       8,500      12,000
Average Interest Rate for the Period           5.35%       5.68%        5.50%       5.59%       5.63%
Weighted Average Interest Rate at
   the End of the Period                       5.86%          -         5.15%       5.95%       6.57%


Regulation

         Set forth below is a brief description of certain laws and regulations that relate to the regulation of Southern Financial. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

General

         Southern Financial is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. As such, Southern Financial is supervised by the Board of Governors of the Federal Reserve System and is required to file reports with the Federal Reserve and provide such additional information as the Federal Reserve may require. Southern Financial is also subject to Virginia laws regarding financial institution holding companies and financial institutions, respectively, as administered by the Bureau of Financial Institutions of the State Corporation Commission of Virginia. Southern Financial is also affected by rules and regulations of the Federal Deposit Insurance Corporation ("FDIC"). Southern Financial is a member of the Federal Reserve System and the

Federal Home Loan Bank of Atlanta. The various laws and regulations administered by the regulatory agencies affect corporate practices, expansion of business, and provisions of services. Also, monetary and fiscal policies of the United States directly affect bank loans and deposits and thus may affect Southern Financial's earnings. The future impact of these policies and of the continuing regulatory changes in the financial services industry cannot be predicted.

FDIC Regulations

         The Federal Deposit Insurance Corporation Act of 1991 ("FDICIA"), which became law in December 1991, required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities. In addition, pursuant to FDICIA, each federal banking agency has promulgated regulations, specifying the levels at which a financial institution would be considered "well capitalized", "adequately capitalized", "under capitalized", "significantly under capitalized", or "critically under capitalized", and to take certain mandatory and discretionary supervisory actions based on the capital level of the institution.

         Under the Federal Reserve's regulations implementing the prompt corrective action provisions, an institution shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10% or more, has a Tier I risk-based capital ratio of 6% or more, has a leverage capital ratio of 5% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure, (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8% or more, a Tier I risk-based ratio of 4% or more and a leverage capital ratio of 4% or more (3% under certain circumstances) and does not meet the definition of "well capitalized", (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8%, a Tier I risk-based capital ratio that is less than 4% or a leverage capital ratio that is less than 4% (3% in certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6%, a Tier I risk-based capital ratio that is less than 3% or a leverage capital ratio that is less than 3% and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2%. In addition, under certain circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized). Immediately upon becoming undercapitalized, or upon failing to submit or implement a capital plan as required, an institution shall become subject to various regulatory restrictions.

         FDICIA also contained the Truth in Savings Act, which requires certain disclosures to be made in connection with deposit accounts offered to consumers. The Federal Reserve has adopted regulations implementing the provisions of the Truth in Savings Act.

         In addition, significant provisions of FDICIA required federal banking regulators to draft standards in a number of other important areas to assure bank safety and soundness, including internal controls, information systems and internal audit systems, credit underwriting, asset growth, compensation, loan documentation and interest rate exposure. FDICIA also required the regulators to establish maximum ratios of classified assets to capital, and minimum earnings sufficient to absorb losses without impairing capital. The legislation also contained other provisions which restricted the activities of state-chartered banks, amended various consumer banking laws, limited the ability of "under capitalized" banks to borrow from the Federal Reserve's discount window, and required federal banking regulators to perform annual onsite bank examinations and set standards for real estate lending.

Regulatory Capital Requirement

         All depository institutions are required to maintain minimum levels of regulatory capital. The federal bank regulatory agencies have established substantially similar risked based and leverage capital standards for financial institutions that they regulate. These regulatory agencies also may impose capital requirements in excess of these standards on a case-by-case basis for various reasons, including financial condition or actual or anticipated growth. Under the risk-based capital requirements of these regulatory agencies, Southern Financial and its bank subsidiary is required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital," which consists principally of common and certain qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder ("Tier 2 capital") consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. Based upon the applicable Federal Reserve regulations, at September 30, 1999, Southern Financial Bank was considered to be "well capitalized."

         In addition, the federal regulatory agencies have established a minimum leverage capital ratio (Tier 1 capital to tangible assets). These guidelines provide for a minimum leverage capital ratio of 3% for banks and their respective holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above that minimum. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

Deposit Insurance

         The deposits of each of Southern Financial are currently insured to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC has implemented a risk-related assessment system for deposit insurance premiums. All depository institutions have been assigned to one of nine risk assessment classifications based on certain capital and supervisory measures. Southern Financial's deposits are subject to the rates of the Savings Associations Insurance Fund ("SAIF") since Southern Financial converted to a commercial bank from a federal savings bank on December 1, 1995. Based on its current risk classifications, Southern Financial pays the minimum SAIF assessment and BIF assessment, respectively.

Federal Home Loan Bank System

         Southern Financial is a member of the Federal Home Loan Bank System, which consists of 12 district Federal Home Loan Banks with each subject to supervision and regulation by the Federal Housing Finance Board. The Federal Home Loan Banks provide a central credit facility for member institutions. Southern Financial, as a member of the Federal Home Loan Bank of Atlanta, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount equal to at least 1% of the aggregate principal amount of their unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of their advances (borrowings) from the Federal Home Loan Bank of Atlanta, whichever is greater. At December 31, 1998, Southern Financial had an investment of $1.1 million in the stock of the Federal Home Loan Bank of Atlanta and was in compliance with these requirements.

         Advances from the Federal Home Loan Bank of Atlanta are secured. Interest rates charged for advances vary depending upon maturity, the cost of funds to the Federal Home Loan Bank of Atlanta and the purpose of the borrowing. At December 31, 1998, Southern Financial had $3.5 million outstanding in borrowings from the Federal Home Loan Bank of Atlanta.

Federal Reserve System

         The Federal Reserve Board of Governors requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. Because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the earning assets of each of Southern Financial.

Competition

         Southern Financial experiences substantial competition in attracting and retaining savings deposits and in lending funds. The primary factors in competing for savings deposits are convenient office locations and rates offered. Direct competition for savings deposits comes from other commercial banks and thrift institutions. Additional significant competition for savings deposits comes from money market mutual funds and corporate and government securities which may yield more attractive interest rates than insured depository institutions are willing to pay. The primary factors in competing for loans are interest rate and loan origination fees and the range of services offered. Competition for origination of real estate loans normally comes from other commercial banks, thrift institutions, mortgage bankers, mortgage brokers and insurance companies.

Employees

         At September 30, 1999, Southern Financial employed 99 full-time equivalent persons. Management considers its relations with its employees to be good. The employees are not covered by a collective bargaining agreement.

Offices and Other Material Properties

         At December 31, 1999, Southern Financial conducted its business from its main office in Warrenton, Virginia and 16 branch offices. The following table sets forth certain information with respect to the offices of Southern Financial as of December 31, 1999:

                                                 Owned or         Lease Expiration       Date Facility
                  Office Location                 Leased                Date                Opened
                  ---------------                 ------                ----                ------
           Home Office:

           37 E. Main Street                      Leased              September            February
           Warrenton, VA                                                2003                 1989

           Branch Offices:

           362 Elden Street                       Leased                June                 April
           Herndon, VA                                                  2000                 1986

           101 W. Washington Street               Leased                June               November
           Middleburg, VA                                               2002                 1987

           33 W. Piccadilly Street                 Owned                 N/A               November
           Winchester, VA                                                                    1990

           526 E. Market Street                   Leased                June                 March
           Leesburg, VA                                                 2002                 1992

           4021 University Drive                   Owned                 N/A                 July
           Fairfax, VA                                                                       1997

           322 Lee Highway                        Leased               August               August
           Warrenton, VA                                                2001                 1994

           2545 Q-18 Centreville Road             Leased              September              April
           Herndon, VA                                                  2001                 1995


                                      -31-

                                                 Owned or         Lease Expiration       Date Facility
                  Office Location                 Leased                Date                Opened
                  ---------------                 ------                ----                ------

           13542 Minnieville Road                 Leased              December               April
           Woodbridge, VA                                               2003                 1995

           1095 Millwood Pike                      Owned                 N/A                 July
           Winchester, VA                                                                    1996

           46910 Community Plaza                  Leased                 May                 April
           Sterling, VA                                                 2008                 1998

           2062 Plank Road                        Leased              September             January
           Fredericksburg, VA                                           2016                 1999

           10175 Hastings Drive                   Leased              September              March
           Manassas, VA                                                 2004                 1999

          8414 Lee Highway                         Owned                 N/A                October
          Merrifield, VA 22033                                                                1990

          527 Maple Avenue                         Leased              February              March
          Vienna, VA 22180                                               2005                 1995

          9720 Lee Highway                         Leased                June                 July
          Fairfax, VA 22031                                              2006                 1996

          7857 Heritage Drive                      Leased               April                 May
          Annandale, VA                                                  2008                 1998

Legal Proceedings

         Southern Financial is not a party to, nor is any of their property the subject of, any material pending legal proceedings incidental to its business other than those arising in the ordinary course of business. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management, any such liability will not have a material adverse effect on the consolidated financial position or results of operations of Southern Financial.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

         Southern Financial's net income was $2.3 million for the nine months ended September 30, 1999, compared to $2.0 million for the nine months ended September 30, 1998, an increase of $289,000, or 14.7%. Diluted earnings per share were $1.34 and $1.14 for the nine months ended September 30, 1999 and 1998, respectively. The weighted average number of diluted shares of common stock outstanding were 1,684,557 and 1,715,787 for the same periods in 1999 and 1998, respectively.

         Net income for the year ended December 31, 1998, was a record $2.7 million ($1.55 diluted earnings per share), an increase of 21% over earnings of $2.2 million ($1.33 diluted earnings per share) for the year ended December 31, 1997. Total assets increased 14% to $258.8 million at December 31, 1998, from $226.6 million at December 31, 1997. Total loans outstanding and loans held for sale increased to $132.2 million from $130.4 million at December 31, 1997. Investment securities rose from $85.2 million at December 31, 1997, to $112.6 million at

December 31, 1998, an increase of 32%. Deposits increased 15%, rising to $231.9 million at December 31, 1998, from $202.2 million at December 31, 1997. Since December 31, 1997, the number of deposit accounts has increased from 22,319 to 23,382, or 5%.

         Balance sheet. Total assets of Southern Financial at September 30, 1999 were $287.7 million, an increase of $28.9 million, or 11.2%, from total assets of $258.8 million at December 31, 1998. Total liabilities increased by $28.5 million, or 12%, to $266.4 million at September 30, 1999 from $237.9 million at December 31, 1998. The growth in total assets resulted primarily from an increase of $25.6 million in loans receivable from December 31, 1998 to September 30, 1999.

         Total assets were $258.8 million at December 31, 1998, an increase of $32.2 million, or 14.2%, from $226.6 million at December 31, 1997. This growth was due to an increase in investment securities of $27.4 million, or 32.2%, to $112.6 million at December 31, 1998 from $85.2 million at December 31, 1997, and an increase in loans receivable of $2.7 million, or 2.1%, to $131.6 million at December 31, 1998 from $129 million at December 31, 1997. Total liabilities increased $29.9 million, or 14.4%, to $237.9 million at December 31, 1998 from $208.1 million at December 31, 1997.

         Loans. Total loans receivable increased by $25.6 million to $157.2 million at September 30, 1999 from $131.6 million at December 31, 1998, as new loan originations more than offset loan sales and prepayments of residential mortgage loans during the period. In this period Southern Financial sold the guaranteed portion of some of the Small Business Administration (SBA) loans that it held in portfolio. These sales totaled $5.8 million. Non-residential permanent mortgage loans increased by $21.1 million to $86 million at September 30, 1999, from $64.9 million at December 31, 1998. Non-mortgage business loans increased $8.1 million to $32.9 million at September 30, 1999, from $24.8 million at December 31, 1998. Residential construction loans decreased $1.5 million from $5.2 million at December 31, 1998, to $3.7 million at September 30, 1999. Residential permanent mortgage loans decreased $2.1 million from $26 million at December 31, 1998, to $23.9 million at September 30, 1999.

         Loans receivable, net of deferred fees and allowance for losses, were $131.6 million at December 31, 1998, an increase of $2.7 million, or 2.1%, from $128.9 million at December 31, 1997. During the year ended December 31, 1998, Southern Financial continued to emphasize loan originations connected with various lending programs of the SBA. In addition, Southern Financial sold for the first time the guaranteed portion of some of its SBA loans. These sales totaled $8.2 million. Also during 1998, new mortgage loan originations did not fully offset sales and prepayments of residential mortgage loans. As a result, the growth in the loan portfolio occurred in non-mortgage business loans, which increased by $3.5 million, and in loans secured by nonresidential property, which increased by $7.7 million, or 13.5% over 1997. Residential mortgage loans decreased from $30.4 million at December 31, 1997 to $26.0 million at December 31, 1998, a decrease of $4.4 million. The weighted average interest rate on total loans receivable decreased to 9.01% at December 31, 1998 from 9.37% at December 31, 1997.

         Investment securities. Investment securities available-for-sale increased from $74.4 million at December 31, 1998, to $81.8 million at September 30, 1999. There were purchases of $33.5 million of investment securities, all of which were designated as available-for-sale. There were repayments and amortization of $17.7 million of investment securities available-for-sale during the period. There were sales of $5.4 million of investment securities available-for-sale during the nine months ended September 30, 1999.

         Investment securities held-to-maturity decreased by $9.6 million to $28.5 million at September 30, 1999, from $38.1 million at December 31, 1998. This decrease resulted from repayments and amortization during the period.

         The portfolio of investment securities at December 31, 1998 consisted of $38.2 million in securities classified as held-to-maturity and $74.4 million classified as available-for-sale. The portfolio of securities held-to-maturity consisted of FNMA, GNMA and FHLMC mortgage-backed securities, collateralized mortgage obligations, and obligations of counties and municipalities. The investment securities classified as available-for-sale consisted of FNMA, GNMA, and FHLMC mortgage-backed securities, collateralized mortgage obligations, commercial mortgage-backed securities, obligations of counties and municipalities, corporate debt securities, and obligations of government-sponsored agencies. Southern Financial reclassified $18.2 million of investment securities from held-to-maturity to available-for-sale on October 1, 1998, in connection with the adoption of SFAS 133.

         Liabilities. The increase in total assets was funded by an increase of $23.5 million in advances from the Federal Home Loan Bank of Atlanta. Customer deposits increased $4.9 million, or 2.1%, to $236.8 million at September 30, 1999 from $231.9 million at December 31, 1998. Deposits at December 31, 1998 were $231.9 million, an increase of $29.7 million, or 14.7%, over deposits of $202.2 million at December 31, 1997. The weighted average interest rate for all accounts decreased to 4.18% at December 31, 1998 from 4.79% at December 31, 1997. The increase in deposits reflects the April 1998 opening of a new branch in Sterling, as well as growth in Southern Financial's customer base at all branches.

         Advances from the Federal Home Loan Bank of Atlanta totaled $3.5 million at December 31, 1998, a decrease of $.5 million from $4.0 million at December 31, 1997.

Results of Operations

         The operating results of Southern Financial depend primarily on its net interest income, which is the difference between interest and dividend income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities such as deposits and borrowings. Operating results are also affected by the level of its noninterest income, including income or loss from the sale of loans and fees and service charges on deposit accounts, and by the level of its operating expenses, including compensation, premises and equipment, deposit insurance assessments and income taxes. The following tables provide information regarding changes in interest income and interest expense, as well as the underlying components of interest-earning assets and interest-bearing liabilities.

         The following table presents, for periods indicated, average balances of and weighted average yields on interest-earning assets and average balances of and weighted average effective rates paid on interest-bearing liabilities. Calculations have been made utilizing month-end average balances for loans and investment securities and daily average balances for borrowings and deposits, and the effect of the interest rate swaps entered into during the nine months ended September 30, 1999 is reflected in the average rate on deposits. Loan balances do not include non-accrual loans. See additional details regarding the interest rate swaps under the discussion of Southern Financial's quantitative and qualitative disclosures about market risk.

                                               Nine Months Ended September 30,
                                        1999                        1998
                                ------------------------------------------------
                                 Average     Average        Average    Average
                                 Balance    Yield/Rate      Balance   Yield/Rate
                                -----------------------    ---------------------
                                                  ($ in thousands)
Interest-earning assets
  Loans receivable              $143,165        9.13%       $127,689      9.72%
  Investment securities          116,839        6.13%        100,569      6.08%
                                --------       -----        --------     -----
    Total interest-earning
         assets                 $260,004        7.78%        228,258      8.12%
                                --------       -----        --------     -----
Interest-bearing liabilities
  Deposits                       237,095        4.10%        210,253      4.72%
  Borrowings                      10,458        5.35%          3,807      5.68%
                                --------       -----        --------     -----
    Total interest-bearing
         liabilities            $247,553        4.15%        214,060      4.74%
                                --------       -----        --------     -----
Average dollar difference
between interest-earning assets
and interest-bearing
         liabilities            $ 12,451                      14,198
                                ========                    ========
Interest rate spread                            3.63%                     3.38%
                                               =====                     =====
Interest margin                                 3.83%                     3.67%
                                               =====                     =====

Average Balances, Yields and Rates
(in thousands)

                                             Year ended                Year ended                 Year ended
                                            December 31                December 31               December 31
                                                1998                      1997                       1996
                                       ----------------------------------------------------------------------------
                                         Average    Average         Average    Average       Average    Average
                                         balance   yield/rate       balance   yield/rate     balance   yield/rate
                                       -------------------------------------------------    -----------------------
Interest-earning assets
   Loans receivable                       $128,602      9.61 %     $118,809      9.74 %     $ 106,254      9.70 %
   Investments                             105,072      6.06 %       83,900      6.48 %        67,910      6.35 %
                                       ------------------------------------------------------------------------
     Total interest-earning assets        $233,674      8.02 %      202,709      8.39 %     $ 174,164      8.39 %
                                       -------------------------------------------------------------------------
Interest-bearing liabilities
   Deposits                                214,370      4.63 %      184,296      4.73 %     $ 158,151      4.70 %
   Borrowings                                4,907      5.50 %        5,979      5.59 %         6,077      5.63 %
                                       ------------------------------------------------------------------------
     Total interest-bearing liabilities   $219,277      4.65 %     $190,275      4.76 %     $ 164,228      4.73 %
                                       -------------------------------------------------------------------------
Average dollar difference
between interest-earning assets
and interest-bearing liabilities          $ 14,397                 $ 12,434                  $ 9,936
                                       ============             ============               ===========
Interest rate spread                                    3.37 %                   3.63 %                    3.66 %
                                                   ==========               ==========                ==========
Interest margin                                         3.66 %                   3.92 %                    3.93 %
                                                   ==========               ==========                ==========

         The following table presents information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to changes in volume (changes in volume multiplied by old rate) and changes in rate (changes in rate multiplied by old volume). The dollar changes in interest income and interest expense attributable to changes in rate/volume (change in rate multiplied by change in volume) have been allocated between rate and volume variances based on the percentage relationship of such variances to each other. The effect of the interest rate swaps entered into during the nine months ended September 30, 1999 is reflected in interest expense on deposits.


                                                   Nine Months Ended
                                                   September 30, 1999
                                             Compared to Nine Months Ended
                                                   September 30, 1998
                                       -----------------------------------------
                                        Volume          Rate             Total
                                       --------       --------          --------
                                                     ($ in thousands)
Interest income
    Loans receivable                   $  1,102        $  (578)          $  524
    Investment securities                   748             38              786
                                       --------       --------          --------
        Total interest income             1,850           (540)           1,310
                                       --------       --------          --------
Interest expense
    Deposits                                891         (1,033)            (142)
    Borrowings                              271            (11)             260
                                       --------       --------          --------
        Total interest expense            1,162         (1,044)             118
                                       --------       --------          --------
Net interest income                     $   688       $    504          $ 1,192
                                       ========       ========          ========

Rate /Volume Analysis
(in thousands)

                                  Year ended December 31, 1998                                Year ended December 31, 1997
                                            compared                                                    compared
                                 to year ended December 31, 1997                             to year ended December 31, 1996
                                ---------------------------------------------------------------------------------------------------
                                   Volume              Rate             Total          Volume              Rate             Total
                                ---------------------------------------------------------------------------------------------------
Interest income
    Loans Receivable               $   954           $  (156)          $   798         $ 1,218           $    42           $ 1,260
    Investments                      1,299              (371)              928           1,035                95             1,130
                                ---------------------------------------------------------------------------------------------------
        Total interest income        2,253              (527)            1,726           2,253               137             2,390
                                ---------------------------------------------------------------------------------------------------
Interest expense
    Deposits                         1,411              (186)            1,225           1,229                47             1,276
    Borrowings                         (59)               (5)              (64)             (6)               (2)               (8)
                                ---------------------------------------------------------------------------------------------------
        Total interest expense       1,352              (191)            1,161           1,223                45             1,268
                                ---------------------------------------------------------------------------------------------------
Net interest income                $   901           $  (336)          $   565         $ 1,030           $    92           $ 1,122
                                ---------------------------------------------------------------------------------------------------

             Comparison of the Nine Months Ended September 30, 1999
                  With the Nine Months Ended September 30, 1998

   General. Southern Financial's net income was $2.3 million for the nine months ended September 30, 1999, compared to $2 million for the nine months ended September 30, 1998, an increase of $289 thousand, or 14.7%. Diluted earnings per share were $1.34 and $1.14 for the nine months ended September 30, 1999 and 1998, respectively. The weighted average number of diluted shares of common stock outstanding were 1,684,557 and 1,715,787 for the same periods in 1999 and 1998, respectively.

   Net interest income. Net interest income before provision for loan losses for the nine months ended September 30, 1999 was $7.5 million, an increase of $1.2 million, or 19%, from $6.3 million for the nine months ended September 30, 1998. The increase resulted primarily from growth in average interest-earning assets, as well as an increase in interest margin. Total interest-earning assets in the nine months ended September 30, 1999 averaged $260 million as compared to $228.3 million for the same period in 1998. For the nine months ended September 30, 1999, the interest rate spread was 3.63%, an increase of 25 basis points from 3.38% for the nine months ended September 30, 1998. The yield on interest-earning assets for the nine months ended September 30, 1999 was 7.78%, a decrease of 34 basis points from the same period last year. The cost of interest-bearing liabilities decreased by 59 basis points to 4.15% for the nine months ended September 30, 1999 from 4.74% for the nine months ended September 30, 1998.

         Total interest income. Total interest income increased by $1.3 million, or 9.5%, to $15.2 million for the nine months ended September 30, 1999 from $13.9 million for the nine months ended September 30, 1998. This increase was due to an increase of $15.5 million in average loans receivable to $143.2 million for the nine months ended September 30, 1999 from $127.7 million for the nine months ended September 30, 1998, in spite of a decrease in the average yield on loans from 9.72% to 9.13% for the same periods. Average investment securities increased by $16.3 million from $100.1 million in the nine months ended September 30, 1998 to $116.8 million in the nine months ended September 30, 1999. The yield on average investment securities for the nine months ended September 30, 1999 was 6.13%, an increase of five basis points from 6.08% for the nine months ended September 30, 1998.

         Total interest expense. Total interest expense increased by $119 thousand, or 1.6%, to $7.7 million for the nine months ended September 30, 1999 from $7.6 million for the nine months ended September 30, 1998. Customer deposits averaged $237.1 million for the nine months ended September 30, 1999, up $26.8 million from $210.3 million for the nine months ended September 30, 1998. The average effective rate paid on deposits decreased by 62 basis points to 4.10% in the 1999 period from 4.72% in the 1998 period. Average borrowings were $10.5 million for the nine months ended September 30, 1999, an increase of $6.7 million from $3.8 million for the nine months ended September 30, 1998. The average effective rate paid on borrowings decreased to 5.35% for the nine months ended September 30, 1999 from 5.68% for the same period in 1998.

         Provisions for loan losses. The provision for loan losses for the nine months ended September 30, 1999 was $925 thousand, as compared to $675 thousand for the nine months ended September 30, 1998. The provision for loan losses is a current charge to earnings to increase the allowance for loan losses. Southern Financial has established the allowance for loan losses to absorb the inherent risk in lending after considering an evaluation of the loan portfolio, current economic conditions, changes in the nature and volume of lending, past loan experience and other relevant factors. The increase in the provision for loan losses reflects the growth in the portfolio of non-residential mortgage loans and business loans. It is the opinion of Southern Financial that the allowance for loan losses at September 30, 1999 remains adequate. Although Southern Financial believes that the allowance is adequate, there can be no assurances that additions to such allowance will not be necessary in future periods, which would adversely affect Southern Financial's results of operations. The allowance for loan losses at September 30, 1999 was $2.3 million, or 1.42% of total loans receivable, versus $2.05 million at December 31, 1998, which was 1.52% of total loans receivable.

         During the nine months ended September 30, 1999 charge-offs amounted to $919 thousand compared to $547 thousand during the same period last year. These charge-offs were related primarily to non-mortgage business loans and nonresidential mortgage loans. Recoveries amounted to $205 thousand during the nine months ended September 30, 1999, most of which was related to one non-residential mortgage loan that was charged off in 1996.

         Other income. Other income for the nine months ended September 30, 1999 was $2.3 million as compared to $1.6 million for the nine months ended September 30, 1998, an increase of $734 thousand, or 46%. Gain on sale of loans increased by $380 thousand from $486 thousand during the nine months ended September 30, 1998, to $866 thousand for the nine months ended September 30, 1999. This increase was primarily the result of the sale of the guaranteed portion of SBA loans on which gains have been recognized. Fee income increased $159 thousand during the nine months ended September 30, 1999, compared to the same period last year, because of more income related to both loans and deposits. Other income increased by $195 thousand during the nine months ended September 30, 1999, compared to the same period last year. This increase resulted from an increase of $65 thousand in realized gain on the sale of investment securities available-for sale and the unrealized gain on the ineffective portion of the interest rate swaps in the amount of $139 thousand.

         Other expenses. Other expense increased by $1.2 million, or 27%, to $5.7 million for the nine months ended September 30, 1999 from $4.5 million for the nine months ended September 30, 1998, primarily because of expenses related to operating three new branches that have been open since April 1998. Employee compensation and benefits increased by $749 thousand, or 35.5%, reflecting normal wage increases for existing personnel and the cost of staffing the three new branches. Expenses for premises and equipment increased by $199 thousand, or 24.6%, primarily because of the new branches. Advertising expense increased by $57 thousand, or 45.6%, primarily because Southern Financial commenced its internet banking promotion.


                 Comparison of the Year Ended December 31, 1998
                      With the Year Ended December 31, 1997

         General. Southern Financial's net income for the year ended December 31, 1998 was $2.7 million, an increase of 20.5% over net income of $2.2 million for the year ended December 31, 1997. The increase in net income was primarily due to an increase in net interest income of 7.1% and an increase of 35.8% in other income. Diluted earnings per share for the year ended December 31, 1998 was $1.55 as compared to $1.33 for the year ended December 31, 1997. The weighted average number of diluted shares of common stock outstanding were 1,713,815 for the year ended December 31, 1998 and 1,657,706 for the year ended December 31, 1997.

         Net interest income. Net interest income before provision for loan losses was $8.5 million for the year ended December 31, 1998, an increase of 7.1% over $8.0 million for the year ended December 31, 1997. This increase was due to the growth in the average level of earning assets from $202.7 million to $233.7 million. The interest rate spread decreased from 3.63% to 3.37% during the year ended December 31, 1998, and the interest margin went from 3.92% to 3.66% during the same period.

         Total interest income. Total interest income was $18.7 million for the year ended December 31, 1998, an increase of 10.2% over $17.0 million for the year ended December 31, 1997. This increase resulted from growth in interest-earning assets. Average loans receivable increased by $9.8 million and average investment securities increased by $21.2 million over 1997.

         The yield on total interest-earning assets was 8.02% for the year ended December 31, 1998, which decreased from 8.39% for 1997. For the year ended December 31, 1998, the yield on average loans receivable was 9.61%, down from 9.74% for the year ended December 31, 1997, while the yield on average investment securities decreased from 6.48% during 1997 to 6.06% for the year ended December 31, 1998.

         Total interest expense. Total interest expense for the year ended December 31, 1998 was $10.2 million, an increase of 12.8% over $9.0 million for the year ended December 31, 1997. This increase was due primarily to growth in the average balance of deposits, which were $214.4 million for the year ended December 31, 1998 compared to $184.3 million for the prior year. The average effective rate paid on interest-bearing liabilities was 4.65% for the year ended December 31, 1998, a decrease of 11 basis points from 4.76% for the year ended December 31, 1997.

          Provision for loan losses. The provision for loan losses amounted to $975 thousand for the year ended December 31, 1998, an increase over the provision of $880 thousand for the year ended December 31, 1997. The provision for loan losses is a current charge to earnings to increase the allowance for loan losses. Southern Financial has established the allowance for loan losses to absorb the inherent risk in lending after considering an evaluation of the loan portfolio, current economic conditions, changes in the nature and volume of lending and past loan experience. During the year ended December 31, 1998, Southern Financial's volume of nonresidential mortgages and commercial loans increased. These loans tend to carry a higher risk classification. The increase in the provision for loan losses reflects the growth in the portfolio as well as the change in the type of loans. Southern Financial's opinion is that the allowance for loan losses at December 31, 1998 remains adequate. Although Southern Financial believes that the allowance is adequate, there can be no assurances that additions to such allowance will not be necessary in future periods, which would adversely affect Southern Financial's results of operations. The allowance for loan losses at December 31, 1998 was $2.1 million, or 1.52% of total loans receivable compared to $2.0 million, or 1.55% at December 31, 1997.

         Other income. Other income totaled $2.3 million for the year ended December 31, 1998, an increase of 35.8%, from $1.7 million for the year ended December 31, 1997. The increase was attributable to gain on sale of loans, which increased by $605 thousand to $796 thousand for the year ended December 31, 1998 from $192 thousand for the prior year. This increase was primarily the result of selling the guaranteed portion of SBA loans.

         Other expenses. Other expenses for the year ended December 31, 1998 were $6.2 million, an increase of 10.3% from $5.6 million for the year ended December 31, 1997.

         Employee compensation and benefits increased 15.4% to $2.9 million for the year ended December 31, 1998 from $2.5 million for the prior year. The increase reflects the cost of staffing the new branch opened in April 1998 and normal wage increases for existing personnel.

         Expenses for premises and equipment decreased $57 thousand during the year ended December 31, 1998 compared to the prior year. This reduction of expenses is primarily the result of moving the Fairfax branch to a location owned by Southern Financial and eliminating the rent expense.

         Advertising expense decreased 13.4% to $185 thousand for the year ended December 31, 1998 from $214 thousand for the prior year as a result of a changed marketing strategy.

         Other expenses increased 28.8% to $1.1 million for the year ended December 31, 1998 from $887 thousand for the prior year, reflecting higher miscellaneous expenses.

                 Comparison of the Year Ended December 31, 1997
                      With the Year Ended December 31, 1996

         General. Southern Financial's net income for the year ended December 31, 1997 was $2.2 million, an increase of 131.2% over net income of $954 thousand for the year ended December 31, 1996. The increase in net income was primarily due to an increase in net interest income of 16.4%, a decline of 90.0% in deposit insurance assessments, and an increase of 45.7% in other income. Diluted earnings per share for the year ended December 31, 1997 were $1.33 as compared to $0.59 for the year ended December 31, 1996. The weighted average number of diluted shares of common stock outstanding were 1,657,706 for the year ended December 31, 1997 and 1,621,958 for the year ended December 31, 1996. 1996 earnings per share data have been restated to conform with SFAS 128, "Earnings per Share."

         Net interest income. Net interest income before provision for loan losses was $8.0 million for the year ended December 31, 1997, an increase of 16.4% over $6.8 million for the year ended December 31, 1996. This increase was due to the growth in the average level of earning assets from $174.2 million to $202.7 million. The interest rate spread decreased slightly from 3.66% to 3.63% during the year ended December 31, 1997, and the interest margin went from 3.93% to 3.92% during the same period.

         Total interest income. Total interest income was $17.0 million for the year ended December 31, 1997, an increase of 16.4% over $14.6 million for the year ended December 31, 1996. This increase resulted from growth in interest-earning assets, as well as a marginal improvement in mix. Average loans receivable increased by $12.6 million and average investment securities increased by $16.0 million over 1996.

         The yield on total interest-earning assets was 8.39% for the year ended December 31, 1997, which reflected no change compared to 1996. For the year ended December 31, 1997, the yield on average loans receivable was 9.74%, up from 9.70% for the year ended December 31, 1996, while the yield on average investment securities increased from 6.35% during 1996 to 6.48% for the year ended December 31, 1997. The greater increase in lower yielding investment securities than in loans caused the overall average yield to remain flat as compared to 1996.

         Total interest expense. Total interest expense for the year ended December 31, 1997 was $9.0 million, an increase of 16.3% over $7.8 million for the year ended December 31, 1996. This increase was due primarily to growth in the average balance of deposits, which were $184.3 million for the year ended December 31, 1997 compared to $158.2 million for the prior year. The average effective rate paid on interest-bearing liabilities was 4.76% for the year ended December 31, 1997, an increase of only 3 basis points from 4.73% for the year ended December 31, 1996.

          Provision for loan losses. The provision for loan losses amounted to $880 thousand for the year ended December 31, 1997, an increase over the provision of $695 thousand for the year ended December 31, 1996. During the year ended December 31, 1997, Southern Financial's volume of nonresidential mortgages and commercial loans increased. These loans tend to carry a higher risk classification. The increase in the provision for loan losses reflects the growth in the portfolio as well as the change in the type of loans. The allowance for loan losses at December 31, 1997 was $2.0 million, or 1.55% of total loans receivable compared to $1.5 million, or 1.37% at December 31, 1996.

         Other income. Other income totaled $1.7 million for the year ended December 31, 1997, an increase of 45.7%, from $1.2 million for the year ended December 31, 1996. The increase was attributable primarily to fee income, which increased by 52.3% to $1.4 million for the year ended December 31, 1997 from $950 thousand for the prior year. Fee income, consisting primarily of transaction fees on NOW accounts, increased due to increased volume in these types of deposit accounts. Gain on sale of loans decreased 8.7% to $192 thousand for the year ended December 31, 1997 from $210 thousand for the year ended December 31, 1996, reflecting lower originations of residential loans held for sale which decreased 20.0% to $8.4 million for the year ended December 31, 1997 from $10.5 million for the year ended December 31, 1996.

         Other expenses. Other expenses for the year ended December 31, 1997 were $5.6 million, a decrease of 5.5% from $5.9 million for the year ended December 31, 1996. There were increases in most expense categories, such as employee compensation and benefits, premises and equipment, and advertising during 1997, but they were more than offset by the significant decrease in deposit insurance assessments.

         Employee compensation and benefits increased 17.9% to $2.5 million for the year ended December 31, 1997 from $2.1 million for the prior year. The increase reflects the cost of staffing the new branch opened in July 1996 for a full year, as well as increased staffing levels to accommodate growth in Southern Financial's customer base and normal wage increases for existing personnel.

         Expenses for premises and equipment increased 15.6% to $1.8 million for the year ended December 31, 1997 from $1.6 million for the year ended December 31, 1996. This increase is primarily the result of operating the Millwood branch opened in June 1996 for a full year and the cost associated with relocating the Fairfax branch during 1997. Data processing costs also increased $92 thousand because of growth in the number of accounts and transaction volumes related to customer deposits.

         Deposit insurance assessments decreased from $1.1 million for the year ended December 31, 1996 to $109 thousand for the year ended December 31, 1997. The 1996 expense reflected a one-time assessment on thrifts and banks with thrift deposits to recapitalize the Savings Association Insurance Fund. Southern Financial's one-time assessment was $830 thousand.

         Advertising expense increased 49.9% to $214 thousand for the year ended December 31, 1997 from $143 thousand for the prior year because of an increased reliance on advertising to expand Southern Financial's customer base.

         Other expenses remained relatively constant during the year ended December 31, 1997 compared to the prior year.

Asset/Liability Management

         Southern Financial, like most other banks, is engaged primarily in the business of investing funds obtained from deposits and borrowings into interest-bearing loans and investments. Consequently, Southern Financial's earnings depend to a significant extent on its net interest income, which is the difference between (i) the interest income on loans and investments and (ii) the interest expense on deposits and borrowing. Southern Financial, to the extent that its interest-bearing liabilities do not reprice or mature at the same time as its interest-bearing assets, is subject to interest rate risk and corresponding fluctuations in its net interest income. Asset/liability management policies have been employed in an effort to manage Southern Financial's interest-earning assets and interest-bearing liabilities, thereby controlling the volatility of net interest income, without having to incur unacceptable levels of credit risk.

         With respect to the residential mortgage loan portfolio, it is Southern Financial's policy to keep in portfolio those mortgage loans which have an adjustable interest rate and to sell most fixed rate mortgage loans originated into the secondary market. In addition, commercial loans generally have rates that are tied to the prime rate, the one-year CMT rate, or the three-year CMT rate. Both of these policies help control Southern Financial's exposure to rising interest rates.

         In late 1998, the Asset/Liability Management Committee elected to purchase and hold for sale fixed rate investment securities since the yield spread between fixed rate and adjustable rate securities substantially favored the former and the risk of substantial rises in interest rates was acceptably low. At year end, Southern Financial held approximately $11.6 million in 15-year fixed rate residential mortgage-backed securities, $18.2 million in fixed rate commercial mortgage-backed securities, $4.2 million in fixed rate municipal and corporate bonds, $1.5 million in fixed rate collaterized mortgage obligations, and $3.9 million in FHLMC preferred stock.

         During the first quarter of 1999, Southern Financial entered into four swap agreements, each for a notional amount of $5 million, in which Southern Financial agreed to pay a rate fixed for the period of the swap and receive 3 month LIBOR for the period of the swap. In addition, in the months of January and February 1999 Southern Financial purchased $20 million of residential and commercial CMO's. A sustained shift in interest rates could have an impact on the market value of these securities. A rise in interest rates would decrease their market value, and a decline in interest rates would increase their market value.

         As a result of entering into the swap agreements and purchasing the CMO's, Southern Financial's interest sensitivity as reported in its Form 10K for the year ended December 31, 1998 has changed. Southern Financial's interest rate sensitivity is primarily monitored by management through the use of a model which generates estimates of the change in Southern Financial's market value of portfolio equity ("MVPE") over a range of interest rate scenarios. Such analysis was prepared by a third party for Southern Financial. MVPE is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts using standard industry assumptions about estimated loan prepayment rates, reinvestment rates, and deposit decay rates. The following table sets forth an analysis of Southern Financial's interest rate risk as measured by the estimated change in MVPE resulting from instantaneous and sustained parallel shifts in the yield curve (plus or minus 300 basis points, measured in 100 basis point increments) as of September 30, 1999.

                     Sensitivity of Market Value of Portfolio Equity
                                  (amounts in thousands)

   Change in       Market Value of Portfolio Equity              Market Value of
 Interest Rates    Amount     $ Change     % Change       Portfolio Equity as a % of
In Basis Points               From Base      From              Total     Portfolio
  (Rate Shock)                               Base             Assets       Equity
                                                                         Book Value
Up 300                22,785     (6,519)      -21.52%           7.42%      107.09%
Up 200                25,119     (4,185)      -13.82%           8.73%      118.34%
Up 100                27,369     (1,935)       -6.39%           9.52%      128.43%
Base                  29,304          -         0.00%          10.19%      138.05%
Down 100              31,135      1,831         2.81%          10.83%      146.68%
Down 200              32,731      3,427        11.32%          11.38%      154.20%
Down 300              34,892      5,588        18.45%          12.13%      164.38%


         Southern Financial's interest rate sensitivity is also monitored by management through the use of a model that generates estimates of the change in the adjusted net interest income over a range of interest rate scenarios. Such analysis was also prepared by a third party for Southern Financial as of September 30, 1999. Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities including the effect of the interest rate swaps. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them. In this regard, the model assumes that the composition of Southern Financial's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities.

                       Sensitivity of Net Interest Income
                             (amounts in thousands)

   Change in          Adjusted Net
 Interest Rates      Interest Income                   Net Interest Margin
In Basis Points               % Change                             % Change
  (Rate Shock)     Amount     From Base                Percent    From Base

Up 300               8,837     -9.10%                   3.07%       -9.17%
Up 200               9,249     -4.87%                   3.22%       -4.73%
Up 100               9,616     -1.09%                   3.34%       -1.18%
Base                 9,722      0.00%                   3.38%        0.00%
Down 100             9,821      1.02%                   3.41%        0.89%
Down 200             9,986      2.72%                   3.47%        2.66%
Down 300            10,273      5.67%                   3.57%        5.62%


         Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in MVPE and in Sensitivity of Net Interest Income require certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. Accordingly, although the MVPE table and Sensitivity of Net Interest Income table provide an indication of Southern Financial's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on Southern Financial's worth and net interest income.

Liquidity and Capital Resources

         Southern Financial's primary sources of funds are deposits, loan repayments, proceeds from the sale of loans and investment securities, repayments and maturities of investment securities, and borrowings from the Federal Home Loan Bank of Atlanta under a credit availability in the amount of $45 million. At September 30, 1999, Southern Financial had $9.4 million of unfunded lines of credit and undisbursed construction loan funds of $5.4 million. Approved loan commitments were $14.7 million at September 30, 1999, and Southern Financial had commitments from investors to purchase loans in the amount of $520 thousand. It is anticipated that funding requirements for these commitments can be met from the normal sources of funds.

         Southern Financial is subject to regulations of the Federal Reserve Board that impose certain minimum regulatory capital requirements. Under current Federal Reserve Board regulations, these requirements are (a) leverage capital of 4.0% of adjusted average total assets; (b) tier I capital of 4% of risk-weighted assets; (c) tier I and II capital of 8% of risk-weighted assets. At September 30, 1999, Southern Financial exceeded all regulatory capital standards, which were as follows:

                                 ACTUAL CAPITAL        REQUIRED CAPITAL         EXCESS CAPITAL
                              AMOUNT        RATIO     AMOUNT        RATIO     AMOUNT       RATIO
                              -------------------     -------------------     ------------------
                                                    (Dollars in thousands)
Leverage capital             $ 22,395       8.13%   $ 11,015        4.00%    $ 11,380      4.13%
  (to average assets)
Tier 1 capital                 22,395      11.86%      7,554        4.00%      14,841      7.86%
  (to risk-weighted assets)
Tier 1 and Tier 2 capital      24,657      13.06%     15,109        8.00%       9,548      5.06%
  (to risk-weighted assets)

Impact of Inflation and Changing Prices

         The financial statements and related notes presented herein have been prepared in accordance with generally accepted accounting principles. These require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Unlike many industrial companies, substantially all of the assets and virtually all of the liabilities of Southern Financial are monetary in nature. As a result, interest rates have a more significant impact on Southern Financial's performance than the effects of general levels of inflation. Interest rates may not necessarily move in the same direction or in the same magnitude as the prices of goods and services. However, other expenses do reflect general levels of inflation.

                                   MANAGEMENT

The Board of Directors

         The Southern Financial board of directors currently is comprised of 12 members. The board of directors is divided into three classes. These directors serve for the terms of their respective classes, which expire in 2000, 2001 and 2002. The following table sets forth the composition of the board of directors.

        Class I                     Class II                    Class III
(Term Expiring in 2002)      (Term Expiring in 2000)     (Term Expiring in 2001)

Alfonso G. Finocchiaro           John C. Belotti             Fred L. Bollerer
   Virginia Jenkins               Neil J. Call              Georgia S. Derrico
   Michael P. Rucker              David de Give           John L. Marcellus, Jr.
  Robert P. Warhurst           R. Roderick Porter            Richard E. Smith
____________________

         The following paragraphs set forth certain information, as of December 1, 1999, for the 12 directors of Southern Financial. Unless otherwise indicated, each director has held his or her current position for more than five years.

                                     Class I
                             (Term Expiring in 2002)

         Alfonso G. Finocchiaro, 67, was Executive Vice President, Regional General Manager and CEO (Americas) of Banco Portugues do Atlantico from 1978 to until his retirement in 1997. Mr. Finocchiaro has served as a director of Southern Financial since April 1999.

         Virginia Jenkins, 52, is the owner of V. Jenkins Interiors and Antiques in Middleburg, Virginia. Ms. Jenkins has served as a director of Southern Financial since 1988.

         Michael P. Rucker, 59, is an executive with Caterpillar, Inc., a manufacturing company in Peoria, Illinois and serves as Chairman of the Board of George H. Rucker Realty Corp., a real estate development company in Fairfax, Virginia. Mr. Rucker has served as a director of Southern Financial since 1991.

         Robert P. Warhurst, 61, is President and co-owner of Merrifield Garden Center in Merrifield and Fairfax, Virginia. Previously he was a founding director of the former Horizon Bank of Virginia which merged to join Southern Financial Bank on October 1, 1999.

                                    Class II
                             (Term Expiring in 2000)

         John C. Belotti, 63, is President and co-owner of Bee & H Electric Company in Fairfax, Virginia. Previously he was a founding director of the former Horizon Bank of Virginia, also serving as Vice Chairman of the Board since 1998, which merged to join Southern Financial Bank on October 1, 1999.

         Neil J. Call, 66, has been Executive Vice President of MacKenzie Partners, Inc., a New York financial consulting company, since 1990. Mr. Call has served as a director of Southern Financial since 1986.

         David de Give, 56, has been Senior Vice President of Southern Financial since 1992. Mr. de Give has served as a director of Southern Financial since 1986.

         R. Roderick Porter, 54, has been President and Chief Operating Officer of Southern Financial since April 1998. From 1994 to 1998, he was President of FX Concepts, Ltd., an international money management firm in New York, New York. Mr. Porter has served as a director of Southern Financial since 1986.

                                    Class III
                             (Term Expiring in 2001)

         Fred L. Bollerer, 57, has been President and Chief Executive Officer of the Potomac Knowledge Way Project, a not for profit leadership organization company in Herndon, Virginia, since January 1998. From 1993 to 1997, he was President and Chief Executive Officer of Riggs Bank N.A. in Washington, D.C. Mr. Bollerer has served as a director of Southern Financial since April 1999.

         Georgia S. Derrico, 55, has been Chairman of the Board and Chief Executive Officer of Southern Financial since 1986. Ms. Derrico has also served as a director of Southern Financial since 1986.

         John L. Marcellus, Jr., 77, is the retired President and Chairman of the Board of Oneida, Ltd., a silverware manufacturing company in Oneida, New York. Mr. Marcellus has served as a director of Southern Financial since 1986.

         Richard E. Smith, 74, Retired Colonel U.S. Marine Corps, is CEO and Chairman MANNA Financial Services, which he founded in 1961. Previously he was a founding director and Chairman of the Board for the former Horizon Bank of Virginia which merged to join Southern Financial on October 1, 1999. Mr. Smith, a former director with Guaranty Bank & Trust Co. and Riggs National Bank of Virginia is also owner of Reed Insurance Agency.


Board Committees

         The Asset/Liability Management Committee has authority for policy formulation and administration of Southern Financial's asset/liability management policies. The Asset/Liability Management Committee, which consists of Ms. Derrico and Messrs. Porter (Chairman), Belotti, Call, de Give, Finocchiaro and Smith reports periodically to the board on the interest sensitivity of Southern Financial, including an analysis of the duration of Southern Financial's assets, liabilities and contingent liabilities as well as the mortgage pipeline and a calculation of the duration of Southern Financial's equity. The Asset/Liability Management Committee meets quarterly. The Asset/Liability Management Committee frequently discusses policy issues by teleconference.

         The Credit Committee has authority and responsibility to oversee the prudent operation of Southern Financial's lending function, including the ongoing qualitative review of the loan portfolio. The Credit Committee, which consists of Ms. Derrico and Messrs. Call (Chairman), Bollerer and Rucker, is responsible for insuring the development and maintenance of sound credit policies and procedures and an ongoing qualitative review of the loan portfolio. The Credit Committee meets at least three times a year and frequently discusses credit issues by teleconference.

         The Audit Committee assists the board in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices of Southern Financial. The Audit Committee consists of Messrs. Call (Chairman), Bollerer, Finocchiaro and Marcellus and Ms. Jenkins and meets at least quarterly.

         The Compensation Committee reviews the performance of, and establishes the compensation for, the executive officers of Southern Financial. Southern Financial's executive compensation programs are designed to retain and reward executives based upon (i) their individual performance and ability to lead Southern Financial to achieving its goals and (ii) Southern Financial's performance. The Compensation Committee consists of Messrs. Call, Finocchiaro (Co-Chairman), Warhurst and Marcellus (Chairman) and Ms. Jenkins and meets twice a year.

Executive Officers Who Are Not Directors

         William H. Stevens, 55, joined Southern Financial in 1999 as Executive Vice President , Risk Management. From 1991 to 1999, Mr. Stevens served as a Senior Analyst in the Office of the Inspector General of The Federal Deposit Insurance Corporation. Prior to that he was an Executive Vice President at Riggs National Bank in Washington, DC where he managed the Bank's commercial real estate and single family lending activities. Before that, Mr. Stevens was President and COO of Anchor Mortgage Services and he was a Senior Vice President at Chemical Bank from 1983 to 1987.

         Jacqueline E. Fitterer, 36, joined Southern Financial in 1999 when the former Horizon Bank of Virginia was merged to join with Southern Financial. Ms. Fitterer began her career with Horizon Bank in 1990 as the manager of the loan department, promoted to Assistant Vice President/Loan Manager in 1991, promoted to Vice President/Loan Administrator in 1992 and promoted to her current position, Senior Vice President/Loan Administrator in 1997.

         David M. Goldman, 52, joined Southern Financial in 1999 when the former Horizon Bank of Virginia was merged to join with Southern Financial. Mr. Goldman began his career with Horizon Bank in 1990.

         William H. Lagos, 49, joined Southern Financial in 1986 as Vice President. In 1993, he was promoted to Senior Vice President of Operations; in 1996, he became Senior Vice President/Controller.

         Linda W. Sandridge, 46, joined Southern Financial in 1987. In 1995, she was promoted to Vice President/Commercial Lending; in 1997, she was promoted to Senior Vice President/Commercial Lending.

         Richard P. Steele, 52, joined Southern Financial in 1999 as Senior Vice President, Special Projects. From 1993 to 1999, Mr. Steele was Senior Vice President of FX Concepts, Inc., an international money management firm based in New York. Prior to that, Mr. Steele was Director of Finance, Eli Lilly and Company, Geneva from 1989 to 1993.

         Laura L. Vergot, 41, joined Southern Financial in 1989. In 1997, she was promoted to Senior Vice President/Branch Development. In 1999 she moved to Senior Vice President Systems Administration and Human Resources.

Security Ownership of Management

         The following table sets forth, based on information as of December 31, 1999, the beneficial ownership of Southern Financial common stock by each director of Southern Financial and by each person named in the "Summary Compensation Table" on page 50.

                                                Number               Percent
                                             of Shares (1)         of Class (%)
Southern Financial Directors:                -------------         ------------

  Fred L. Bollerer                              2,000                    *
  Neil J. Call                                 39,378 (2)               1.5
  David de Give                                78,589 (3)               2.9
  Georgia S. Derrico                          240,515 (4)               9.1
  Alfonso G. Finocchiaro                        3,188                    *
  Virginia Jenkins                              2,275                    *
  John L. Marcellus, Jr.                       15,808 (5)                *
  R. Roderick Porter                          240,515 (4)               9.1
  Michael P. Rucker                            80,396 (6)               3.0
  John C. Belotti                              27,300                   1.0
  Robert P. Warhurst                           14,206                    *
  Richard E. Smith                             29,000                   1.1

  All Directors and Executive Officers
   as a group (19 persons)                    580,801                  21.9
                                              -------                  ----
____________________
* Percentage of ownership will be less than one percent of the outstanding shares of Southern Financial common stock.

(1) The amounts in this column include shares of Southern Financial common stock with respect to which certain persons have the right to acquire beneficial ownership within sixty days after December 31, 1998, pursuant to Southern Financial's 1993 Stock Option and Incentive Plan, as amended:
      Mr. de Give: 46,403 shares; Ms. Derrico: 97,176 shares; Mr. Porter:
      25,000; and the directors and officers as a group: 195,381 shares.
(2) Includes 32,412 shares of Southern Financial common stock and 4,334 shares of Southern Financial convertible preferred stock.
(3) Includes 2,395 shares owned by Mr. de Give's spouse over which she has sole voting and investment power.
(4) Includes (a) 84,373 shares owned individually by Ms. Derrico over which she has sole voting and investment power and 97,176 shares that Ms. Derrico may acquire pursuant to the exercise of stock options; and (b) 23,404 shares of Southern Financial common stock and 4,039 shares of Southern Financial convertible preferred stock owned individually by Mr. Porter over which he has sole investment power. Mr. Porter holds an option to acquire 25,000 shares of common stock. Ms. Derrico and Mr. Porter disclaim beneficial ownership of each other's shares.
(5) Includes 13,427 shares of Southern Financial common stock and 2,221 shares of Southern Financial convertible preferred stock.
(6) Includes 11,627 shares of Southern Financial common stock and 991 shares of Southern Financial convertible preferred stock owned by Michael Rucker, 5,973 shares of Southern Financial common stock and 2,402 shares of convertible preferred stock owned by Derek Rucker, 8,378 shares of Southern Financial common stock owned by Lucy Jones, 5,025 shares of Southern Financial common stock owned by Susan Jones Cooper, 4,832 shares of Southern Financial common stock owned by David Dodrill and 37,755 shares of Southern Financial common stock owned by Rucker Realty Corp. and persons associated with Rucker Realty Corp. Southern Financial makes no representation as to whether any of these persons, individually or in any combination, share voting or investment power with any other or with Rucker Realty with respect to their shares.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, to the knowledge of Southern Financial and based on information as of December 31, 1999, (i) the beneficial ownership of each person who owns more than five percent of the outstanding shares of Southern Financial common stock common stock.


                                                  ------------------------------
                                                     Number           Percent
                                                  of Shares (1)     of Class (%)
                                                  -------------     ------------
Georgia S. Derrico (2),(3)                           240,515            9.1
R. Roderick Porter
2954 Burrland Lane
The Plains, Virginia  20171

Hovde Capital, L.L.C. (4)                            145,800            5.44
Financial Institution Partners II, L.P.
1629 Colonial Parkway
Inverness, Illinois  60067

__________________________
(1) Except as otherwise indicated, includes shares held directly, as well as shares held in retirement accounts or by certain family members or corporations over which the named individuals may be deemed to have voting or investment power.
(2)   Georgia S. Derrico and R. Roderick Porter are married to each other.
(3) Includes (a) 84,373 shares owned individually by Ms. Derrico over which she has sole voting and investment power and 97,176 shares that Ms. Derrico may acquire pursuant to the exercise of stock options; and (b) 23,404 shares of Southern Financial common stock and 4,039 shares of Southern Financial convertible preferred stock owned individually by Mr. Porter over which he has sole investment power. Mr. Porter holds an option to acquire 25,000 shares of Southern Financial common stock. Ms. Derrico and Mr. Porter disclaim beneficial ownership of each other's shares.
(4) Hovde Capital, L.L.C. is the General Partner of Financial Institution Partners II, L.P., which beneficially owns 145,800 shares. Hovde Capital, L.L.C. and Financial Institution Partners II, L.P. may be deemed to have shared voting and investment powers over all such shares.


Director Compensation

         Each member of the board who was not an employee of Southern Financial or any of its subsidiaries is paid (i) $500 for attendance at each board meeting and (ii) $150 for attendance at each meeting of a committee of the board of which he or she is a member. Directors are not compensated for meetings conducted by teleconference. In addition, each director is paid an annual fee of $4,000. Employee members of the board are not paid separately for their service on the board or its committees.

Executive Officer Compensation

         The following table presents information concerning the compensation of Ms. Derrico and Messrs. Porter and Lagos. This table presents compensation for services rendered in all capacities to Southern Financial by Ms. Derrico and Messrs. Porter and Lagos in 1999, 1998 and 1997.

                           Summary Compensation Table

                                                 Annual Compensation                        Long-Term Compensation
                                                 -------------------                        ----------------------

                                                                                        Securities
                                                                                        Underlying
Name and                                                             Other Annual         Options          All Other
Principal Position             Year       Salary        Bonus       Compensation(1)         (#)         Compensation(2)
------------------             ----       ------        -----       ---------------         ---         ---------------
Georgia S. Derrico             1999      $195,000     $240,000            -               10,000            $4,800
Chairman of the Board          1998       193,226      200,000            -               10,000             4,800
  and Chief Executive          1997       175,000      175,000            -               10,000             4,500
  Officer


R. Roderick Porter             1999      $175,000     $ 72,000            -               15,000            $4,800
President and Chief            1998       100,000            -            -               10,000             2,505
  Operating Officer

William H. Lagos               1999      $100,000     $ 26,000            -                5,000            $1,200
Senior Vice President          1998        91,589       25,000            -                5,000             1,200
  and Controller               1997        87,125       12,500            -                8,000             2,913

_____________________
(1) None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for the years indicated.
(2) The amounts set forth in this column constitute contributions to Southern Financial's 401k Plan.

Option Grants in Last Fiscal Year

         The following table sets forth for the year ended December 31, 1999, the grants of stock options to the executive officers named in the "Summary Compensation Table."

                  Option Grants in Year Ended December 31, 1999

                                                                                             Potential Realizable
                                                                                           Value at Assumed Annual
                                                                                             Rates of Stock Price
                                                                                               Appreciation for
                                                                                                 Option Term
                                                 Individual Grants(1)                            -----------
                           --------------------------------------------------------------
                                              Percent of
                            Number of       Total Options
                            Securities        Granted to
                            Underlying       Employees in     Exercise or
                             Options         Fiscal Year       Base Price     Expiration
Name                       Granted (#)          (%)(2)         ($/Share)         Date          5% ($)     10% ($)
----                       -----------          ------         ---------         ----          ------     -------
Georgia S. Derrico            10,000              10.87          21.00          2/2/09        342,068     544,686
R. Roderick Porter            15,000              16.30          21.00          2/2/09        513,102     817,029
William H. Lagos               5,000               5.43          21.00          2/2/09        171,034     272,343

________________________
(1) Stock options were awarded at the fair market value of the shares of Southern Financial common stock at the date of award and are exercisable after February 2, 2000.

(2) Options to purchase 92,000 shares of Southern Financial common stock were granted to Southern Financial's employees during the year ended December 31, 1999.

Option Exercises in Last Fiscal Year

         Set forth in the table below is information concerning each exercise of stock option during the fiscal year ended December 31, 1999 by each of the named executive officers and the year end value of unexercised options.

           Aggregated Option Exercises in Year Ended December 31, 1999
                        and Fiscal Year End Option Values

                                                        Number of
                                                  Securities Underlying            Value of Unexercised
                                                   Unexercised Options             In-The-Money Options
                                               at December 31, 1999 (#)(1)      at December 31, 1999 ($)(2)
                                               ---------------------------      ---------------------------
                         Shares
                        Acquired          Value
Name                  on Exercise (#)  Realized ($)    Exercisable     Unexercisable    Exercisable    Unexercisable
----                  ---------------  ------------    -----------     -------------    -----------    -------------
Georgia S. Derrico         4,840          34,848          87,176          10,000          368,786          --(3)

R. Roderick Porter           --             --            10,000          15,000            --             --(3)

William H. Lagos             --             --            21,802           5,000          35,924           --(3)

_____________________
(1)   Each of these Options relates to Southern Financial common stock.
(2) These values are based on $16.50, the closing price of Southern Financial common stock on December 31, 1999.
(3) None of unexercisable options held by the named executive officers were in-the-money as of December 31, 1999.


Employment Agreements

         Southern Financial entered into an employment agreement with Ms. Derrico in 1996 for a term of three years with automatic one-year extensions. If, during the term of the employment agreement, there is a change in control of Southern Financial and within 12 months thereafter Ms. Derrico's employment is terminated for good reason (as provided in the employment agreement) or on account of disability (as provided in the employment agreement), Ms. Derrico shall be entitled to receive severance pay equal to three times the sum of her annual base salary at its highest rate during the preceding 12 months and her highest annual bonus during the three preceding calendar years. The term "change in control" as used in Ms. Derrico's agreement shall refer generally to (i) the acquisition of 25% or more of the voting securities of Southern Financial by any "person" (within the definition of Section 13(d) of the Securities Exchange Act of 1934, as amended), (ii) the acquisition of 10% or more of the voting securities of Southern Financial by any such person if the board has made a determination that such acquisition constitutes or will constitute control of Southern Financial, (iii) the approval by Southern Financial's shareholders of an agreement to merge or consolidate with another corporation if the directors who constitute the board six months prior to such approval cease to constitute a majority during the period therefrom and ending two years after such approval, and (iv) the sale by Southern Financial of 80% or more of its assets to any such person.

         Southern Financial entered into an employment agreement with Mr. Lagos in 1997 for a term of 18 months with automatic one-year extensions. If, during the term of the employment agreement, Mr. Lagos' employment is terminated in connection with or subsequent to a change of control of Southern Financial by
(i) Southern Financial other than for cause or as a result of Mr. Lagos' death, disability or retirement, or (ii) Mr. Lagos for good reason (as provided in the employment agreement), Mr. Lagos shall be entitled to receive severance pay equal to 150% of the total cash compensation paid to him during the previous 12 months. The term "change in control" as used in his agreement shall refer generally to (i) the acquisition of 40% or more of the voting securities of Southern Financial by any "person" or "group" (within the definition of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), (ii) a change in the composition of the board to less than a majority of incumbent directors (as defined in the agreement), or (iii) the approval by Southern Financial's shareholders of either a business combination with any other person or group, other than a merger or consolidation that would result in the Southern Financial common stock outstanding immediately prior thereto representing at least 50% of the Southern Financial common stock of the surviving entity outstanding immediately thereafter, or a plan of liquidation or sale or disposition of all or substantially all of Southern Financial's assets.

Certain Relationships and Related Transactions

         Georgia S. Derrico, Chairman of the Board and Chief Executive Officer and a director of Southern Financial, and R. Roderick Porter, President and Chief Operating Officer and a director of Southern Financial, are married to each other.

                        DESCRIPTION OF CAPITAL SECURITIES

         Under the amended and restated declaration of trust (the "declaration), the trust will issue the capital securities and the common securities, which will represent beneficial ownership interests in the trust. The declaration will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). This summary of certain provisions of the capital securities, the common securities and the declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the declaration, including the definitions therein of certain terms. The form of the declaration is available upon request from the trustees.

General

         The capital securities will be limited to $12.0 million aggregate liquidation amount at any one time outstanding. The trust reserves the right to increase the aggregate liquidation amount by not more than $1.8 million. The liquidation amount for each capital security is $10.00. The capital securities will rank equally, and payments will be made thereon pro rata, with the common securities except as described under "Subordination of Common Securities" on page 60. Legal title to the junior subordinated debt securities will be held by the property trustee on behalf of the trust in trust for the benefit of the holders of the capital securities and common securities. The guarantee agreement we will execute for the benefit of the holders of the capital securities (the "guarantee agreement") will provide for the guarantee on a subordinated basis with respect to the capital securities but will not guarantee payment of distributions or amounts payable on redemption of the capital securities or on liquidation of the trust when the trust does not have funds on hand available to make such payments.

Distributions

         The capital securities represent beneficial ownership interests in the trust. Distributions on each capital security will be payable at _____% per annum of the stated liquidation amount of $10. Distributions will be payable quarterly in arrears on the 15th day of January, April, July and October of each year to the holders of the capital securities at the close of business on the business day immediately preceding such distribution date (each, a "record date"). A "business day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in Richmond, Virginia are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

         Distributions on the capital securities will be cumulative. Distributions will accumulate from the issue date. The first distribution date for the capital securities will be______ 15, 2000. The amount of distributions payable for any period will be computed on the actual number of days elapsed in a year of twelve 30-day months. If any date on which distributions are payable on the capital securities is not a business day, payment of the distributions payable on such date will be made on the next succeeding day that is a business day (and without any additional distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing a "distribution date").

         An agreement known as the junior subordinated indenture (the "indenture") sets forth our obligations with respect to the junior subordinated debt securities. It also contains the trust's rights as the holder of the junior subordinated debt securities. So long as no Debenture Event of Default has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the junior subordinated debt securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each interest deferral period. However, no interest deferral period may extend beyond the stated maturity of the junior subordinated debt securities which is _____ 15, 2030. As a consequence of any such election, quarterly distributions on the capital securities by the trust will be deferred during any such interest deferral period. Distributions to which holders of the capital securities are entitled will accumulate additional distributions thereon at ____% per annum thereof, compounded quarterly from the relevant payment date for such distributions during any interest deferral period, to the extent permitted by applicable law. The term "distributions" as used herein shall include any such additional distributions.

         During any interest deferral period, we may not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock);

         o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities we issue that rank equally with or junior in interest to the junior subordinated debt securities; or

         o make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary we own if such guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

         However, during an interest deferral period, we may:

         o        pay dividends or make distributions in our own common stock;

         o declare a dividend in connection with the implementation of a stockholders' rights plan, issue stock under any such plan in the future, or redeem or repurchase any such rights pursuant thereto;

         o        make payments under the guarantee;

         o purchase or acquire shares of our own common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or any other contractual obligation (other than a contractual obligation ranking equally with or junior to the junior subordinated debt securities);

         o make a distribution as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; or

         o purchase fractional interests in shares of our stock pursuant to the conversion or exchange provisions, of such capital stock or the security being converted or exchanged.

         Prior to the termination of any interest deferral period, we may further extend such interest deferral period. However, no interest deferral period may exceed 20 consecutive quarterly periods or extend beyond _______ 15, 2030. Upon the termination of any interest deferral period and the payment of all amounts then accrued and unpaid on the junior subordinated debt securities (together with interest thereon accrued at _____% per annum, compounded quarterly, to the extent permitted by applicable law), we may elect to begin a new interest deferral period. No interest or other amounts shall be due and payable during an interest deferral period, except at the end thereof.

         We must give the property trustee, the administrative trustees and the debenture trustee notice of our election of any such interest deferral period at least three business days prior to the earlier of the date the distributions on the capital securities would have been payable except for the election to begin such interest deferral period or the date the administrative trustees are required to give notice to any automated quotation system or to holders of such capital securities of the record date or the date such distributions are payable, but in any event not less than three business days prior to such record date. The debenture trustee shall give notice of our election to begin or extend an interest deferral period to the holders of the capital securities. There is no limitation on the number of times that we may elect to begin an interest deferral period.

         We have no current intention of exercising our right to defer payments of interest on the junior subordinated debt securities.

         The revenue of the trust available for distribution to holders of the capital securities will be limited to payments under the junior subordinated debt securities. If we do not make interest payments on the junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the capital securities. The payment of distributions (if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under "Description of Guarantee."

Events That Will Cause Redemption of Capital Securities

         Upon the repayment or redemption, in whole or in part, of the junior subordinated debt securities, whether at maturity or upon earlier redemption as provided in the indenture, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem a Like Amount (as defined below) of the common securities and capital securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "redemption price") equal to the aggregate liquidation amount of such capital securities plus accumulated but unpaid distributions thereon to the date of redemption (the "redemption date") and the related amount of the premium, if any, paid by the us upon the concurrent redemption of such junior subordinated debt securities. If less than all the junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of the junior subordinated debt securities to be repaid or redeemed on a redemption date shall be allocated to the redemption pro rata of the capital securities and the common securities.

         We have the right to redeem the junior subordinated debt securities (i) on or after____ 15, 2005, in whole at any time or in part from time to time, or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. A redemption of the junior subordinated debt securities would cause a mandatory redemption of a Like Amount of the capital securities and common securities at the redemption price.

         The redemption price, in the case of a redemption on or after ________ 15, 2005, shall equal the following prices, expressed in percentages of the liquidation amount (as defined below), together with accumulated distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning ______ 15:


                                         Year                redemption price
                                         ----                ----------------

                                         2005                ___% ($        )
                                         2006
                                         2007
                                         2008
                                         2009
                                         2010
                                         2011
                                         2012
                                         2013
                                         2014
         and at 100% on or after ____15, 2015

         The redemption price, in the case of a redemption prior to _______ 15, 2005 following a Tax Event, Investment Company Event or Capital Treatment Event, will equal for each Capital Security the Make-Whole Amount for a corresponding $10 principal amount of junior subordinated debt securities together with accumulated distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such junior subordinated debt securities and (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption of such junior subordinated debt securities on _______ 15, 2005 together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the redemption date) from the redemption date to _____15, 2005 (the "Remaining Life"), in each case discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the Treasury Rate plus (i) 2.00% if such redemption date occurs on or before April 15, 2001 or (ii) 1.25% if such redemption date occurs after April 15, 2001

         "Treasury Rate" means:

         o the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

         o if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury

                  Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

         "Like Amount" means, with respect to a redemption of common securities and capital securities, common securities and capital securities having a liquidation amount (as defined below) equal to that portion of the principal amount of junior subordinated debt securities to be contemporaneously redeemed in accordance with the Junior Subordinated indenture, allocated to the common securities and to the capital securities based upon the relative liquidation amounts of such classes. With respect to a distribution of junior subordinated debt securities to holders of common securities and capital securities in connection with a dissolution or liquidation of the trust, "Like Amount" means junior subordinated debt securities having a principal amount equal to the liquidation amount of the common securities and capital securities of the holder to whom such junior subordinated debt securities are distributed.

         "Tax Event" means the receipt by the trust of an opinion of our counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that:

         o the trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debt securities;

         o interest payable by us on the junior subordinated debt securities is not, or within 90 days of the delivery of such opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

         o the trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by the trust of an opinion of our counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

         "Capital Treatment Event" means the reasonable determination by us that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the capital securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable us.

         Payment of Additional Sums. If a Tax Event involving the payment of taxes by the trust has occurred and is continuing and the trust is the holder of all the junior subordinated debt securities, we will pay Additional Sums (as defined below), if any, on the junior subordinated debt securities.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding capital securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event.

Procedures for Redeeming Capital Securities

         Common securities and capital securities shall be redeemed, if at all, at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the junior subordinated debt securities. Redemptions of the common securities and capital securities shall be made and the redemption price shall be payable on each redemption date (as defined below) only to the extent that the trust has funds on hand available for the payment of such redemption price. See also "Subordination of Common Securities" on page 60.

         If the trust gives a notice of redemption in respect of the capital securities, then, by 12:00 noon, Richmond, Virginia time, on the date fixed for redemption (the "redemption date"), to the extent funds are available, with respect to the capital securities held in global form, the property trustee will deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. With respect to the capital securities held in certificated form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of the capital securities on the relevant record dates for the related distribution dates.

         If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the capital securities will cease, except the right of the holders of the capital securities to receive the redemption price, but without interest on such redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee, distributions on capital securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         Subject to applicable law (including, without limitation, United States federal securities laws), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender in the open market or by private agreement.

         Notice of any redemption (other than at the stated maturity of the junior subordinated debt securities) will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of common securities and capital securities at its registered address. Unless we default in payment of the redemption price on, or in the repayment of, the junior subordinated debt securities, on and after the redemption date, distributions will cease to accrue on the common securities and capital securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities

         We, as the holder of the outstanding common securities, will have the right at any time (including, without limitation, upon the occurrence of a Tax Event or Capital Treatment Event) to terminate the trust and cause a Like Amount of the junior subordinated debt securities to be distributed to the holders of the common securities and capital securities upon liquidation of the trust. Such right to terminate is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         Upon liquidation of the trust and certain other events, the junior subordinated debt securities may be distributed to holders of the capital securities. Under current United States federal income tax law, a distribution of junior subordinated debt securities upon the dissolution of the trust would not be a taxable event to holders of the capital securities. If, however, the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the trust, the distribution of the junior subordinated debt securities may constitute a taxable event to holders of capital securities.

         The trust shall automatically terminate upon the first to occur of:

         o        Our bankruptcy, dissolution or liquidation;

         o the distribution of a Like Amount of the junior subordinated debt securities to the holders of the common securities and capital securities if we have given written direction to the property trustee to terminate the trust (which direction is optional and, except as described above, wholly within our discretion);

         o redemption of all of the common securities and capital securities as described under "Events That Will Cause Redemption of Capital Securities" above;

         o        expiration of the term of the trust; and

         o the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

         If an early termination occurs as described above, unless the common securities and capital securities are redeemed, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of such common securities and capital securities a Like Amount of the junior subordinated debt securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "liquidation distribution ").

         If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the capital securities shall be paid on a pro rata basis. The holder(s) of the common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the capital securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the declaration has occurred and is continuing, the capital securities shall have a priority over the common securities with respect to any such distributions. If an early termination occurs as the result of a court order, the junior subordinated debt securities will be subject to optional redemption in whole (but not in part).

         If we elect not to redeem the junior subordinated debt securities prior to maturity and the trust is not liquidated and the junior subordinated debt securities are not distributed to holders of the common securities and capital securities, the capital securities will remain outstanding until the repayment of the junior subordinated debt securities at the stated maturity.

         On and after the liquidation date is fixed for any distribution of junior subordinated debt securities to holders of the common securities and capital securities:

         o the capital securities will no longer be deemed to be outstanding;

         o DTC or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution with respect to capital securities held by DTC or its nominee; and

         o any certificates representing capital securities not held by DTC or its nominee will be deemed to represent junior subordinated debt securities having a principal amount equal to the liquidation amount of such capital securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such capital securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon we will issue to such holder, and the debenture trustee will authenticate, a certificate representing such junior subordinated debt securities.

         There can be no assurance as to the market prices for the capital securities or the junior subordinated debt securities that may be distributed in exchange for the common securities and capital securities if a dissolution and liquidation of the trust were to occur. Accordingly, the capital securities that an investor may purchase, or the junior subordinated debt securities that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the capital securities offered hereby.

Subordination of Common Securities

         Payment of distributions on, and the redemption price of, the capital securities and common securities, as applicable, shall be made pro rata to the holders of capital securities and common securities based on the liquidation amount of the common securities and capital securities. However, if on any distribution date or redemption date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the declaration shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or prior thereto, or, in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding capital securities, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or the redemption price of, the capital securities then due and payable.

         In the case of any Event of Default under the declaration resulting from a Debenture Event of Default, we as holder of the common securities will be deemed to have waived any right to act with respect to any such Event of Default under the declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the declaration have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf as holder of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events That Are a Default Under the Declaration

         Any one of the following events constitutes an "Event of Default" under the declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         o the occurrence of a Debenture Event of Default (as described on page 73); or

         o default by the trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         o default by the trust in the payment of any redemption price of any common security or capital security when it becomes due and payable; or

         o default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in the second and third points above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" under the declaration; or

         o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days thereof.

         Within five business days after the occurrence of any Event of Default actually known to the property trustee, the property trustee shall transmit notice of such Event of Default to the holders of the capital securities, the administrative trustees and to us, unless such Event of Default shall have been cured or waived. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the declaration.

         If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the declaration has occurred and is continuing, the capital securities shall have a preference over the common securities as described above.

Removal of Trustees

         Unless a Debenture Event of Default shall have occurred and be continuing, we may remove any trustee at any time. If a Debenture Event of Default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are exclusively ours as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration.

Co-trustees and Separate Property Trustee

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust's property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the declaration. In case a Debenture Event of Default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

         Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

         The trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the declaration.

         The trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the capital securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State. However, in connection with any transaction:

         o such successor entity either must (a) expressly assume all of the obligations of the trust with respect to the capital securities or (b) substitute for the capital securities other securities having substantially the same terms as the capital securities (the "successor securities") so long as the successor securities rank the same as the capital securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         o we must appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debt securities;

         o the successor securities must be listed or traded, or any successor securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or traded, if any;

         o such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease may not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

         o such successor entity must have a purpose identical and limited to that of the trust;

         o prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we must receive an opinion from independent counsel to the trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the "Investment Company Act"); and

         o we or any permitted successor or assignee must own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

         The trust may not, however, except with the consent of holders of 100% in liquidation amount of the common securities and capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

Voting Rights of Capital Securities; Amendment of the Declaration

         Except as provided below and under "Description of Guarantee - Amendments and Assignment" and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

         The declaration may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the capital securities, to:

         o cure any ambiguity, correct or supplement any provision in the declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration, which shall not be inconsistent with the other provisions of the declaration, or

         o modify, eliminate or add to any provisions of the declaration to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any common securities and capital securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

         However, amendment made under the first point above may not adversely affect in any material respect the interests of any holder of common securities and capital securities. Any amendments of the declaration shall become effective when notice thereof is given to the holders of the common securities and capital securities.

         The declaration may otherwise be amended by the trustees and us with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding capital securities, and receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not cause the trust to be classified as an association taxable as a corporation or affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

         However, without the consent of each holder of common securities and capital securities, the declaration may not be amended to change the amount or timing of any distribution on the common securities and capital securities or otherwise adversely affect the amount of any distribution required to be made in respect of the common securities and capital securities as of a specified date or restrict the right of a holder of common securities and capital securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any junior subordinated debt securities are held by the trust, the trustees shall not:

         o direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to the junior subordinated debt securities;

         o waive any past default that is waivable under Section 5.13 of the indenture;

         o exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable or

         o consent to any amendment, modification or termination of the indenture or the junior subordinated debt securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities.

         However, where a consent under the indenture would require the consent of each holder of junior subordinated debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the capital securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of such holders. The property trustee shall notify each holder of capital securities of any notice of default with respect to the junior subordinated debt securities. In addition to obtaining the foregoing approvals of such holders of the capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as an association taxable as a corporation for United States federal income tax purposes as a result of such action and such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

         Any required approval of holders of capital securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the declaration.

         No vote or consent of the holders of capital securities will be required for the trust to redeem and cancel the capital securities in accordance with the declaration.

         Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the trustees or any affiliate of us or any trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment of Expenses and Taxes of the Trust

         In the indenture, we, as borrower, have agreed to pay all debts, expenses and other obligations of the trust (other than payments of distributions, amounts payable upon redemption and the liquidation amount of the common securities and capital securities). These expenses include costs and expenses relating to the organization of the trust, the fees and expenses of the trustees, the costs and expenses of operating the trust, costs of offering the capital securities, and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the trust might become subject. The foregoing obligations under the indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "creditor") whether or not such creditor has received notice thereof. Any creditor may enforce such obligations directly against us, and we have irrevocably waived any right or remedy to require that any such creditor take any action against the trust or any other person before proceeding against us. We have also agreed in the indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

Form, Denomination, Book-Entry Procedures and Transfer of Capital Securities

         The Depository Trust Company ("DTC") will act as securities depositary for the capital securities issued by the trust. The capital securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global capital securities certificates, representing the total aggregate number of the capital securities, will be issued to and deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a participant either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

         Purchases of capital securities under the DTC system must be made by or through participants, which will receive a credit for the capital securities on DTC's records. The ownership interest of each actual purchaser of each capital security ("beneficial owner") is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased capital securities. Transfers of ownership interests in capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in capital securities, except in the event that use of the book-entry system for capital securities is discontinued.

         DTC has no knowledge of the actual beneficial owners of any such capital securities. DTC's records reflect only the identity of the participants to whose accounts such capital securities are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a global capital security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented thereby for all purposes under the declaration and the capital securities. No beneficial owner of an interest in a global capital security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the declaration.

         DTC has advised us that it will take any action permitted to be taken by a holder of capital securities (including presentation of capital securities for exchange as described below) only at the direction of one or more participants to whose account the interests in global capital securities are credited and only in respect of such portion of the aggregate liquidation amount of capital securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default, DTC will exchange the global capital securities representing such capital securities for certificated securities, which it will distribute to its participants.

         Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices, if applicable, in respect of any capital securities held in book-entry form will be sent to Cede & Co. If less than all of such capital securities are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

         Although voting with respect to any of the capital securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         Except as provided herein, a beneficial owner of an interest in a global capital security will not be entitled to receive physical delivery of the capital securities represented thereby. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the capital securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global capital securities among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Southern Financial Bancorp, Inc., the trust nor the trustees of the trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to any of the capital securities at any time by giving notice to the trust. Under such circumstances, in the event that a successor securities depositary is not obtained, capital security certificates are required to be printed and delivered. Additionally, the trust (with our consent) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the capital securities will be printed and delivered. In each of the above circumstances, we will appoint a paying agent with respect to the capital securities.

         The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the capital securities, that they own. Consequently, the ability to transfer beneficial interests in a global capital security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of beneficial interests in the global capital securities will not be entitled to have capital securities registered in their names, will not receive or be entitled to receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders thereof under the declaration for any purpose.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

         A global capital security is exchangeable for capital securities in registered certificated form if:

         o DTC notifies the trust that it is no longer willing or able to properly discharge its responsibilities with respect to the capital securities and we are unable to locate a qualified successor, or has ceased to be a "clearing agency" registered under the Exchange Act;

         o the trust at its sole option elects to terminate the book-entry system through DTC; or

         o there shall have occurred and be continuing a Debenture Event of Default.

How Payments Will Be Made on the Capital Securities

         Distributions on capital securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC, the trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of participants and indirect participants.

         The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

         Wilmington Trust Company has informed the trust that so long as it serves as paying agent for the capital securities, it anticipates that information regarding distributions on the capital securities, including payment date, record date and redemption information, will be made available through Wilmington Trust Company at 1100 N. Market Street, Wilmington, Delaware,
Attention: Corporate Trust Administration.

Information About Registrar and Transfer Agent

         The property trustee will act as registrar and transfer agent for the capital securities.

         Registration of transfers of the capital securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer or exchange of the capital securities after they have been called for redemption.

Information About the Property Trustee

         The property trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of common securities and capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration or is unsure of the application of any provision of the declaration, and the matter is not one on which holders of the capital securities or the common securities are entitled under the declaration to vote, then the property trustee shall take such action as we direct and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the common securities and capital securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes or as other than a grantor trust for United States federal income tax purposes, and so that the junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the declaration, that we and the administrative trustees determine in our discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the common securities and capital securities.

         Holders of the common securities and capital securities have no preemptive or similar rights.

         The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         The junior subordinated debt securities are to be issued as a separate series under the indenture, as supplemented from time to time, between us and Wilmington Trust Company, as trustee (the "debenture trustee"). The indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the junior subordinated debt securities and the indenture does not purport to be complete, and where reference is made to particular provisions of the indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the indenture and those terms made a part of the indenture by the Trust Indenture Act.

General

         Concurrently with the issuance of the common securities and capital securities, the trust will invest the proceeds thereof in junior subordinated debt securities issued by us. The junior subordinated debt securities will bear interest at ___% per annum of the principal amount thereof, payable quarterly in arrears on the 15th day of January, April, July and October of each year (each, an "interest payment date"), commencing ______ 15, 2000, to the person in whose name each junior subordinated debt security is registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date. It is anticipated that, until the liquidation of the trust, each junior subordinated debt security will be held in the name of the property trustee in trust for the benefit of the holders of the common securities and capital securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof (to the extent permitted by law) at _____% per annum thereof, compounded quarterly from the relevant interest payment date. The term "interest" as used herein shall include quarterly payments, interest on quarterly interest payments not paid on the applicable interest payment date and Additional Sums, as applicable.

         The junior subordinated debt securities will be issued as a series of junior subordinated debt securities under the indenture. Unless previously redeemed or repurchased, the junior subordinated debt securities will mature on______ 15, 2030.

         The junior subordinated debt securities will be unsecured and will rank junior and be subordinate in right of payment to all senior debt. Because Southern Financial Bancorp, Inc. is a bank holding company, our right to participate in any distribution of assets of any subsidiary, including Southern Financial Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that we may be recognized as a creditor of such subsidiary. Accordingly, the junior subordinated debt securities will be subordinated to all senior debt and effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities. The indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, whether under the indenture or any existing or other indenture that we may enter into in the future or otherwise.

         The junior subordinated debt securities will rank equally with all other debentures issued under the indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all our senior debt. As a holding company, we conduct our operations principally through Southern Financial Bank and, therefore, our principal source of cash, is receipt of dividends from Southern Financial Bank. Southern Financial Bancorp, Inc. is a legal entity separate and distinct from Southern Financial Bank. Southern Financial Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, Southern Financial Bancorp, Inc. and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent Southern Financial Bancorp, Inc. and such other affiliates from borrowing from Southern Financial Bank unless the loans are secured by various types of collateral. In addition, payment of dividends to Southern Financial Bancorp, Inc. by Southern Financial Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities.

Denominations, Registration and Transfer

         The junior subordinated debt securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the common securities and capital securities. Until such time, the junior subordinated debt securities will be held in the name of the property trustee in trust for the benefit of the holders of the common securities and capital securities. Should the junior subordinated debt securities be distributed to holders of the common securities and capital securities, beneficial interests in the junior subordinated debt securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, junior subordinated debt securities in certificated form will not be issued in exchange for the global certificates.

         A global security shall be exchangeable for junior subordinated debt securities registered in the names of persons other than Cede & Co. only if:

         o DTC notifies us that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary;

         o we in our sole discretion determine that such global security shall be so exchangeable; or

         o there shall have occurred and be continuing a debenture event of default.

         Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security.

         Payments on junior subordinated debt securities represented by a global security will be made to DTC, as the depositary for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable, and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount, at the corporate office of the debenture trustee in Wilmington, Delaware, or at the offices of any paying agent or transfer agent we appoint, provided that payment of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer.

         If the junior subordinated debt securities are distributed to the holders of the common securities and capital securities upon the termination of the trust, the form, denomination, book-entry and transfer procedures with respect to the capital securities as described under "Description of Capital Securities - Form, Denomination, Book-Entry Procedures and Transfer of Capital Securities," shall apply to the junior subordinated debt securities.

How Payments Will Be Made on the Junior Subordinated Debt Securities

         Payment of principal of and any interest on junior subordinated debt securities will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made (except in the case of junior subordinated debt securities in global form), by check mailed to the address of the person entitled thereto as such address shall appear in the register for junior subordinated debt securities or by wire transfer to an account specified by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any junior subordinated debt security will be made to the person in whose name such junior subordinated debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however the we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debt securities.

         Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of or interest on any junior subordinated debt security and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us and the holder of such junior subordinated debt security shall thereafter look, as a general unsecured creditor, only to us for payment thereof.

Our Option to Defer Interest Payments

         So long as no Debenture Event of Default has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the junior subordinated debt securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each interest deferral period, provided, that no interest deferral period may extend beyond _____ 15, 2030. At the end of an interest deferral period, we must pay all interest then accrued and unpaid on the junior subordinated debt securities (together with interest thereon accrued at ____% per annum, compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law). During an interest deferral period and for so long as the junior subordinated debt securities remain outstanding, interest will continue to accrue and holders of junior subordinated debt securities (and holders of the capital securities while capital securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes.

         With certain exceptions, during any interest deferral period, we may not pay cash dividends on our capital stock or acquire shares of its capital stock. Additionally, we may not make any payment on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the junior subordinated debt securities or make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in interest to the junior subordinated debt securities.

Our Option to Redeem the Junior Subordinated Debt Securities Before Maturity

         The junior subordinated debt securities are redeemable prior to maturity at our option on or after ___ 15, 2005, in whole at any time or in part from time to time, or in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Capital Securities - Events That Will Cause Redemption of Capital Securities"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the trust to redeem the capital securities.

         The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the junior subordinated debt securities by us prior to ______ 15, 2030 would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The redemption of the junior subordinated debt securities also could be subject to the additional prior approval of the Federal Reserve under its current risk-based capital guidelines.

         The redemption price for junior subordinated debt securities in the case of a redemption on or after _____ 15, 2005 shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning April 15:

                                          Year                redemption price
                                          ----                ----------------

                                          2005                _____% ($      )
                                          2006
                                          2007
                                          2008
                                          2009
                                          2010
                                          2011
                                          2012
                                          2013
                                          2014
         and at 100% on or after _____15, 2015

         The redemption price for junior subordinated debt securities, in the case of a redemption prior to_____ 15, 2005 following a Tax Event, Investment Company Event or Capital Treatment Event as described above, will equal the Make-Whole Amount (as defined under "Description of Capital Securities - Events That Will Cause Redemption of Capital Securities"), together with accrued interest to but excluding the date fixed for redemption.

Additional Sums We Might Have to Pay to the Trust

         We have covenanted in the indenture that, if and for so long as the trust is the holder of all junior subordinated debt securities and the trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, we will pay as additional sums on the junior subordinated debt securities such amounts as may be required so that the distributions payable by the trust will not be reduced as a result of any such additional taxes, duties or other governmental charges.

Interest on the Junior Subordinated Debt Securities

         The junior subordinated debt securities shall bear interest at ______% per annum, from the original date of issuance, payable quarterly in arrears on the 15th day of January, April, July and October of each year, commencing _____ 15, 2000, to the person in whose name such junior subordinated debt security is registered, subject to certain exceptions, at the close of business on the business day next preceding, such interest payment date. The term "interest" as used herein, as such term relates to the junior subordinated debt securities, includes any compounded interest or Additional Sums or any additional distributions payable unless otherwise stated. In the event the junior subordinated debt securities are not held solely in book-entry only form, we will select relevant record dates, which shall be 15 days prior to the relevant interest payment date.

         The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

How the Indenture Can Be Amended

         From time to time we and the debenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of junior subordinated debt securities or the holders of the capital securities so long as they remain outstanding) and maintaining the qualification of the indenture under the Trust Indenture Act. The indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of outstanding junior subordinated debt securities, to modify the indenture in a manner affecting the rights of the holders of junior subordinated debt securities; provided, however, that no such modification may, without the consent of the holder of each outstanding junior subordinated debt security so affected, change the stated maturity, or reduce the principal amount of the junior subordinated debt securities, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of junior subordinated debt securities, or have certain other effects as set forth in the indenture.

         In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental indenture for the purpose of creating any other debentures.

What Is a Debenture Event of Default and What Are the Consequences?

         The indenture provides that any one or more of the following described events with respect to the junior subordinated debt securities that has occurred and is continuing constitutes a "Debenture Event of Default":

         o our failure for 30 days to pay any interest on the junior subordinated debt securities when due (subject to the deferral of any due date in the case of an interest deferral period); or

         o our failure to pay any principal on the junior subordinated debt securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

         o our failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debt securities; or

         o        our bankruptcy, insolvency or reorganization; or

         o the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of the junior subordinated debt securities to the holder of common securities and capital securities in liquidation of the trust, the redemption of all of the common securities and capital securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debt securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the debenture trustee or such holders of junior subordinated debt securities fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the capital securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the junior subordinated debt securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of junior subordinated debt securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the capital securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected thereby may, on behalf of the holders of all the junior subordinated debt securities, waive any past default, except a default in the payment of principal of or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) on the junior subordinated debt securities or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security. Should the holders of such junior subordinated debt securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the capital securities shall have such right. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the indenture.

         In case a Debenture Event of Default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debt securities.

Enforcement of Rights by Holders of Capital Securities

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of capital securities may institute a direct action against us. We may not amend the indenture to remove the foregoing right to bring a direct action against us without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments made to a holder of capital securities by us in connection with a direct action against us, we shall remain obligated to pay the principal of and interest on the junior subordinated debt securities, and we shall be subrogated to the rights of the holder of such capital securities with respect to payments on the capital securities to the extent of any payments made by us to such holder in any direct action against us.

         The holders of the capital securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the junior subordinated debt securities unless there shall have been an Event of Default under the declaration.

Consolidation, Merger, Sale of Assets and Other Transactions Involving Us

         The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

         o in case we consolidate with or merge with or into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes our obligations on the junior subordinated debt securities issued under the indenture;

         o immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing;

         o if at the time any capital securities are outstanding, such transaction is permitted under the declaration and the guarantee and does not give rise to any breach or violation of the declaration or the guarantee; and

         o certain other conditions as prescribed in the indenture are met.

         The provisions of the indenture do not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debt securities.

What Does Subordination Mean to You?

         In the indenture, we have covenanted and agreed that any junior subordinated debt securities issued thereunder shall be subordinate and junior in right of payment to all senior debt to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving us, the holders of senior debt will first be entitled to receive payment in full of principal of and interest, if any, on such senior debt before the holders of junior subordinated debt securities, or the property trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

         In the event of the acceleration of the maturity of the junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the junior subordinates debt securities will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the junior subordinated debt securities.

         If we default in the payment of any principal of or interest, if any, on any, senior debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all senior debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal or interest, if any, on the junior subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debt securities.

         "senior debt" means:

         o the principal of, and premium, if any, and interest on all our indebtedness for money borrowed, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, except indebtedness that is expressly stated to rank junior to or equally with the junior subordinated debt securities;

         o all obligations (except those that are expressly stated to rank junior to or equally with the junior subordinated debt securities) to make payment pursuant to the terms of financial instruments, such as,

                  (i) securities contracts and foreign currency exchange contracts,

                  (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and

                  (iii)    similar financial instruments;

         o indebtedness or obligations of others of the kinds described above for the payment of which we are is responsible or liable as guarantor or otherwise, and

         o        any deferrals, renewals or extensions of any such senior debt.

         However, senior debt does not include

         o any debt of ours which, when incurred and without respect to any election under Section 1111 (b) of the United States Bankruptcy Code of 1978, was without recourse to us,

         o        any debt of ours to any of our subsidiaries,

         o        debt to any of our employees,

         o debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debt securities as a result of the subordination provisions of the indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject,

         o trade accounts payable or accrued liabilities arising in the ordinary course of business and

         o        any other debt securities issued pursuant to the indenture.

         The indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt. At September 30, 1998 we had no senior debt on an unconsolidated basis. The indenture also places no limitation on the indebtedness of our subsidiaries, which rank senior in right of payment to the junior subordinated debt securities.

Governing Law

         The indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of Virginia.

Information About the Debenture Trustee

         The debenture trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

         The guarantee will be executed and delivered by us concurrently with the issuance by the trust of the common securities and capital securities for the benefit of the holders from time to time of such common securities and capital securities. Wilmington Trust Company will act as trustee (the "guarantee trustee") under the guarantee agreement. The guarantee agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the common securities and capital securities.

General

         We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the guarantee payments (as defined below) to the holders of the common securities and capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the common securities and capital securities, to the extent not paid by or on behalf of the trust (the "guarantee payments"), will be subject to the guarantee:

         o any accrued and unpaid distributions required to be paid on the common securities and capital securities, to the extent that the trust has funds on hand available therefor at such time,

         o the redemption price with respect to common securities and capital securities called for redemption, to the extent that the trust has funds on hand available therefor at such time, and

         o upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with the distribution of junior subordinated debt securities to the holders of the common securities and capital securities or the redemption of all of the capital securities) the lesser of the liquidation distribution, to the extent the trust has funds available therefor and the amount of assets of the trust remaining available for distribution to holders of the common securities and capital securities upon liquidation of the trust after satisfaction of liabilities to creditors of the trust as required by applicable law.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the common securities and capital securities or by causing the trust to pay such amounts to such holders.

         The guarantee will be an irrevocable guarantee on a subordinated basis of the trust's obligations under the common securities and capital securities, although it will apply only to the extent that the trust has funds sufficient to make such payments, and is not a guarantee of collection. If we do not make interest payments on the junior subordinated debt securities held by the trust, the trust will not be able to pay distributions on the capital securities and will not have funds legally available therefor.

         The guarantee will rank subordinate and junior in right of payment to all senior debt. As a holding company, we conduct our operations principally through Southern Financial Bank and, therefore, our principal source of cash is receipt of dividends from Southern Financial Bank. However, there are legal limitations on the source and amount of dividends that a Virginia-chartered, Federal Reserve member bank such as Southern Financial Bank is permitted to pay. A Virginia-chartered bank may pay dividends only from net undivided profits. Additionally, a dividend may not be paid if it would impair the paid-in capital of the bank. In addition, prior approval of the Federal Reserve is required if the total of all dividends declared by a member bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for the retirement of any preferred stock. At September 30, 1999, Southern Financial Bank could have paid approximately $6.5 million in dividends to us without prior Federal Reserve approval. The payment of dividends by Southern Financial Bank may also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of Southern Financial Bank, whether the payment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt of by us, including senior debt, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

         Taken together, our obligations under the guarantee, the declaration, the junior subordinated debt securities and the indenture, including our obligation to pay the costs, expenses and other liabilities of the trust (other than the trust's obligations to the holders of the common securities and capital securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the trust's obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the capital securities.

Status of the Guarantee

         The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all senior debt in the same manner as junior subordinated debt securities.

         The guarantee will rank equally with all other guarantees issued by us under the indenture. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will be held for the benefit of the holders of the common securities and capital securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the common securities and capital securities of the junior subordinated debt securities. The guarantee does not place a limitation on the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

How the Guarantee Can Be Amended or Assigned

         Except with respect to any changes that do not materially adversely affect the rights of holders of the common securities and capital securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding capital securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.

Your Rights If We Default

         An event of default under the guarantee will occur upon our failure to perform any of our payments or other obligations thereunder; provided, however, that except with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice; and provided, further, that no event of default under the guarantee shall occur unless an Event of Default under the declaration or a Debenture Event of Default shall have occurred. The holders of not less than a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         Any holder of the capital securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

         We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information About the Guarantee Trustee

         The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee and, after default with respect to the guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the common securities and capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

         The guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the common securities and capital securities, upon full payment of the amounts payable upon liquidation of the trust or upon distribution of junior subordinated debt securities to the holders of the common securities and capital securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the common securities and capital securities must restore payment of any sums paid under the common securities and capital securities or the guarantee.

Governing Law

         The guarantee will be governed by and construed in accordance with the laws of the State of Virginia.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
            THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Our Full and Unconditional Guarantee

         Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the junior subordinated debt securities, the indenture, the declaration and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the capital securities. If and to the extent that the we do not make payments on the junior subordinated debt securities, the trust will not pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of capital securities is to institute a direct action against us. Our obligations under the guarantee are subordinate and junior in right of payment to all senior debt.

Why Our Payments on the Junior Subordinated Debt Securities Will be Sufficient

         As long as payments of interest and other payments are made when due on the junior subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

         o the aggregate principal amount or redemption price of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount or redemption price, as applicable, of the common securities and capital securities;

         o the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

         o we will pay for all costs, expenses and liabilities of the trust except the trust's obligations to holders of common securities and capital securities under such common securities and capital securities; and

         o the declaration further provides that the trust will not engage in any activity that is not consistent with the limited purposes thereof.

         Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or is concurrently on the date of such payment making, any payment under the guarantee used to satisfy the related payment of indebtedness under the indenture.

Enforcement Rights of Holders of Capital Securities

         A holder of any Capital Security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

         A default or event of default under any senior debt would not constitute a default or Event of Default under the declaration. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the indenture provide that no payments may be made in respect of the junior subordinated debt securities until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on junior subordinated debt securities would constitute an Event of Default under the declaration.

The Purpose of the Trust Is Limited

         The capital securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing the capital securities and common securities, investing the proceeds of the common securities and capital securities in junior subordinated debt securities and engaging in other activities necessary or incidental thereto.

Your Rights Upon Termination of the Trust

         Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the junior subordinated debt securities, after satisfaction of the liabilities of creditors of the trust as required by applicable law, the holders of the common securities and capital securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be our subordinated creditor, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its common securities and capital securities), the positions of a holder of capital securities and a holder of junior subordinated debt securities relative to our other creditors and to stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of capital securities. Unless otherwise stated, this summary addresses only the tax consequences to a "U.S. holder" (as defined below) that acquires capital securities on their original issue at their original offering price and does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, persons that hold capital securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for United States federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold capital securities as capital assets. For purposes of this summary, a "U.S. holder" is a securityholder (as defined below) who or that is an individual citizen or resident of the United States, a domestic corporation or partnership organized under the laws of the United States or any State thereof or the District of Columbia or an estate or trust the income of which is subject to United States federal income taxation regardless of source.

         The statements of law or legal conclusions set forth in this summary constitute the opinion of Williams Mullen Clark & Dobbins, tax counsel to us and the trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the capital securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of the capital securities may differ from the treatment described below.

         Prospective investors are advised to consult with their own tax advisors in light of their own particular circumstances as to the federal tax consequences of the purchase, ownership and disposition of the capital securities, as well as the effect of any state, local or foreign tax laws.

Classification of the Junior Subordinated Debt Securities and the Trust

         Under current law and assuming compliance with the terms of the Declaration, the trust will not be classified as an association taxable as a corporation for United States federal income tax purposes. Moreover, the trust should be classified as a grantor trust, and if not so classified will be classified as a partnership, for United States federal income tax purposes. As a result, each beneficial owner of capital securities (a "securityholder") that is a U.S. holder will be required to include in its gross income its pro rata share of the interest income, including OID, paid or accrued with respect to the junior subordinated debt securities, whether or not cash is actually distributed to the securityholders. The junior subordinated debt securities will be classified as indebtedness of Southern Financial Bancorp, Inc. for United States federal income tax purposes.

Interest Income and Original Issue Discount

         Under applicable Treasury Regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments of interest is remote. Based on the foregoing, we believe that the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance.

         Because the discount at which the junior subordinated debt securities are being issued is less than 1/4 of 1 percent of the junior subordinated debt securities stated redemption price at maturity times the number of complete years to maturity of the junior subordinated debt securities, such discount will constitute de minimis OID and will not be required to be taken into account on a current basis. The following discussion assumes that unless and until we exercise our option to defer interest on the junior subordinated debt securities, the junior subordinated debt securities will not be treated as issued with OID other than de minimis OID.

         Under the Treasury Regulations, if we exercised our option to defer any payment of interest, the junior subordinated debt securities would be treated as reissued with OID, and, thereafter, all stated interest on the Junior Subordinated Debentures would be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of a U.S. holder's taxable interest income with respect to the junior subordinated debt securities would be accounted for as OID on an economic accrual basis regardless of such U.S. holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, a U.S. holder would be required to include OID in gross income even though we would not make any actual cash payments during an interest deferral period.

         The Treasury Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take the position that the junior subordinated debt securities were issued with OID at the time of their original issuance.

         Because income on the capital securities will constitute interest or OID, corporate U.S. holders will not be entitled to the dividends-received deduction with respect to any income recognized with respect to the capital securities. If any additional distributions are paid on the capital securities it is possible that such additional distributions might constitute OID (whether or not an interest deferral period has occurred).

         Subsequent uses of the term "interest" in this summary shall include income in the form of OID.

Distribution of the Junior Subordinated Debt Securities to Holders of Capital Securities

         Under current law, a distribution by the trust of the junior subordinated debt securities, as described under the caption "Description of Capital Securities - Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities," will be nontaxable and will result in a U.S. holder receiving directly its pro rata share of the junior subordinated debt securities previously held indirectly through the trust, with a holding period and aggregate adjusted tax basis equal to the holding period and aggregate adjusted tax basis such U.S. holder had in its capital securities immediately before such distribution. If, however, the liquidation of the trust were to occur because the trust were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities, the distribution of junior subordinated debt securities to U.S. holders by the trust would be a taxable event to the trust and each U.S. holder, and each U.S. holder would recognize gain or loss as if the U.S. holder had exchanged its capital securities for the junior subordinated debt securities it received upon the liquidation of the trust. A U.S. holder will include interest in respect of the junior subordinated debt securities received from the trust in the manner described above under "Interest Income and Original Issue Discount."

Sales or Redemption of the Capital Securities

         Gain or loss will be recognized by a U.S. holder on a sale, exchange, or other disposition of the capital securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the U.S. holder's adjusted tax basis in the capital securities sold or so redeemed. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated debt securities, a U.S. holder's adjusted tax basis in the capital securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID (as a result of our deferral of any interest payment), a U.S. holder's adjusted tax basis in the capital securities generally will be its initial purchase price, increased by OID previously included in such U.S. holder's gross income to the date of disposition and decreased by distributions or other payments received on the capital securities other than payments of stated interest that are not treated as OID. Gain or loss recognized by a U.S. holder on the capital securities generally will be taxable as capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such U.S. holder's pro rata share of the junior subordinated debt securities required to be included in income) and generally will be long-term capital gain or loss if the capital securities have been held for more than one year.

         Should we exercise our option to defer any payment of interest on the junior subordinated debt securities, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debt securities. In the event of such a deferral, a securityholder that disposes of its capital securities between record dates for payments of distributions (and consequently does not receive a distribution from the trust for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated debt securities through the date of disposition and to add such amount to its adjusted tax basis in its capital securities disposed of. Such U.S. holder will recognize a capital loss on the disposition of its capital securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the U.S. holder's adjusted tax basis in the capital securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

         For purposes of this discussion, a "United States alien holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership or a nonresident fiduciary of a foreign estate or trust.

         Under current United States federal income tax law, and subject to the discussion of backup withholding below, payments by the trust or any of its paying agents to any securityholder who or that is a United States alien holder will not be subject to United States federal withholding tax; provided that:

         o the securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Southern Financial Bancorp, Inc. entitled to vote;

         o the securityholder is not a controlled foreign corporation that is related to Southern Financial Bancorp, Inc. through stock ownership; and

         o either the securityholder certifies to the trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a financial institution), holding the capital security in such capacity, certifies to the trust or its agent, under penalties of perjury, that such statement has been received from the securityholder by it or by a financial institution holding such security for the securityholder and furnishes the trust or its agent with a copy thereof.

         Additionally, a United States alien holder of a capital security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a capital security.

Information Reporting to Securityholders

         Generally, income on the capital securities will be reported to securityholders on Forms 1099, which forms should be mailed to securityholders by January 31 following each calendar year.

Backup Withholding

         Payments made on, and proceeds from the sale of, the capital securities may be subject to a "backup" withholding tax of 31% unless the securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the securityholder's United States federal income tax, provided the required information is furnished to the Internal Revenue Service on a timely basis.

                              ERISA CONSIDERATIONS

         ERISA pension plans, qualified retirement plans, and IRAs (collectively referred to as retirement plans) are subject to certain transactional restrictions under ERISA and/or the Internal Revenue Code. For example, a fiduciary (generally, someone who has discretionary control over plan assets or receives money for investment advice) is prohibited under these restrictions from (1) engaging in transactions in its own interest or for its own account or
(2) from receiving consideration from any party dealing with a plan with regard to its assets. In addition, a plan may not enter into purchase, sale, or loan transaction with a disqualified person. A disqualified person includes, among other things, a fiduciary, the plan sponsor, and any entity providing services (for example, custodial or administrative services) to a plan. Violation of these transactional restrictions can result in the imposition of federal excise taxes, federal and state income tax on otherwise exempt retirement trusts, and accelerated federal and state income tax on the otherwise deferred income accounts of retirement plan participants.

         In the usual case, when a retirement plan invests plan assets in a security, the security purchased replaces the purchase money as a plan asset and the purchase money becomes an asset of the entity who offered the security for sale. Because of a concern that certain enterprises were in reality functioning as investment managers to plans, but avoiding classification as a fiduciary under ERISA through the device of issuing participation units in, for example, limited partnerships, the Department of Labor issued regulations (the "plan asset regulations") which provide that when certain equity interests (including a beneficial interest in a trust as well as participation in a limited partnership) are acquired by a plan, both the equity interest acquired in the hands of the purchasing plan and the purchase money in the hands of the issuer of the equity interest constitute plan assets. Since the issuer has discretionary control over these assets, the issuer becomes a fiduciary under ERISA with respect to the investing plan. As a result, unless an exception applies, the trust's purchase of the junior subordinated debt securities from Southern Financial Bancorp, Inc. with assets invested by retirement plans would constitute an instance of the trust as a fiduciary dealing on its own account and in its own interest with plan assets or receiving consideration from an entity (Southern Financial Bancorp, Inc.) engaged in a transaction involving plan assets. The plan asset regulations provide certain exemptions to its plan asset characterization rules.

         It appears that one of the exemptions provided by the plan asset regulations, namely, the publicly-offered exemption, applies to junior subordinated debt securities purchased by the trust as consequence of a retirement plan's investment in capital securities with the result that the purchase money or junior subordinated debt securities will not be deemed to be plan assets in the hands of the trustee. Under the plan asset regulations, a publicly-offered equity interest in a trust or other non-operating entity purchased by a plan does not constitute a plan asset if the interest is freely transferable and widely held. The plan asset regulations provide that a security is publicly-offered if it is sold to a plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We intend to cause the capital securities to be so registered under the Securities Exchange Act of 1934. Further, although ultimately under the plan asset regulations it is a question of fact, a security will generally be deemed to be freely transferable if its purchase price is $25,000 or less at the time of the public offering. If, in addition, the securities when offered initially to the public will be held by 100 or more persons independent of the issuer or of one another, they will generally be deemed to be widely held. It is anticipated that with regard to these criteria provided by the plan asset regulations, the capital securities at the time of being initially offered constitute securities which are publicly-offered, widely held, and freely transferable. Retirement plans should, nevertheless, consult with their own counsel regarding the application of the plan asset regulations to the purchase of capital securities from the trust.

         If we or Southern Financial Bank provide any services to an investing retirement plan, then it is a disqualified person with respect to that plan irrespective of whether the trust qualifies under the publicly-offered securities exemption to the plan asset regulations. Consequently, the purchase of junior subordinated debt securities by the trust would be an indirect loan made by the retirement plan to us and, as such, would constitute a prohibited transaction under ERISA.

                           FORWARD LOOKING STATEMENTS

         Some of the statements contained or incorporated by reference in this prospectus may be "forward-looking statements." Statements which use words such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative of those terms or other variations may be forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the statements.

         Some important factors that may cause actual results to differ from that projected in a forward-looking statement, include for example,

         o        our ability to implement our business strategy;

         o        a decline in economic condition in our market areas;

         o a tightening in the difference between our cost of funds and what we earn on the loans we make;

         o        changes in governmental regulations affecting our business.

         There are several other factors spelled out in "Risk Factors" beginning on page 10 of this prospectus.

                                  UNDERWRITING

         The underwriter, McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia, has agreed, subject to the terms and conditions contained in an underwriting agreement with the trust and us, to sell, as selling agent, on a best efforts basis, up to $12.0 million (aggregate liquidation amount) of capital securities. The trust has, however, reserved the right to increase the aggregate liquidation amount by not more than $1.8 million. The underwriter is not obligated to purchase the capital securities if they are not sold to the public.

         The underwriter has informed the trust and us that it proposes to sell the capital securities as selling agent for the trust, subject to prior sale, when, as and if issued by the trust, in part to the public at the public offering price set forth on the cover page of this prospectus and, in part, through certain selected dealers, who are members of the National Association of Securities Dealers, Inc., to customers of such selected dealers at such public offering price, for which each selected dealer will receive a commission of $0.__, for each $10 of capital securities that it sells. The underwriter reserves the right to reject any order for the purchase of capital securities through it in whole or in part.

         The public offering is not contingent upon the occurrence of any event or the sale of a minimum or maximum number of capital securities. Funds received by the underwriter from investors in the public offering will be deposited with and held by the escrow agent in a non-interest bearing account until the closing of the public offering. Closing is expected to occur on or about ________ __, 2000.

         As the proceeds of the sale of the capital securities will ultimately be used to purchase the junior subordinated debt securities, the underwriting agreement provides that we will pay as compensation ("underwriter's compensation") an amount directly to the underwriter of $0.__ per capital security (or up to $_________ in the aggregate).

         The underwriting agreement provides that we and the trust will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act or contribute to payments the underwriter may be required to make in respect thereof.

         The capital securities are a new issue of securities with no established trading market. The trust has applied to list the capital securities on the NASDAQ National Market under the symbol "SFFBP." We and the trust have been advised by the underwriter that it will make a market in the capital securities. The underwriter, however, is not obligated to make a market in the capital securities and it can discontinue any market making at any time without notice. Neither we nor the trust can provide any assurance that an active trading market for the capital securities will develop.

         The underwriter provides or has provided investment banking services to us from time to time in the ordinary course of business.

                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the declaration and the formation of the trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to us and the trust. The validity of the guarantee and the junior subordinated debt securities, as well as certain matters relating to United States federal income tax considerations, will be passed upon for us by Williams Mullen Clark & Dobbins. Williams Mullen Clark & Dobbins will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.

                                   ACCOUNTANTS

         The consolidated financial statements of Southern Financial Bancorp, Inc. as of December 31, 1998 and 1997 and for each of the years then ended, have been included herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of The Horizon Bank of Virginia as of December 31, 1998 and 1997 and for each of the years ended December 31, 1998, 1997 and 1996 have been included herein and in the registration statement in reliance upon the report of Thompson, Greenspon & Co., P.C., Independent Certified Public Accounts, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                           INDEX OF SIGNIFICANT TERMS

Additional Sums.....................58    Like Amount.........................57
Adjusted Treasury Rate..............56    Make-Whole Amount...................56
Capital Treatment Event.............57    Remaining Life......................56
Debenture Event of Default..........73    Tax Event...........................57
Event of Default....................61    Treasury Rate.......................56
Investment Company Act..............63    Trust Indenture Act.................53
Investment Company Event............57

                          INDEX TO FINANCIAL STATEMENTS

                        SOUTHERN FINANCIAL BANCORP, INC.



                                                                                                               Page

Independent Auditors' Report....................................................................................F-4

Consolidated Financial Statements

     Consolidated Balance Sheets as of December 31, 1998 and 1997...............................................F-5

     Consolidated Statements of Income for the years ended December 31, 1998, 1997 and 1996.....................F-6

     Consolidated Statements of Comprehensive Income for the years ended December 31,
     1998, 1997 and 1996........................................................................................F-7

     Consolidated Statements of Changes in Stockholders' Equity for the years ended
     December 31, 1998, 1997 and 1996...........................................................................F-8

     Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996.................F-9

Notes to Consolidated Financial Statements..............................................................F-10 - F-27

Interim Consolidated Financial Statements (Unaudited)

     Consolidated Balance Sheets as of September 30, 1999 and December 31, 1998................................F-28

     Consolidated Statements of Income for the nine months ended September 30, 1999 and 1998...................F-29

     Consolidated Statements of Comprehensive Income for the nine months ended
     September 30, 1999 and 1998...............................................................................F-30

     Consolidated Statements of Cash Flows for the three months ended September 30, 1999 and 1998..................................................................................................F-31

Notes to Interim Consolidated Financial Statements (Unaudited)..........................................F-32 - F-35






                                      F-1

                          THE HORIZON BANK OF VIRGINIA



                                                                                                               Page


Independent Auditors' Report...................................................................................F-36

Financial Statements

     Balance Sheets as of December 31, 1998 and 1997...........................................................F-37

     Statements of Income for the years ended December 31, 1998, 1997 and 1996.................................F-38

     Statements of Comprehensive Income for the years ended December 31, 1998,
     1997 and 1996.............................................................................................F-39

     Statements of Changes in Stockholders' Equity for the years ended December 31,
     1998, 1997 and 1996.......................................................................................F-40

     Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996......................F-41 - F-42

Notes to Financial Statements...........................................................................F-43 - F-57

Interim Financial Statements (Unaudited)

     Balance Sheets as of September 30, 1999 and December 31, 1998.............................................F-58

     Statements of Operations for the nine months ended September 30, 1999 and 1998............................F-59

     Statements of Comprehensive Income for the nine months ended September 30,
     1999 and 1998.............................................................................................F-60

     Statements of Changes in Stockholders' Equity for the nine months ended
     September 30, 1999 and year ended December 31, 1998.......................................................F-61

     Statements of Cash Flows for the nine months ended September 30, 1999 and 1998..................................................................................................F-62

Notes to Interim Financial Statements (Unaudited).......................................................F-63 - F-64




                                      F-2


              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
                      SOUTHERN FINANCIAL BANCORP, INC. AND
                          THE HORIZON BANK OF VIRGINIA



                                                                                                               Page


Pro Forma Combined Balance Sheet as of September 30, 1999......................................................F-66

Pro Forma Combined Statements of Income for the nine months ended
September 30, 1999.............................................................................................F-67

Pro Forma Combined Statements of Income for the nine months ended
September 30, 1998.............................................................................................F-68

Pro Forma Combined Statements of Income for the year ended
December 31, 1998..............................................................................................F-69

Pro Forma Combined Statements of Income for the year ended
December 31, 1997..............................................................................................F-70

Pro Forma Combined Statements of Income for the year ended
December 31, 1996..............................................................................................F-71

Notes to Pro Forma Combined Financial Information (Unaudited)..................................................F-72


                          Independent Auditors' Report


To the Board of Directors and Stockholders of Southern Financial Bancorp, Inc.:

         We have audited the accompanying consolidated balance sheets of Southern Financial Bancorp, Inc. (Bancorp) as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits. The accompanying consolidated financial statements of the Bancorp as of December 31, 1996, were audited by other auditors whose report thereon dated February 4, 1997, expressed an unqualified opinion on those statements.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Financial Bancorp, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP

Washington, D.C.,
February 2, 1999

Consolidated Balance Sheets
December 31, 1998 and 1997

Assets                                                                         December 31, 1998        December 31, 1997
-------------------------------------------------------------------------------------------------------------------------

Cash and due from banks                                                           $    5,374,945           $    4,559,266
Overnight earning deposits                                                               928,435                  545,470
Investment securities, available-for-sale                                             74,438,682                4,692,758
Investment securities, held-to-maturity (estimated market value
  of $37,794,344 and $80,795,929, respectively)                                       38,151,121               80,468,952
Loans held for sale                                                                      602,500                1,414,445
Loans receivable, net                                                                131,645,482              128,958,190
Federal Home Loan Bank stock, at cost                                                  1,082,500                  930,500
Premises and equipment, net                                                            2,370,711                2,398,541
Other assets                                                                           4,248,673                2,629,813
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                                      $  258,843,049           $  226,597,935
-------------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Equity
-------------------------------------------------------------------------------------------------------------------------
Liabilities:
Deposits                                                                          $  231,925,592           $  202,200,249
Advances from Federal Home Loan Bank                                                   3,500,000                4,000,000
Other liabilities                                                                      2,494,717                1,855,085
-------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                    237,920,309              208,055,334
-------------------------------------------------------------------------------------------------------------------------

Commitments
Stockholders' equity:
6% cumulative convertible preferred stock, $.01 par value, 500,000 shares authorized, 13,621 and 15,634 shares issued
  and outstanding, respectively                                                              136                      156
Common stock, $.01 par value, 5,000,000 shares authorized,
  1,633,094 and 1,603,220 shares issued and outstanding,
  respectively                                                                            16,331                   16,216
Capital in excess of par value                                                        15,648,527               15,556,882
Retained earnings                                                                      5,469,135                3,406,501
Accumulated other comprehensive income                                                   259,698                   33,933
Treasury stock, at cost                                                                 (471,087)                (471,087)
-------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                            20,922,740               18,542,601
-------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                        $  258,843,049           $  226,597,935
-------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Income
For the Years Ended December 31, 1998, 1997, and 1996

                                                              Year Ended                Year Ended             Year Ended
                                                             December 31,              December 31,           December 31,
                                                                 1998                      1997                   1996
--------------------------------------------------------------------------------------------------------------------------
Interest income:
Loans                                                        $12,365,456             $  11,567,846            $10,308,273
Investment securities                                          6,365,474                 5,436,986              4,306,296
--------------------------------------------------------------------------------------------------------------------------
Total interest income                                         18,730,930                17,004,832             14,614,569
--------------------------------------------------------------------------------------------------------------------------
Interest expense:
Deposits                                                       9,934,551                 8,709,000              7,433,334
Borrowings                                                       270,099                   334,346                342,078
--------------------------------------------------------------------------------------------------------------------------
Total interest expense                                        10,204,650                 9,043,346              7,775,412
--------------------------------------------------------------------------------------------------------------------------
Net interest income                                            8,526,280                 7,961,486              6,839,157
Provision for loan losses                                        975,000                   880,000                695,000
--------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses            7,551,280                 7,081,486              6,144,157
--------------------------------------------------------------------------------------------------------------------------
Other income:
Fee income                                                     1,432,924                 1,447,545                950,376
Gain on sale of loans                                            796,283                   191,773                209,962
Gain on sale of investment securities                             67,817                         -                      -
Other                                                             50,372                    89,161                 25,924
--------------------------------------------------------------------------------------------------------------------------
Total other income                                             2,347,396                 1,728,479              1,186,262
--------------------------------------------------------------------------------------------------------------------------
Other expense:
Employee compensation and benefits                             2,920,727                 2,531,851              2,147,974
Premises and equipment                                         1,783,461                 1,840,169              1,591,235
Deposit insurance assessments                                    124,193                   109,010              1,085,536
Advertising                                                      185,042                   213,763                142,633
Other                                                          1,142,192                   887,102                939,729
--------------------------------------------------------------------------------------------------------------------------
Total other expense                                            6,155,615                 5,581,895              5,907,107
--------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                     3,743,061                 3,228,070              1,423,312
Provision for income taxes                                     1,084,300                 1,021,800                469,600
--------------------------------------------------------------------------------------------------------------------------
Net income                                                   $ 2,658,761              $  2,206,270             $  953,712
--------------------------------------------------------------------------------------------------------------------------
Earnings per common share:
Basic*                                                         $    1.66                $     1.39              $    0.61
Diluted*                                                            1.55                      1.33                   0.59
Weighted average shares outstanding:
Basic*                                                         1,597,815                 1,577,243              1,544,338
Diluted*                                                       1,713,815                 1,657,706              1,621,958
--------------------------------------------------------------------------------------------------------------------------

*1996 amounts have been restated to conform with SFAS 128, "Earnings per Share."





The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 1998, 1997, and 1996

                                                                      Year Ended              Year Ended              Year Ended
                                                                     December 31,            December 31,            December 31,
                                                                         1998                    1997                    1996
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                         $    2,658,761          $    2,206,270           $    953,712
Other comprehensive income, net of tax:
Unrealized gain on transfer of held-to-
  maturity securities                                                     151,544                       -                      -
Unrealized gain (loss) arising during period                              118,980                 109,939                (90,691)
Less:  Reclassification adjustment for gains
  included in net income                                                  (44,759)                      -                      -
-----------------------------------------------------------------------------------------------------------------------------------
Other comprehensive income                                                225,765                 109,939                (90,691)
-----------------------------------------------------------------------------------------------------------------------------------
Comprehensive income                                               $    2,884,526          $    2,316,209           $    863,021
-----------------------------------------------------------------------------------------------------------------------------------






The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 1998, 1997, and 1996

                                                                                                                  Accumulated
                                                  Convertible             Capital in                                 Other
                                                   Preferred    Common     Excess of     Retained     Treasury   Comprehensive
                                                     Stock      Stock      Par Value     Earnings       Stock       Income
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                        $      166    $13,912   $12,796,014   $ 3,050,284   $(99,990)      $   14,685
 Dividends on preferred and common stock                   -          -             -     (360,971)           -               -
 Conversion of preferred shares to common stock          (10)        16           (6)             -           -               -
 Options exercised                                         -        594       494,778             -           -               -
 Stock dividend of 10%                                     -      1,419     1,985,587   (1,987,006)           -               -
 Treasury stock                                            -          -             -         (444)   (371,097)               -
 Change in other comprehensive income                      -          -             -             -           -        (90,691)
 Net income                                                -          -             -       953,712           -               -
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                               156     15,941    15,276,373     1,655,575   (471,087)        (76,006)
 Dividends on preferred and common stock                   -          -             -     (455,344)           -               -
 Options exercised                                         -        275       280,509             -           -               -
 Change in other comprehensive income                      -          -             -             -           -         109,939
 Net income                                                -          -             -     2,206,270           -               -
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                               156     16,216    15,556,882     3,406,501   (471,087)          33,933
 Dividends on preferred and common stock                   -          -             -     (596,127)           -               -
 Conversion of preferred stock to common stock           (20)        32          (12)             -           -               -
 Options exercised                                         -         83        91,657             -           -               -
 Change in other comprehensive income                      -          -             -             -           -         225,765
 Net income                                                -                        -     2,658,761           -               -
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                        $      136    $16,331   $15,648,527    $5,469,135  $(471,087)     $   259,698
---------------------------------------------------------------------------------------------------------------------------------


                                                           Total
                                                       Stockholders'
                                                           Equity
---------------------------------------------------------------------
Balance, December 31, 1995                               $15,775,071
 Dividends on preferred and common stock                   (360,971)
 Conversion of preferred shares to common stock                    -
 Options exercised                                           495,372
 Stock dividend of 10%                                             -
 Treasury stock                                            (371,541)
 Change in other comprehensive income                       (90,691)
 Net income                                                  953,712
---------------------------------------------------------------------
Balance, December 31, 1996                                16,400,952
 Dividends on preferred and common stock                   (455,344)
 Options exercised                                           280,784
 Change in other comprehensive income                        109,939
 Net income                                                2,206,270
---------------------------------------------------------------------
Balance, December 31, 1997                                18,542,601
 Dividends on preferred and common stock                   (596,127)
 Conversion of preferred stock to common stock                     -
 Options exercised                                            91,740
 Change in other comprehensive income                        225,765
 Net income                                                2,658,761
---------------------------------------------------------------------
Balance, December 31, 1998                               $20,922,740
---------------------------------------------------------------------






The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 1998, 1997, and 1996

                                                                     Year Ended           Year Ended           Year Ended
                                                                    December 31,         December 31,         December 31,
                                                                        1998                 1997                 1996
--------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                          $  2,658,761        $  2,206,270          $   953,712
Adjustments to reconcile net income to net cash
   provided by operating activities:
Depreciation and amortization                                            930,671             566,989              251,249
Provision for loan losses                                                975,000             880,000              695,000
Provision for deferred income taxes                                      222,323            (209,383)             (13,849)
Gain on sale of loans                                                   (796,283)           (191,773)            (209,962)
Loss on real estate owned                                                      -                   -               17,000
Gain on sale of investment securities, net                               (67,817)                  -                    -
Amortization of deferred loan fees                                      (623,098)           (607,286)            (431,247)
Net funding of loans held for sale                                     1,608,228            (778,172)             (64,538)
Decrease (increase) in other assets                                   (1,793,183)            492,759             (255,565)
Increase in other liabilities                                            685,565             491,891              430,522
--------------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                        3,800,167           2,851,295            1,372,322
--------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Increase in loans receivable                                          (3,049,902)        (21,421,747)          (4,299,175)
Purchases of investment securities, available-for-sale               (79,587,904)                  -                    -
Purchases of investment securities, held-to-maturity                  (1,959,970)        (35,017,808)         (32,427,276)
Paydowns of investment securities                                     36,800,004          20,020,684           11,844,529
Sale of investment securities, available-for-sale                     16,965,806                   -                    -
Decrease (increase) in overnight earning deposits, net                  (382,965)          1,850,104             (599,672)
Increase in premises and equipment, net                                 (338,513)           (911,095)            (592,142)
(Increase) decrease in Federal Home Loan Bank stock                     (152,000)            (62,900)              82,400
--------------------------------------------------------------------------------------------------------------------------
      Net cash used in investing activities                          (31,705,444)        (35,542,762)         (25,991,336)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Net increase in deposits                                              29,725,343          37,921,144           20,465,419
Increase (decrease) in advances from Federal Home
   Loan Bank                                                            (500,000)         (4,500,000)           4,500,000
Net proceeds from stock options exercised                                 91,740             280,784              495,372
Repurchase of common stock                                                     -                   -             (371,541)
Dividends on preferred and common stock                                 (596,127)           (455,344)            (360,971)
--------------------------------------------------------------------------------------------------------------------------
      Net cash provided by financing activities                       28,720,956          33,246,584           24,728,279
--------------------------------------------------------------------------------------------------------------------------
Net increase in cash and due from banks                                  815,679             555,117              109,265
Cash and due from banks, beginning of period                           4,559,266           4,004,149            3,894,884
--------------------------------------------------------------------------------------------------------------------------
Cash and due from banks, end of period                              $  5,374,945        $  4,559,266         $  4,004,149
--------------------------------------------------------------------------------------------------------------------------




The accompanying notes are an integral part of these financial statements.

                        Southern Financial Bancorp, Inc.


                   Notes to Consolidated Financial Statements
                        December 31, 1998, 1997, and 1996



1.  Organization and Significant Accounting Policies:

         Southern Financial Bancorp, Inc. (the "Bancorp") was incorporated in the state of Virginia on December 1, 1995. On December 1, 1995, Bancorp acquired all of the outstanding shares of the Southern Financial Bank (the "Bank"). The Bank, formerly Southern Financial Federal Savings Bank, converted from a savings bank to a state chartered commercial bank effective December 1, 1995.

         The principal activities of the Bank are to attract deposits, originate loans and conduct mortgage banking as permitted for state chartered banks by applicable regulations. The Bank conducts full-service banking operations in Fairfax, Herndon, Leesburg, Middleburg, Warrenton, Winchester and Woodbridge, Virginia, which are managed as a single business segment.

         The accounting and reporting policies of Bancorp are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The more significant of these policies are discussed below. Certain reclassifications were made to the prior year financial statements to conform to the current year presentation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Bancorp and the Bank. All significant intercompany accounts and transactions have been eliminated.

Cash and Due from Banks and Overnight Earning Deposits

         Amounts represent actual cash balances held by or due to the Bancorp. For purposes of the consolidated statements of cash flows, the Bancorp defines cash and due from banks as cash and cash equivalents.

Investment Securities

         The Bancorp accounts for its investment securities in three categories: held-to-maturity, available-for-sale, and trading. Investments in debt securities are classified as held-to-maturity when the Bancorp has the positive intent and ability to hold those securities to maturity. Held-to-maturity securities are measured at amortized cost. The amortization of premiums and accretion of discounts are computed using a method that approximates the level yield method. Investment securities classified as available-for-sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of other comprehensive income in stockholders' equity on an after-tax basis. Trading securities are reported at fair value with unrealized gains and losses included in earnings. The specific identification method is used to determine gains or losses on sales of investment securities.

Loans Held for Sale

         Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value.

Loans Receivable

         Interest income is accrued on loans as earned on the outstanding principal balances on the level yield method. Nonrefundable loan fees and direct origination costs are deferred and recognized over the lives of the related loans as adjustments of yield. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Any accrued interest considered uncollectable is charged against current income.

         The allowance for loan losses is established through a provision for loan losses, which is charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is a current estimate of the losses inherent in the present portfolio based upon management's evaluation of the loan portfolio. Estimates of losses inherent in the portfolio involve the exercise of judgment and the use of assumptions. The evaluations take into consideration such factors as changes in the nature, volume and quality of the loan portfolio, prior loss experience, level of nonperforming loans, current and anticipated general economic conditions and the value and adequacy of collateral. Changes in the estimate of future losses may occur due to changing economic conditions and the economic conditions of borrowers.

         A loan is considered impaired when, based on all current information and events, it is probable that the Bancorp will be unable to collect all amounts due according to the contractual terms of the agreement, including all scheduled principal and interest payments. Such impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate or, as a practical expedient, impairment may be measured based on the loan's observable market price, or if, the loan is collateral dependent, the fair value of the collateral. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. Loans for which foreclosure is probable continue to be accounted for as loans.

         Each impaired loan is evaluated individually to determine the income recognition policy. Generally, payments received are applied in accordance with the contractual terms of the note or as a reduction of principal.

Premises and Equipment

         Premises and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs that do not materially prolong the useful lives of the assets are charged to expense as incurred.

         Depreciation is computed using the straight-line method over estimated useful lives of three to ten years for furniture and equipment and 30 years for buildings. Amortization of leasehold improvements is computed using the straight-line method over the shorter of ten years or the lease term.

Real Estate Owned

         Bancorp records and carries real estate acquired through foreclosure at the lower of the recorded investment in the loan or fair value less estimated selling costs. Costs relating to development and improvement of property are capitalized, provided that the resulting carrying value does not exceed fair value. Costs relating to holding the assets are expensed as incurred.

Income Taxes

         Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings Per Share

         In 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings per Share." SFAS No. 128 replaced the calculation of primary and fully-diluted earnings per share with basic and diluted earnings per share. Basic earnings per common share is computed by dividing net income, less dividends on preferred stock, by the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per common share is computed by dividing net income by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the periods. Common stock equivalents include the number of shares issuable on exercise of outstanding options less the number of shares that could have been purchased with the proceeds from the exercise of the options based on the average price of common stock during the period plus the number of shares issuable on conversion of the convertible preferred shares to common shares.

Financial Instruments with Off-Balance Sheet Risk

         The Bancorp is a party to financial instruments with off-balance sheet risk in the normal course of business primarily to meet the financing needs of its customers. These financial instruments involve, to varying degrees, elements of credit risk that are not recognized in the balance sheet.

         Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit written is represented by the contractual amount of those instruments. The Bancorp generally requires collateral to support such financial instruments in excess of the contractual amount of those instruments and essentially uses the same credit policies in making commitments as it does for on-balance sheet instruments.

New Accounting Standards

         Effective October 1, 1998, the Bancorp adopted Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). Adoption of SFAS 133 had no cumulative effect on earnings. Concurrent with this adoption the Bancorp reclassified certain investment securities, consisting of mortgage-backed securities with original maturities of 15 and 30 years, from the Held to Maturity category to the Available for Sale category. These investments had a book value of $18.2 million and a market value of $18.4 million as of October 1, 1998, which increased Stockholders' Equity by $151.5 thousand.

         Effective January 1, 1998, the Bancorp adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

2.  Investment Securities:

The portfolio consists of the following securities:

                                                                           December 31, 1998
                                                                        Gross           Gross
                                                    Amortized        Unrealized      Unrealized      Estimated Fair
                                                       Cost             Gains          Losses             Value
---------------------------------------------------------------------------------------------------------------------
Available-for-sale:
FHLMC preferred stock                               $  3,807,585       $  80,939       $       -        $  3,888,524
FHLMC MBS                                             11,996,172          46,261          36,766          12,005,667
GNMA MBS                                               3,825,601               -          54,153           3,771,448
FNMA MBS                                              29,671,448         178,016          35,814          29,813,650
Collateralized mortgage obligations                    1,526,527           2,568               -           1,529,095
Commercial MBS                                        18,043,819         222,332          19,901          18,246,250
Obligations of counties and municipalities             3,234,489          11,602          25,593           3,220,498
Corporate obligations                                    989,319           2,981               -             992,300
U.S. Government agency obligations                       949,066          22,184               -             971,250

---------------------------------------------------------------------------------------------------------------------
                                                    $ 74,044,026       $ 566,883       $ 172,227        $ 74,438,682
---------------------------------------------------------------------------------------------------------------------

                                                                           December 31, 1997
                                                                        Gross           Gross
                                                    Amortized        Unrealized      Unrealized      Estimated Fair
                                                       Cost             Gains          Losses             Value
---------------------------------------------------------------------------------------------------------------------
Available-for-sale:
FHLMC preferred stock                               $  3,865,985       $  80,630       $  39,054        $  3,907,561
FNMA MBS                                                 782,186           3,011               -             785,197
---------------------------------------------------------------------------------------------------------------------
                                                    $  4,648,171       $  83,641       $  39,054        $  4,692,758
---------------------------------------------------------------------------------------------------------------------

                                                                           December 31, 1998
                                                                        Gross           Gross
                                                    Amortized        Unrealized      Unrealized      Estimated Fair
                                                       Cost             Gains          Losses             Value
---------------------------------------------------------------------------------------------------------------------
Held-to-maturity:
FHLMC MBS                                           $  4,091,316       $   6,484       $  27,668        $  4,070,132
GNMA MBS                                              24,305,052           1,150         301,533          24,004,669
FNMA MBS                                               6,779,894           5,772          53,996           6,731,670
Collateralized mortgage obligations                    1,015,264               -           1,699           1,013,565
Obligations of counties and municipalities             1,959,595          17,813           3,100           1,974,308
---------------------------------------------------------------------------------------------------------------------
                                                    $ 38,151,121       $  31,219       $ 387,996        $ 37,794,344
---------------------------------------------------------------------------------------------------------------------

                                                                           December 31, 1997
                                                                        Gross           Gross
                                                    Amortized        Unrealized      Unrealized      Estimated Fair
                                                       Cost             Gains          Losses             Value
---------------------------------------------------------------------------------------------------------------------
Held-to-maturity:
FHLMC MBS                                           $  6,077,859       $  69,247       $  37,836        $  6,109,270
GNMA MBS                                              42,471,075         226,020          39,186          42,657,909
FNMA MBS                                              27,075,234         191,349          80,392          27,186,191
Collateralized mortgage obligations                    4,202,852          32,176          32,469           4,202,559
FHLB zero-coupon notes                                   641,932               -           1,932             640,000
---------------------------------------------------------------------------------------------------------------------
                                                    $ 80,468,952       $ 518,792       $ 191,815        $ 80,795,929
---------------------------------------------------------------------------------------------------------------------

         Held-to-maturity securities are carried at cost adjusted for amortization of premiums and accretion of discounts. Held-to-maturity securities totaling $36,191,526 have adjustable rates of interest while the remaining held-to-maturity securities totaling $1,959,595 have fixed interest rates.

         Available-for-sale securities are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of the tax effect. Available-for-sale securities totaling $34,760,501 have fixed interest rates, and the remaining available-for-sale securities totaling $39,678,181 have adjustable rates of interest.

         Gross gains of $80,958 and gross losses of $13,141 were realized on the sale of investment securities during the year ended December 31, 1998. There were no sales of investment securities during the years ended December 31, 1997 and 1996.

         As of December 31, 1998 and December 31, 1997, securities having a book value of $63,569,352 and $71,324,504, respectively, were pledged as collateral for advances from the Federal Home Loan Bank of Atlanta ("FHLB") and as collateral for escrow deposits in accordance with Federal and state requirements.

         The following table sets forth information regarding maturity and average yields of the investment portfolio:

                                                                         December 31, 1998
                                                        Available-for-sale                            Held-to-maturity
                                                Fair        Amortized       Weighted          Fair        Amortized    Weighted
                                                Value          Cost       Average Yield      Value           Cost    Average Yield
----------------------------------------------------------------------------------------------------------------------------------
FHLMC preferred stock                        $ 3,888,524    $ 3,807,585       7.62%      $         -    $          -         - %
Mortgage-backed securities:
  Maturing after 10 years                     45,590,765     45,493,221        6.30       34,806,471      35,176,262      5.99
Collateralized mortgage obligations:
  Maturing after 5 years through 10 years      1,529,095      1,526,527        6.40                -               -         -
  Maturing after 10 years                              -              -           -        1,013,565       1,015,264     11.31
Commercial MBS:
  Maturing after 5 years through 10 years      8,012,500      7,926,211        6.87                -               -         -
  Maturing after 10 years                     10,233,750     10,117,608        6.89                -               -         -
Obligations of counties and municipalities:
  Maturing after 5 years through 10 years        195,000        195,000        8.00          348,880         346,359      4.45
  Maturing after 10 years                      3,025,498      3,039,489        4.96        1,625,428       1,613,236      4.73
Corporate obligations:
  Maturing after 5 years through 10 years        992,300        989,319        6.71                -               -         -
U.S. Government agency obligations:
  Maturing after 10 years                        971,250        949,066        6.25                -               -         -
                                             --------------------------                  ---------------------------
                                             $74,438,682    $74,044,026                  $37,794,344     $38,151,121
---------------------------------------------------------------------------------------------------------------------------------

         Contractual maturity of mortgage-backed securities is not a reliable indicator of their expected life because borrowers have the right to repay their obligations at any time.

3.  Loans Receivable:

         Loans receivable consist of the following:

                                                               December 31,             December 31,
                                                                  1998                     1997
----------------------------------------------------------------------------------------------------
Mortgage:
    Residential                                              $  26,046,289            $  30,421,147
    Nonresidential                                              64,890,406               57,160,286
Construction:
    Residential                                                  5,184,844                6,534,271
    Nonresidential                                              11,213,848               13,160,542
Non-Mortgage:
    Business                                                    24,773,003               21,252,681
    Consumer                                                     2,424,602                3,092,938
----------------------------------------------------------------------------------------------------

Total loans receivable                                         134,532,992              131,621,865
Less:
     Deferred loan fees, net                                       836,898                  627,143
     Allowance for loan losses                                   2,050,612                2,036,532
----------------------------------------------------------------------------------------------------

Loans receivable, net                                        $ 131,645,482            $ 128,958,190
----------------------------------------------------------------------------------------------------

         The following sets forth information regarding the allowance for loan losses:

                                                                         December 31,
                                                                  1998                 1997
--------------------------------------------------------------------------------------------------

Allowance at beginning of period                             $   2,036,532            $ 1,500,941

Provision for losses charged to income                             975,000                880,000
Charge-offs, net                                                  (960,920)              (344,409)
--------------------------------------------------------------------------------------------------

Allowance at end of period                                   $   2,050,612            $ 2,036,532
--------------------------------------------------------------------------------------------------

         Bancorp's loan portfolio is concentrated in the Northern Virginia area. At December 31, 1998 and 1997, the average yield on loans receivable was 9.01 percent and 9.37 percent, respectively. The amount of loans being serviced for others was $8,102,931 and $137,208 at December 31, 1998 and 1997, respectively. At December 31, 1998, there were 12 loans with balances totaling approximately $236,101 that had payments ninety days or more past due on which interest was still accruing. At December 31, 1997, there was one loan with a balance of approximately $1,000 that had payments ninety days or more past due on which interest was still accruing.

         Impaired loans were as follows:

                                            December 31,
                                    1998                     1997
-----------------------------------------------------------------------

Carrying value                    $ 1,982,938              $ 1,444,861
Allocation of general reserve         297,441                  204,313

         The average carrying balances and interest income earned on impaired loans were as follows:

                                                         December 31,
                                    1998                     1997                     1996
------------------------------------------------------------------------------------------------
Average carrying value            $ 1,332,091              $ 1,373,997              $ 1,322,450
Income anticipated under
    original loan agreements          192,224                  165,400                  220,461
Income recorded                             -                    5,000                   44,700


4.  Premises and Equipment:

Premises and equipment consists of the following:

                                                        December 31,
                                                 1998                  1997
-------------------------------------------------------------------------------

Land                                           $ 568,500             $ 568,500
Building and improvements                        980,848               951,028
Furniture and equipment                        2,031,257             1,748,500
Leasehold improvements                         1,034,361             1,008,393
-------------------------------------------------------------------------------
                                               4,614,966             4,276,421
Less:  Accumulated depreciation
    and amortization                          (2,244,255)           (1,877,880)
-------------------------------------------------------------------------------
Premises and equipment, net                   $2,370,711            $2,398,541
-------------------------------------------------------------------------------

         Depreciation and amortization  expense aggregated  $366,343,  $327,340,
and  $251,249  for  the  years  ended   December  31,  1998,   1997,  and  1996,
respectively.

5.  Deposits:

         Deposits consist of the following:

                                                        December 31,
                                                 1998                              1997
                                      Weighted                          Weighted
                                       Average                          Average
                                    Interest Rate       Amount        Interest Rate       Amount
----------------------------------------------------------------------------------------------------
Demand accounts                              -%      $ 21,371,737            -%       $ 13,001,697
Interest checking accounts                0.81         19,473,014         1.16          16,570,989
Money market and savings accounts         2.76         27,410,132         3.46          23,443,684
Certificates of deposit                   5.36        163,670,709         5.82         149,183,879
----------------------------------------------------------------------------------------------------
                                         4.18%       $231,925,592        4.79%        $202,200,249
----------------------------------------------------------------------------------------------------

         As of December 31, 1998, certificates of deposit mature as follows:

                             1999           $  138,360,136
                             2000               14,036,787
                             2001                6,359,301
                             2002                4,498,593
                          Thereafter               415,892
                                            --------------
                                            $  163,670,709
                                            ==============

         Deposits with balances greater than $100,000 totaled approximately $45,947,283 and $33,541,040 at December 31, 1998 and 1997, respectively, of which $24,060,064 and $17,962,855 represented certificates of deposit at December 31, 1998 and 1997, respectively.

         Interest expense by deposit category follows:

                                                           December 31,
                                             1998              1997               1996
------------------------------------------------------------------------------------------
Interest checking accounts                $  213,990        $  185,000        $  211,746
Money market and savings accounts            774,965           761,000           710,372
Certificates of deposit                    8,945,596         7,763,000         6,511,216
------------------------------------------------------------------------------------------
                                          $9,934,551        $8,709,000        $7,433,334
------------------------------------------------------------------------------------------

         Total cash paid for interest aggregated approximately $3,044,796, $3,017,413, and $2,628,853 for the years ended December 31, 1998, 1997,and 1996, respectively.

6.  Advances from Federal Home Loan Bank:

         The Bancorp has a credit availability agreement with FHLB totaling $45,000,000. The agreement does not have a maturity date and advances are made at FHLB's discretion. At December 31, 1998 and 1997, advances from FHLB totaled $3,500,000 and $4,000,000, respectively. The advances at December 31, 1998 were made at variable interest rates. The weighted average rates of interest were
5.15  percent  and

5.95 percent at December 31, 1998 and 1997, respectively. Advances outstanding at December 31, 1998, mature on October 19, 1999, and are secured by investment securities having a book value of $59,316,280.

7.  Stockholders' Equity:

         Each share of the Bancorp's preferred stock is convertible to 1.6 shares of common stock. The preferred stock has an annual dividend rate of six percent. Dividends are payable quarterly and are cumulative.

         In fiscal year 1987, the Bancorp's stockholders approved an incentive stock option plan under which options to purchase up to 83,660 shares of common stock could be granted. During fiscal year 1994, this plan was amended to allow an additional 100,000 shares of common stock to be granted. During 1997, the plan was amended to allow an additional 100,000 shares of common stock to be granted. In accordance with the plan agreement, the exercise price for stock options equals the stock's market price on the date of grant. The maximum term of all options granted under the plans is ten years and vesting occurs after one year.

         The Bancorp accounts for its stock option plan under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the plan been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Bancorp's net income and earnings per share in the Consolidated Statements of Income, would have been reduced to the following pro forma amounts:

                                                             December 31,
                                                1998             1997              1996
-------------------------------------------------------------------------------------------
Net income:
    As reported                             $ 2,658,761      $ 2,206,270         $ 953,712
    Pro forma                                 2,379,101        2,045,266           603,344
-------------------------------------------------------------------------------------------
Basic earnings per share:
    As reported                                    1.66             1.39              0.61
    Pro forma                                      1.49             1.30              0.39
Diluted earnings per share:
    As reported                                    1.55             1.33              0.59
    Pro forma                                      1.39             1.23              0.37
-------------------------------------------------------------------------------------------
Weighted-average assumptions:
    Expected lives (years)                           10               10                10
    Risk-free interest rate (%)                    4.50%            5.76%             6.06%
    Expected volatility (%)                       25.07%           23.39%            45.00%
    Expected dividends (annual per share)          0.13%            0.13%                -
-------------------------------------------------------------------------------------------

         The fair values of the stock options outstanding used to determine the pro forma impact of the options to compensation expense, and thus, net income and earnings per share, were calculated using an option pricing model for each grant made in 1998,1997 and 1996, using the key assumptions detailed above.

         A summary of the status of the Bancorp's stock option plan as of December 31, 1998, 1997 and 1996, respectively, and changes during the years ended December 31, 1998, 1997 and 1996 is presented below. Average prices and shares subject to options have been adjusted to reflect stock dividends.

                                              1998                       1997                        1996
                                                   Weighted                    Weighted                    Weighted
                                                    Average                     Average                    Average
                                                   Exercise                    Exercise                    Exercise
                                       Shares        Price        Shares         Price        Shares        Price
--------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of period      174,314      $ 11.97        177,327       $11.02        188,792      $ 9.94
Granted                                  51,000        22.47         31,500        15.79         66,029       13.43
Exercised                                (8,301)       11.05        (27,431)       10.24        (65,373)       8.18
Expired                                  (3,000)       19.50         (7,082)       11.74        (12,121)      13.04
Outstanding at end of period            214,013        14.40        174,314        11.97        177,327       11.02
--------------------------------------------------------------------------------------------------------------------
Options exercisable at end of period    165,013                     142,814                     112,127
--------------------------------------------------------------------------------------------------------------------
Weighted average fair value of
    options granted during the period                $ 10.29                      $ 7.74                     $ 5.92
--------------------------------------------------------------------------------------------------------------------

         The  following  table  summarizes   information   about  stock  options
outstanding at December 31, 1998:

                                                      Remaining
                                                     Contractual
           Exercise        Options        Options       Life
            Price       Outstanding    Exercisable    (months)
          -----------------------------------------------------
            $ 7.49          7,260          7,260         18
              8.83         29,039         29,039         66
              9.30          6,453          6,453          6
              9.61         16,133         16,133         52
             11.98         29,039         29,039         79
             12.73          9,902          9,902         91
             13.64         37,687         37,687         85
             13.75          3,000          3,000         97
             16.00         26,500         26,500        103
             21.25         35,000              -        109
             24.00          1,000              -        117
             25.25          3,000              -        113
             26.00         10,000              -        113
          -----------------------------------------------------
                          214,013       165,013
          -----------------------------------------------------

         There were 18 option holders at December 31, 1998. Options exercised during 1998 had exercise prices ranging from $8.99 to $16.00. Options exercised during 1997 had exercise prices ranging from $7.49 to $13.64. Options exercised during 1996 had exercise prices ranging from $6.81 to $10.57. The closing price of the Bancorp's stock at December 31, 1998 was $22.89 per share.

         On May 28. 1996, the Bancorp acquired 9,374 shares of its own stock at a market price of $16.00 in a stock swap transaction with the Chief Executive Officer. The shares acquired were accepted as payment to redeem 22,026 options to purchase common stock. The Bancorp accounted for this purchase as treasury stock.

         On July 30, 1996, the Bancorp acquired 14,771 shares of its own stock at a market price of $15.31 in a stock swap transaction with the Controller. The shares acquired were accepted as payment to redeem 22,000 options to purchase common stock. The Bancorp accounted for the purchase as treasury stock.

8.  Regulatory Matters:

         The Bancorp's primary supervisory agent is the Federal Reserve Bank. The Federal Reserve Bank has mandated certain minimum capital standards for the industry. In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") outlines various levels of capital adequacy for the industry.

         Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulation that, if undertaken, could have a direct material effect on the Bancorp's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bancorp must meet specific capital guidelines that involve quantitative measures of the Bancorp's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bancorp's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bancorp to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

         As of December 31, 1998, the most recent notification from the Federal Reserve Bank categorized the Bancorp as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bancorp must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

         The Bancorp's actual capital amounts and ratios are also presented in the tables below. (All dollar amounts are in thousands.)

                                                                     For            To Be Well Capitalized
                                                              Captial Adequacy      Under Prompt Corrective
                                            Actual                 Purposes            Action Provisions
-----------------------------------------------------------------------------------------------------------
                                     Amount       Ratio      Amount       Ratio       Amount       Ratio
-----------------------------------------------------------------------------------------------------------
As of December 31, 1998
      Total Capital                  $ 22,594       14.8 %   $ 12,256        8.0 %    $ 15,320       10.0 %
        (to risk-weighted assets)
      Tier I Capital                   20,496       13.4        6,128        4.0         9,192        6.0
        (to risk-weighted assets)
      Tier I Capital                   20,496        8.0       10,249        4.0        12,811        5.0
        (to average assets)
As of December 31, 1997
      Total Capital                    20,161       15.3       10,543        8.0        13,179       10.0
        (to risk-weighted assets)
      Tier I Capital                   18,343       13.9        5,271        4.0         7,907        6.0
        (to risk-weighted assets)
      Tier I Capital                   18,343        8.1        9,067        4.0        11,333        5.0
        (to average assets)


         During 1996, the Bancorp paid an additional $830,270 one-time SAIF assessment required by legislation to recapitalize the SAIF.

9.  Parent Company Activity:

         The  Bancorp  owns  all  of  the   outstanding   shares  of  the  Bank.
Accordingly, the balance sheets and statements of income for the Bancorp only, are as follows:

                                 Balance Sheets
                                                                 December 31,
                                                              1998                  1997
---------------------------------------------------------------------------------------------
Assets:
    Investment in bank                                    $ 20,923,860          $ 18,480,334
    Other assets                                                 1,843                65,668
---------------------------------------------------------------------------------------------
Total assets                                              $ 20,925,703          $ 18,546,002
---------------------------------------------------------------------------------------------
Liabilities:
    Other liabilities                                          $ 2,963               $ 3,401
---------------------------------------------------------------------------------------------
Stockholders' equity:
    Convertible preferred stock                                    136                   156
    Common stock                                                16,331                16,216
    Capital in excess of par                                15,648,527            15,556,882
    Retained earnings                                        5,469,135             3,406,501
    Accumulated other comprehensive income                     259,698                33,933
    Treasury stock                                            (471,087)             (471,087)
---------------------------------------------------------------------------------------------
Total stockholders' equity                                  20,922,740            18,542,601
---------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                $ 20,925,703          $ 18,546,002
---------------------------------------------------------------------------------------------

                              Statements of Income
                                                          Year Ended            Year Ended
                                                          December 31,          December 31,
                                                              1998                  1997
---------------------------------------------------------------------------------------------

Equity in earnings of Bank                                 $ 2,658,761           $ 2,206,270
---------------------------------------------------------------------------------------------


10. Estimated Fair Value of Financial Instruments:

         The assumptions used and the estimates disclosed represent management's best judgment of appropriate valuation methods. These estimates are based on pertinent information available to management as of December 31, 1998. In certain cases, fair values are not subject to precise quantification or verification and may change as economic and market factors, and management's evaluation of those factors change.

         Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, these fair value estimates are not necessarily indicative of the amounts that the Bancorp would realize in a market transaction. Because of the wide range of valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of the Bancorp's fair value information to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and to realize that because of these uncertainties, the aggregate fair value amount should in no way be construed as representative of the underlying value of the Bancorp. The estimated fair values of the Bancorp's financial instruments at December 31, 1998 and 1997 are as follows:

           ($ in thousands)                         December 31, 1998                   December 31, 1997
----------------------------------------------------------------------------------------------------------------
                                            Carrying Amount     Fair Value      Carrying Amount     Fair Value
----------------------------------------------------------------------------------------------------------------
Financial assets:
    Cash and amounts due from banks             $ 5,375           $ 5,375           $ 4,559           $ 4,559
    Available-for-sale securities                74,439            74,439             4,693             4,693
    Held-to-maturity securities                  38,151            37,794            80,469            80,796
    Loans receivable, net of allowance          131,645           133,637           128,958           132,597
    Loans held for sale                             603               612             1,414             1,441
Financial liabilities:
    Deposits:
      Checking accounts                          40,845            37,398            29,573            26,710
      Money market and savings accounts          27,410            26,897            23,444            22,859
      Certificates of deposit                   163,671           164,559           149,184           149,563


The following methods and assumptions were used to estimate the fair value amounts at December 31, 1998 and 1997:

Cash and Due from Banks

         Carrying amount approximates fair value.

Available-for-Sale Securities

         Fair value is based on quoted market prices.

Held-to-Maturity Securities

         Fair value is based on quoted market prices.

Loans Receivable, Net of Allowance

         Fair value of loans is estimated using discounted cash flow analyses based on contractual repayment schedules. The discount rates used in these analyses are based on either the interest rates paid on U.S. Treasury securities of comparable maturities adjusted for credit risk and non-interest operating costs or the interest rates currently offered by the Bancorp for loans with similar terms to borrowers of similar credit quality.

Loans Held for Sale

         Fair value is based on selling prices arranged by arms-length contracts with third parties.

Deposits

         Fair value of deposit liabilities payable on demand, consisting of NOW accounts, money market deposits, statement savings and other deposit accounts is estimated using discounted cash flow analyses based on an assumed decay of core balances over time. The indicated fair value does not consider the value of the Bancorp's estimated deposit customer relationships. Fair value of fixed-rate certificates of deposit is estimated based on discounted cash flow analyses using the remaining maturity of the underlying accounts and interest rates currently offered on certificates of deposit with similar original maturities.

Off-Balance Sheet Instruments

         The difference between the original fees charged by the Bank for commitments to extend credit and letters of credit and the current fees charged to enter into similar agreements is immaterial.

11. Savings Plan:

         In fiscal year 1993, the Bancorp began an employee savings plan (the "Savings Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating U.S. employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. The Bancorp matches one half of each employee's contributions on a discretionary basis based on Bancorp profit, such match not to exceed 3 percent of the employee's earnings. The Bancorp's matching contributions to the Savings Plan were $37,700, $24,000, and $20,000 for the years ended December 31, 1998, 1997, and 1996, respectively.

12. Provision for Income Taxes:

         The provision for income taxes consists of the following:

                                                             Year Ended
                                                            December 31,
                                              1998              1997                 1996
----------------------------------------------------------------------------------------------
Current provision:
    Federal                                $ 861,977         $ 1,231,183            $ 483,449
    State                                          -                   -                    -
----------------------------------------------------------------------------------------------
                                             861,977           1,231,183              483,449
----------------------------------------------------------------------------------------------
Deferred (benefit) provision:
    Federal                                  222,323            (209,383)             (13,849)
    State                                          -                   -                    -
----------------------------------------------------------------------------------------------
                                             222,323            (209,383)             (13,849)
----------------------------------------------------------------------------------------------
                                         $ 1,084,300         $ 1,021,800            $ 469,600
----------------------------------------------------------------------------------------------

         Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes, principally because certain items, such as the allowance for loan losses and loan fees, are recognized in different periods for financial reporting and tax return purposes. A valuation allowance has not been established for deferred tax assets. Realization of the deferred tax asset is dependent on generating sufficient taxable income. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized.

         Deferred tax assets and liabilities were comprised of the following significant components as of December 31, 1998 and 1997:

                                                                   1998             1997
--------------------------------------------------------------------------------------------
Assets:
    Provision for losses on loans and real estate owned         $ 269,986         $ 602,857
    Valuation of loans and securities                             134,183            17,328
    Depreciation                                                  131,726           111,006
    Other                                                           4,947             4,947
--------------------------------------------------------------------------------------------
    Gross deferred tax assets                                     540,842           736,138
--------------------------------------------------------------------------------------------
Liabilities:
    Deferred loan fees                                            213,565           186,538
    FHLB dividend                                                  35,771            35,771
--------------------------------------------------------------------------------------------
    Gross deferred tax liabilities                                249,336           222,309
--------------------------------------------------------------------------------------------
    Net deferred tax assets                                     $ 291,506         $ 513,829
--------------------------------------------------------------------------------------------

         The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory Federal income tax rate to pretax income as a result of the following differences:

                                                               Year Ended
                                                               December 31,
                                              1998                 1997                 1996
---------------------------------------------------------------------------------------------------
Pretax income                                 34%                  34%                  34%
Adjustment for prior year accrual             (3%)                  --                   --
Dividends received deduction                  (2%)                 (2%)                 (1%)
---------------------------------------------------------------------------------------------------
Effective tax rate                            29%                  32%                  33%
---------------------------------------------------------------------------------------------------


         Cash paid for income taxes was $1,175,000, $725,000, and $919,000 for the years ended December 31, 1998, 1997, and 1996, respectively.

13. Commitments:

         The Bank leases its corporate headquarters and branch facilities under operating lease agreements expiring in fiscal years through 2002. As of December 31, 1998, future minimum lease payments required under these arrangements, assuming no extension options are exercised, are as follows:

                       Years Ending            Minimum Lease
                       December 31,               Payments
                    ------------------      -------------------
                          1999                  $ 527,047
                          2000                    540,265
                          2001                    493,200
                          2002                    372,912
                          2003                    312,326
                       Thereafter               1,506,520


         Rent expense aggregated $485,792, $558,704, and $504,647 for the years ended December 31, 1998, 1997, and 1996, respectively.

         Outstanding loan commitments amounted to $11,842,340 (of which $3,887,840 had fixed interest rates) and $5,393,550 (of which $413,550 had fixed interest rates) at December 31, 1998 and 1997, respectively. The Bank had commitments from investors of $1,171,500 and $1,825,395 to purchase loans from the Bank at December 31, 1998 and 1997, respectively.

         At December 31, 1998, the Bank had commercial letters of credit outstanding in the amount of approximately $537,078.

         At December 31, 1998, the Bank had unfunded lines of credit of $9,212,327 and undisbursed construction loan funds of $6,491,231.

14. Earnings Per Share

         The following table shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock. Potential dilutive common stock has no effect on income available to common stockholders. Earnings per share amounts for prior periods have been restated to give effect to the application of SFAS 128 which was adopted in 1997.

                                                 1998                         1997                         1996
                                     ---------------------------   --------------------------   --------------------------
                                                        Per                          Per                          Per
                                                       Share                        Share                        Share
                                        Shares         Amount        Shares         Amount        Shares         Amount
                                     -------------   -----------   ------------   -----------   ------------   -----------
Basic EPS                               1,597,815        $ 1.66      1,577,243        $ 1.39      1,544,338        $ 0.61
                                                     ===========                  ===========                  ===========


Effect of dilutive
   Securities:
        Stock Options                      92,343                       55,240                       50,960
        Convertible Preferred Stock        21,975                       25,223                       25,223
                                     =============   ===========   ============   ===========   ============   ===========

        Diluted EPS                     1,712,133        $ 1.55      1,657,706        $ 1.33      1,620,521        $ 0.59
                                     =============   ===========   ============   ===========   ============   ===========

15. Quarterly Financial Information (Unaudited - in thousands, except per share data):

                                    Quarter Ended        Quarter Ended      Quarter Ended     Quarter Ended
                                    Dec. 31, 1998        Sep. 30, 1998      Jun. 30, 1998     Mar. 31, 1998
-------------------------------------------------------------------------------------------------------------
Net interest income                       $ 2,243             $ 2,085             $ 2,120            $ 2,078
Provision for loan losses                     300                 225                 225                225
Total other income                            752                 667                 438                489
Total other expense                         1,687               1,571               1,487              1,411
Net income                                    697                 658                 674                630
Earnings per share:
  Basic                                      0.43                0.41                0.42               0.39
  Diluted                                    0.41                0.38                0.39               0.37
Weighted average shares
outstanding:
  Basic                                 1,603,220           1,602,066           1,593,260          1,592,548
  Diluted                               1,707,793           1,717,428           1,720,913          1,709,010
-------------------------------------------------------------------------------------------------------------


                                      F-26


                                    Quarter Ended        Quarter Ended       Quarter Ended      Quarter Ended
                                    Dec. 31, 1997        Sep. 30, 1997       Jun. 30, 1997      Mar. 31, 1997
-------------------------------------------------------------------------------------------------------------
Net interest income                       $ 2,128             $ 2,081             $ 1,944            $ 1,809
Provision for loan losses                     320                 255                 175                130
Total other income                            462                 463                 401                402
Total other expense                         1,429               1,452               1,355              1,346
Net income                                    579                 568                 556                503
Earnings per share:
  Basic                                      0.36                0.36                0.35               0.32
  Diluted                                    0.34                0.34                0.34               0.31
Weighted average shares
outstanding:
  Basic                                 1,590,232           1,587,153           1,566,943          1,564,248
  Diluted                               1,691,107           1,669,150           1,631,054          1,627,704
-------------------------------------------------------------------------------------------------------------


                        SOUTHERN FINANCIAL BANCORP, INC.
                          CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 1999 AND DECEMBER 31, 1998



                                                  September 30,
                                                      1999          December 31,
                                                   (Unaudited)          1998
                                                  -------------     ------------
ASSETS

Cash and due from banks                          $   6,280,330     $   5,374,945
Overnight earning deposits                           1,255,541           928,435
Investment securities, available-for-sale           81,821,408        74,438,682
Investment securities, held-to-maturity             28,501,975        38,151,121
Loans held for sale                                    479,000           602,500
Loans receivable, net                              157,213,169       131,645,482
Federal Home Loan Bank stock, at cost                1,500,000         1,082,500
Premises and equipment, net                          2,930,285         2,370,711
Other assets                                         7,731,136         4,248,673
                                                 -------------     -------------

Total assets                                     $ 287,712,844     $ 258,843,049
                                                 =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits                                         $ 236,852,768     $ 231,925,592
Advances from Federal Home Loan Bank                27,000,000         3,500,000
Other liabilities                                    2,525,871         2,494,717
                                                 -------------     -------------

Total liabilities                                  266,378,639       237,920,309
                                                 -------------     -------------
Commitments
Stockholders' equity:
Preferred stock                                            136               136
Common stock                                            16,405            16,331
Capital in excess of par value                      15,724,465        15,648,527
Retained earnings                                    7,157,586         5,469,135
Accumulated other comprehensive income (loss)       (1,093,300)          259,698
Treasury stock, at cost                               (471,087)         (471,087)
                                                 -------------     -------------
Total stockholders' equity                          21,334,205        20,922,740
                                                 -------------     -------------
Total liabilities and stockholders' equity       $ 287,712,844     $ 258,843,049
                                                 =============     =============

The accompanying notes are an intergral part of these financial statements.

                        SOUTHERN FINANCIAL BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                 Nine Months Ended
                                                   September 30,
                                               1999           1998
                                              ---------    ----------
Interest income:
Loans                                      $ 9,807,464    $ 9,282,779
Investment securities                        5,369,841      4,584,017
                                           -----------    -----------
Total interest income                       15,177,305     13,866,796
                                           -----------    -----------
Interest expense:

Deposits                                     7,278,452      7,420,245
Borrowings                                     424,291        163,538
                                           -----------    -----------
Total interest expense                       7,702,743      7,583,783
                                           -----------    -----------

Net interest income                          7,474,562      6,283,013
Provision for loan losses                      925,000        675,000
                                           -----------    -----------

Net interest income after provision
     for loan losses                         6,549,562      5,608,013
                                           -----------    -----------
Other income:
Gain on sale of loans                          866,484        486,296
Fee income                                   1,208,872      1,049,814
Other                                          253,688         59,028
                                           -----------    -----------
Total other income                           2,329,044      1,595,138
                                           -----------    -----------
Other expense:
Employee compensation and benefits           2,860,074      2,111,088
Premises and equipment                       1,006,935        807,943
Data processing expense                        594,759        523,519
Deposit insurance assessments                  102,171         92,903
Advertising                                    181,920        124,931
Other                                          936,803        808,265
                                           -----------    -----------

Total other expense                          5,682,662      4,468,649
                                           -----------    -----------

Income before income taxes                   3,195,944      2,734,502
Provision for income taxes                     944,600        772,200
                                           -----------    -----------
Net income                                 $ 2,251,344    $ 1,962,302
                                           ===========    ===========
Earnings per common share:

Basic                                      $      1.40    $      1.22
Diluted                                           1.34           1.14
Weighted average shares outstanding:
Basic                                        1,606,352      1,595,993
Diluted                                      1,684,557      1,715,787

The accompanying notes are an integral part of these financial statements.

                        SOUTHERN FINANCIAL BANCORP, INC.
           CONSOLIATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)



                                                             Nine Months Ended
                                                                September 30,
                                                            1999             1998
                                                        -----------      ------------
Net income                                              $ 2,251,344     $ 1,962,302
Other comprehensive income:
Cash flow hedge:
    Unrealized holding gain                                 848,321             -
    Reclassification adjustment for net interest
    expense included in net income                           32,979             -
Available-for-sale securities:
    Unrealized holding gain/(loss)                       (2,843,180)        264,215
    Reclassification adjustment for gains
    included in net income                                  (88,117)            -
                                                        -----------     -----------
Other comprehensive income before tax                    (2,049,997)        264,215

Income tax expense related to items of other
    comprehensive income                                    696,999         (89,833)
                                                        -----------     -----------
Other comprehensive income, net of tax                   (1,352,998)        174,382

Comprehensive income                                    $   898,346     $ 2,136,684
                                                        ===========     ===========



   The accompanying notes are an integral part of these financial statements

                        SOUTHERN FINANCIAL BANCORP, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                                  in thousands



                                                                                Nine Months Ended
                                                                                   September 30,
                                                                            1999                  1998
                                                                         ----------             ----------
Cash flows from operating activities:
Net Income                                                             $  2,251,344          $  1,962,302
Adjustments to reconcile net income to
net cash provided by operating activities:
    Depreciation and amortization                                           683,424               693,002
    Provision for loan losses                                               925,000               675,000
    Gain on sale of loans                                                  (866,484)             (486,296)
    Gain on sale of securities                                              (88,117)              (22,716)
    Amortization of deferred loan fees                                     (420,792)             (477,552)
    Net change in loans held for sale                                       321,029             1,313,741
    Increase in other assets                                               (240,378)             (925,893)
    Increase in other liabilities                                           238,341             2,235,394
                                                                        -----------          ------------

Net cash provided by operating activities                                 2,803,367             4,966,982
                                                                        -----------          ------------
Cash flows from investing activities:
    (Increase) decrease in loans receivable                             (27,187,813)            1,117,652
    Purchase of investment securities, held-to-maturity                           -            (1,959,970)
    Purchase of investment securities, available-for-sale               (33,464,570)          (50,748,447)
    Sale of investment securities available-for-sale                      5,404,657             6,702,750
    Paydowns of investment securities                                    27,035,189            25,364,188
    Increase in overnight earning deposits, net                            (327,106)           (5,537,128)
    Increase in premises and equipment, net                                (881,135)             (268,011)
    Increase in Federal Home Loan Bank stock                               (417,500)             (152,000)
                                                                        -----------          ------------

Net cash used in investing activities                                   (29,838,278)          (25,480,966)
                                                                        -----------          ------------
Cash flows from financing activities:
    Net increase in deposits                                              4,927,176            24,409,262
    Increase (decrease) in advances from FHLB                            23,500,000            (4,000,000)
    Proceeds from stock options exercised                                    76,013                91,739
    Dividends on preferred and common stock                                (562,893)             (432,842)
                                                                        -----------          ------------

Net cash provided by financing activities                                27,940,296            20,068,159
                                                                        -----------          ------------

Net increase (decrease) in cash and due from banks                          905,385              (445,825)

Cash and due from banks, beginning of period                              5,374,945             4,559,266
                                                                        -----------          ------------

Cash and due from banks, end of period                                 $  6,280,330          $  4,113,441
                                                                        ===========          ============

   The accompanying notes are an integral part of these financial statements.

                        SOUTHERN FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q, and, therefore, do not include all information or footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for a fair presentation have been included. All adjustments are of a normal recurring nature. The results of operations for the three-month period ended September 30, 1999 are not necessarily indicative of the results of the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes included in Southern Financial Bancorp, Inc.'s Annual Report for the year ended December 31, 1998.

NOTE 2 - HEDGE ACCOUNTING

         During the first quarter of 1999, the Bancorp entered into four interest rate swap agreements that are accounted for as cash flow hedges. In accordance with SFAS 133, the Bancorp records the change in fair value of the swaps in comprehensive income. To the extent that the hedge is not completely effective, the ineffective portion is charged or credited to other income or expense. The amounts recorded in comprehensive income subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the certificates of deposit (CD's) affects earnings.

         Each of the four swap agreements has a notional amount of $5 million, and the Bancorp agreed to pay a rate fixed for the period of the swap and receive 3 month LIBOR. Three of the swaps are for a period of five years and have fixed rates ranging from 5.23% to 5.29%; the fourth swap is for a period of ten years and has a fixed rate of 5.45%. The purpose of all four of these swaps was to hedge the variability of cash flows resulting from changes in interest rates in the Bancorp's floating rate liabilities, specifically the Bancorp's CD's in amounts greater than $90,000, which have maturities of one month to six months. The Bancorp performed a regression analysis using monthly averages of both 3 month LIBOR and the Bancorp's hedged CD's and determined that there was a highly effective correlation. The Bancorp designated CD's that were outstanding on the inception dates of the swaps as being hedged by the swaps, and as the hedged CD's mature, the Bancorp has identified other individual CD's to replace them. During the year ending December 31, 1999, approximately $46 thousand of gains in accumulated other comprehensive income related to the interest rate swaps are expected to be reclassified into interest expense as a yield adjustment of the hedged CD's.

         During the quarter ended September 30, 1999, no portion of the hedge was "ineffective" as the spread between LIBOR (the denomination of the floating rate side of the interest rate swaps) and the Bancorp's CD issuance costs changed only minimally. Since there was no change in the net present value of the favorable variance in the spread for the weighted average remaining life of the interest rate swaps, the Bancorp recognized no income.

NOTE 3 - INVESTMENT SECURITIES

              The following table sets forth the Bancorp's investment securities portfolio as of the dates indicated:


                                                 September 30, 1999                      December 31, 1998
                                            Amortized           Estimated             Aortized           Estimated
                                               Cost             Fair Value             Cost              Fair Value
                                            ---------           ----------           ----------         -----------
Available-for-sale securities:
    FHLMC preferred stock               $         -        $           -          $  3,807,585          $  3,888,524
    FHLMC MBS                             7,752,982            7,741,319            11,996,172            12,005,667
    GNMA MBS                              2,806,022            2,778,575             3,825,601             3,771,448
    FNMA MBS                             16,911,804           16,891,770            29,671,448            29,813,650
    Collaterized mortgage obligations    27,382,895           26,337,408             1,526,527             1,529,095
    Commercial MBS                       24,105,888           23,025,000            18,043,819            18,246,250
    Obligations of counties and
         municipalities                   3,916,909            3,625,447             3,234,489             3,220,498
    Corporate obligations                   990,494              945,482               989,319               992,300
    U.S. Treasury securities                491,056              476,407                     -                     -
    U.S. Government agency obligations            -                    -               949,066               971,250
                                         ----------           ----------            ----------            ----------
                                       $ 84,358,050        $  81,821,408          $ 74,044,026          $ 74,438,682
                                         ==========           ==========            ==========            ==========
Held-to-maturity securities:
    FHLMC MBS                          $  3,064,456        $   3,044,728          $  4,091,316          $  4,070,132
    GNMA MBS                             18,230,059           17,932,645            24,305,052            24,004,669
    FNMA MBS                              5,248,579            5,146,577             6,779,894             6,731,670
    Collateralized mortgage
          obligations                             -                    -             1,015,264             1,013,565
    Obligations of counties
          and municipalities              1,958,881            1,856,911             1,959,595             1,974,308
                                       ------------        -------------          ------------          ------------
                                       $ 28,501,975        $  27,980,861          $ 38,151,121         $  37,794,344
                                       ============         ============          ============         =============

SOUTHERN FINANCIAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 - LOANS RECEIVABLE

         Loans receivable consist of the following:



                                                           September 30,            December 31,
                                                               1999                    1998
                                                           -------------            ------------
Mortgage:
    Residential                                            $  23,932,826           $  26,046,289
    Nonresidential                                            86,016,842              64,890,406
Construction:
    Residential                                                3,729,809               5,184,844
    Nonresidential                                            11,244,078              11,213,848
Non-Mortgage:
    Business                                                  32,898,923              24,773,003
    Consumer                                                   2,416,957               2,424,602
                                                           -------------           -------------

Total loans receivable                                       160,239,435             134,532,992
Less:
     Deferred loan fees, net                                     764,528                 836,898
     Allowance for loan losses                                 2,261,738               2,050,612
                                                           -------------           -------------
Loans receivable, net                                      $ 157,213,169           $ 131,645,482
                                                           =============           =============


 The following sets forth information regarding the allowance for loan losses:

                                         Nine Months    Nine Months
                                            Ended         Ended
                                         9/30/1999      9/30/1998
                                        ------------   -----------


Allowance at beginning of period       $  2,050,612    $ 2,036,532

Provision for losses charged
    to income                               925,000        675,000
Charge-offs                                (918,686)      (546,610)
Recoveries                                  204,812          7,853
                                       ------------     ----------

Allowance at end of period             $  2,261,738    $ 2,172,775
                                       ============    ===========

NOTE 5 - EARNINGS PER SHARE

         The following table shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of dilutive common stock equivalents.

                                                        For the nine months ended
                                            September 30, 1999             September 30, 1998
                                        ----------------------------   ----------------------------
                                                            Per                            Per
                                                           Share                          Share
                                           Shares         Amount          Shares         Amount
                                        -------------   ------------   -------------   ------------
Basic EPS                                  1,606,352         $ 1.40       1,595,993          $1.22
                                                        ============                   ============

Effect of dilutive
   Securities:
     Stock Options                            56,230                         95,568
     Convertible Preferred Stock              21,975                         24,226
                                        -------------                  -------------

Diluted EPS                                1,684,557          $1.34       1,715,787          $1.14
                                        =============   ============   =============   ============


NOTE 6 - OTHER SIGNIFICANT MATTERS

         On October 1, 1999, Southern Financial Bancorp, Inc. (Southern Financial) merged with the Horizon Bank of Virginia (Horizon). This transaction was accounted for as a pooling-of-interests business combination. Under the terms of the merger agreement, Horizon shareholders received .63 or 1,045,734 shares of Southern Financial Bancorp common stock. Unaudited pro forma consolidated financial information has been filed on Form 8-K of Southern Financial dated October 1, 1999.

                          INDEPENDENT AUDITORS' REPORT




To The Board of Directors and Stockholders
The Horizon Bank of Virginia
Merrifield, Virginia


         We have audited the accompanying balance sheets of The Horizon Bank of Virginia as of December 31, 1998 and 1997, and the related statements of operations, other comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Horizon Bank of Virginia as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Thompson, Greenspon & Co., P.C.

Fairfax, Virginia
January 29, 1999

The Horizon Bank of Virginia
Balance Sheets
December 31, 1998 and 1997



Assets                                                             December 31, 1998         December 31, 1997
---------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                  $  5,445,820              $  6,467,421
Overnight earning deposits                                                 30,846,000                20,308,000
Investment securities, available-for-sale                                   9,636,855                12,017,486
Investment securities, held to maturity (estimated market
    value of $19,553,348 and $8,104,781, respectively)                     19,531,871                 8,098,909
Loans receivable, net                                                      74,709,594                75,602,129
Premises and equipment, net                                                 3,152,593                 3,220,127
Other assets                                                                2,088,334                 1,704,091
---------------------------------------------------------------------------------------------------------------
Total assets                                                             $145,411,067              $127,418,163
===============================================================================================================

Liabilities and Stockholders' Equity
---------------------------------------------------------------------------------------------------------------
Liabilities:
Deposits                                                                 $134,979,742              $118,164,235
Other liabilities                                                             728,198                   288,464
---------------------------------------------------------------------------------------------------------------
Total liabilities                                                         135,707,940               118,452,699
---------------------------------------------------------------------------------------------------------------

Stockholders' equity:
Common stock, $2.50 par value, 2,000,000 authorized,
    1,639,729 and 1,557,778 shares issued and
    outstanding, respectively                                               4,099,325                 3,894,445
Capital in excess of par value                                              4,223,773                 3,564,319
Retained earnings                                                           1,352,984                 1,503,105
Accumulated other comprehensive income                                         27,045                     3,595
---------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                  9,703,127                 8,965,464
---------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                               $145,411,067              $127,418,163
===============================================================================================================













The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Income
December 31, 1998, 1997, and 1996


                                                        Year Ended             Year Ended           Year Ended
                                                        December 31,           December 31,         December 31,
                                                           1998                   1997                  1996
---------------------------------------------------------------------------------------------------------------
Interest income:
Loans                                                 $  7,189,034           $  7,021,964          $  6,129,444
Investment securities                                    1,937,583              1,509,402             1,551,055
---------------------------------------------------------------------------------------------------------------
Total interest income                                    9,126,617              8,531,366             7,680,499
---------------------------------------------------------------------------------------------------------------
Interest expense:
Deposits                                                 4,015,542              3,583,289             3,566,500
---------------------------------------------------------------------------------------------------------------
Total interest expense                                   4,015,542              3,583,289             3,566,500
---------------------------------------------------------------------------------------------------------------
Net interest income                                      5,111,075              4,948,077             4,113,999
Provision for loan losses                                  325,801                385,314               211,152
---------------------------------------------------------------------------------------------------------------
Net interest income after provision for
    loan losses                                          4,785,274              4,562,763             3,902,847
---------------------------------------------------------------------------------------------------------------
Other income:
Fee income                                                 785,631                518,167               392,358
Gain on sale of investment securities                       -                       1,464                 7,354
Other                                                       12,000                  9,828                 6,905
---------------------------------------------------------------------------------------------------------------
Total other income                                         797,631                529,459               406,617
---------------------------------------------------------------------------------------------------------------
Other expense:
Employee compensation and benefits                       1,936,704              2,014,174             1,858,954
Premises and equipment                                     938,142                917,786               738,029
Advertising                                                 42,282                 18,544                51,964
Other                                                    1,614,360              1,229,924             1,043,510
---------------------------------------------------------------------------------------------------------------
Total other expense                                      4,531,488              4,180,428             3,692,457
---------------------------------------------------------------------------------------------------------------
Income before income taxes                               1,051,417                911,794               617,007
Provision for income taxes                                 357,775                310,000               210,730
---------------------------------------------------------------------------------------------------------------
Net income                                            $    693,642           $    601,794          $    406,277
===============================================================================================================
Earnings per common share:
Basic*                                                $        .43           $        .39          $        .26
Diluted*                                                       .42                    .38                   .26
Weighted average shares outstanding:
Basic*                                                   1,620,817              1,557,744             1,551,890
Diluted*                                                 1,633,548              1,571,446             1,564,956
---------------------------------------------------------------------------------------------------------------
*1996 amounts have been restated to conform with SFAS 128, "Earnings per Share."








The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Comprehensive Income
December 31, 1998, 1997, and 1996



                                                       Year Ended             Year Ended            Year Ended
                                                       December 31,           December 31,          December 31,
                                                          1998                    1997                  1996
---------------------------------------------------------------------------------------------------------------
Net income                                               $693,642                $601,794              $406,277
Other comprehensive income, net of tax:
Unrealized gain (loss) arising during period               23,450                  14,201               (48,021)
---------------------------------------------------------------------------------------------------------------
Other comprehensive income                                 23,450                  14,201               (48,021)

Comprehensive income                                     $717,092                $615,995              $358,256
===============================================================================================================
















The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 1998, 1997, and 1996



                                                                                                 Net Unrealized Gain
                                          Number                                    Retained    (Loss) on Securities
                                         of Shares     Par Value      Surplus       Earnings     Available for Sales     Totals
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                 691,600    $3,458,000    $3,458,000    $   843,954         $ 37,415         $7,797,369
Options exercised                           17,850        87,125        87,125         -                -                 174,250
    Stock dividend of 10 percent            69,784       348,920        -            (348,920)          -                  -
    Stock split - 2 for 1                  778,384        -             -              -                -                  -
    Options adjustment                      -             -             18,794         -                -                  18,794
    Change in other comprehensive
        income                              -             -              -              -              (48,021)           (48,021)
    Net income                              -             -              -            406,277           -                 406,277
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996               1,557,618     3,894,045     3,563,919        901,311          (10,606)         8,348,669
    Options exercised                          160           400           400         -                 -                    800
    Change in other comprehensive
        income                              -              -            -              -                14,201             14,201
    Net income                              -              -            -             601,794           -                 601,794
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997               1,557,778     3,894,445     3,564,319      1,503,105            3,595          8,965,464
    Options excercised                       4,114        10,285        10,285         -                 -                 20,570
    Stock dividend of 5 percent             77,837       194,595       649,169       (843,764)           -                 -
    Change in other comprehensive
        income                              -             -             -              -                23,450             23,450
    Net income                              -             -             -             693,643           -                 693,643
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998               1,639,729    $4,099,325    $4,223,773     $1,352,984         $ 27,045         $9,703,127
=================================================================================================================================







The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Cash Flows
For the Years Ended December 31, 1998, 1997, and 1996


                                                        Year Ended         Year Ended           Year Ended
                                                        December 31,       December 31,         December 31,
------------------------------------------------------------------------------------------------------------
                                                           1998               1997                  1996
------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net income                                         $   693,642         $   601,794         $   406,277
    Noncash items included in net income
        Depreciation and amortization                      291,847             271,477             220,242
        Provision for loan losses                          325,801             385,314             211,152
        Provision for losses on other
            real estate owned                              120,000              64,513              61,000
        Net amortization of premiums on
            securities                                     (11,840)             (7,605)             (5,852)
        Stock option compensation                           -                    -                  18,794
        (Increase) Decrease in
            Accrued interest receivable                    (42,861)             41,139               7,507
            Other assets                                  (490,930)            279,143             (87,081)
        Increase (Decrease) in
            Accrued interest payable                        (2,259)             (2,444)             (9,535)
            Other accrued expenses                         441,994             (28,422)             56,530
------------------------------------------------------------------------------------------------------------
            Net Cash Provided by Operating
                Activities                               1,325,394           1,604,909             879,034
------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
    Net Federal funds sold                             (10,538,000)         (5,423,000)         (1,682,000)
    Acquisition of bank premises and
       equipment                                          (194,765)           (360,684)           (440,008)
    Loans collected (made), net                            566,734          (6,026,430)         (9,259,523)
    Proceeds from the maturities of
        investment securities                            5,700,000           3,813,750           6,611,031
    Purchase of securities available for sale           (4,300,000)         (8,563,636)         (5,642,064)
    Purchase of investment securities                  (17,117,041)         (1,811,206)         (6,993,917)
    Proceeds from the maturities of
        securities available for sale                    6,700,000           5,924,242           8,285,939
    Other real estate owned
        Proceeds from sale                                  -                  527,376              -
        Acquisition of intangible assets                    -                 (171,195)            (40,500)
        Capitalized expenses                                -                   -                   (2,800)
        Additions to deposits                               -                   -                 (203,258)
------------------------------------------------------------------------------------------------------------
            Net Cash Used by Investing
                 Activities                            (19,183,072)        (12,090,783)         (9,367,100)
------------------------------------------------------------------------------------------------------------




The accompanying notes are an integral part of these financial statements.

                                                        Year Ended         Year Ended           Year Ended
                                                        December 31,       December 31,         December 31,
                                                           1998               1997                  1996
------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
    Proceeds from sale of common stock                      20,570                 800             174,747
    Net increase in deposits                            16,815,507           7,471,842          13,614,467
------------------------------------------------------------------------------------------------------------
                Net Cash Provided by
                   Financing Activities                 16,836,077           7,472,642          13,789,214
------------------------------------------------------------------------------------------------------------

Net Decrease (Increase) in Cash and
    Due from Banks                                      (1,021,601)         (3,013,232)          5,301,148

Cash and Due from Banks, beginning of year               6,467,421           9,480,653           4,179,505
------------------------------------------------------------------------------------------------------------

Cash and Due from Banks, end of year                   $ 5,445,820         $ 6,467,421         $ 9,480,653
============================================================================================================



Noncash
    Unrealized gain on securities available
        for sale, net                                  $    23,450         $    14,201         $   (48,021)
============================================================================================================

    Stock Dividend                                     $   843,764         $        -          $   348,920
============================================================================================================


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Bank follows generally accepted accounting principles and reporting practices applicable to the banking industry. Significant accounting policies are summarized below.

         Nature of Operations

         The Horizon Bank of Virginia is a state member bank of the Federal Reserve and provides a variety of banking services to its customers. As a state bank, the Bank is subject to regulations of the Virginia State Banking Commission and the Federal Reserve. The Bank serves primarily the Northern Virginia area with services provided at four branch offices and a mortgage department.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates that were used.

         Cash and Cash Equivalents

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

         Cash paid for interest amounted to $4,017,801 in 1998, $3,585,733 in 1997, and $3,516,036 in 1996.

         Income taxes paid amounted to $287,000 in 1998, $279,040 in 1997, and $136,717 in 1996.

         The Bank is required by regulatory authorities to maintain a specific portion of its assets in the form of legal cash reserves, computed by applying prescribed percentages to its various types of deposits. When the Bank's vault cash reserves and balances maintained at the Federal Reserve Bank are in excess of that required, it may lend the excess to other banks on a daily basis. The average balance required to be maintained at the Federal Reserve Bank for the year ended December 31, 1998 was approximately $1,211,000.

         The Bank's available unsecured Federal fund lines of credit with correspondent banks is based on bank capital. At December 31, 1998, the lines were approximately $6,330,000. Continued availability of the lines are reviewed annually by the correspondent bank and the Federal Reserve. The rate of interest charged fluctuates daily in response to market conditions. There were no borrowings on these lines at December 31, 1998 and 1997.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Investment Securities

         Securities are classified as investment securities to be held to maturity when management has the intent and the Bank has the ability at the time of purchase to hold them until maturity or on a long-term basis. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the straight-line method over their contractual lives. If the interest method of accounting for amortization of premiums and accretion of discounts was used, it would not have a material effect on the financial statements. Gains and losses on the sale of such securities are determined by the specific identification method.

         Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and accounted for at fair value on an aggregate basis. These include securities used as part of the Bank's asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk, the need or desire to increase capital, to satisfy regulatory requirements and other similar factors. Unrealized gains and losses of securities available for sale are excluded from earnings and included in stockholders' equity, net of related income taxes. Realized gains and losses of securities available for sale are included in net securities gains (losses) based on the specific identification method.

         Loans and Loan Fees

         Loans are stated at the principal amount outstanding, net of deferred loan fees. Interest on loans is generally computed using the simple interest method. Loan fees and related direct loan origination costs are deferred and recognized as an adjustment of yield over the life of the loan or currently upon the sale or repayment of the loans.

         Interest on all categories of loans is accrued based upon the principal amounts outstanding. The accrual of interest income is discontinued on loans which are past due ninety or more days as to principal or interest payments, except for certain guaranteed loans and other limited exceptions. When loans are placed on nonaccrual status, interest accrued in the current year is charged against interest income, and interest accrued in prior years is charged to the allowance for loan losses. Loans may be reinstated to accrual status when all payments are brought current, and, in the opinion of management, collection of the remaining balance can reasonably be expected. The classification of a loan as nonaccrual is not necessarily indicative of a potential loan loss.

         The  Bank  originates  mortgage  loans  for  both  sale and for its own portfolio in order to insure the availability of a broad range of mortgage products for its customers. The Bank sells originated mortgages primarily on the secondary market. The Bank retains negligible risk of principal loss for mortgages sold.

         Allowance for Loan Losses

         The Bank grants loans to customers located in Northern Virginia. Although the Bank has a diversified portfolio, a substantial number of loans are unsecured or collateralized by real estate.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Allowance for Loan Losses (continued)

         The allowance for loan losses is a current estimate of the losses inherent in the loan portfolio. The allowance is maintained at a level considered adequate by management to absorb inherent losses based upon management's evaluation of the portfolio.

         The allowance is increased by provisions for loan losses charged to operating expense and reduced by net chargeoffs. The provisions are based on management's estimate of net realizable value or fair value of the collateral, as applicable, considering the current and future operating or sales conditions. These estimates are susceptible to changes that could result in a material adjustment to future results of operations.

         Bank Premises and Equipment

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the asset life using the straight-line method. Furniture and equipment are depreciated over estimated useful lives of five and seven years using the straight-line method. The bank headquarters building is depreciated over its estimated useful life of approximately 31.5 years using the straight-line method.

         Other Real Estate Owned

         Other real estate owned includes properties acquired through foreclosure or other proceedings in satisfaction of indebtedness. At the date of acquisition, such property is recorded at the lower of the recorded investment in the related receivable or net realizable value. Write-downs at the date of acquisition are charged to the allowance for loans losses. Subsequent declines in market value, operating expenses and gains or losses on disposition of other real estate are reflected in other expenses.

         Stockholders' Equity

         The Bank was capitalized through a private offering circular dated October 2, 1989, for $6,421,000. Capital funds were allocated equally between capital stock and surplus. The Bank has 2,000,000, $2.50 par value, common shares authorized. There were 1,639,729 outstanding in 1998, and 1,557,778 in 1997.

         In January, 1998, the Bank declared a 5 percent stock dividend for stockholders of record on February 15, 1998 and payable on March 15, 1998.

         State banking laws and regulatory compliance restrict the availability of earnings for the payment of dividends.

         The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1998, the Bank is required to have minimum Tier 1 and Total capital ratios of 4.00 percent and 8.00 percent, respectively. The Bank's actual ratios at that date were 12.21 percent and 13.46 percent, respectively.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Income Taxes

         The Bank utilizes an asset and liability approach to accounting for income taxes. The objective is to recognize the amount of income taxes payable or refundable in the current year based on the Bank's income tax return and the deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Bank's financial statements or tax returns. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates to temporary differences, the difference between financial statement amounts and tax bases of assets and liabilities. Deferred income tax liabilities or assets are adjusted to reflect changes in tax laws or rates in the year of enactment.

         The Bank pays state franchise tax in lieu of state income taxes.

         Income per Common Share

         The Bank has adopted Statement of Financial Accounting Standards ("SFAS") No. 128 which establishes standards for computing and presenting earnings per share (EPS) for entities with publicly held common stock. The standard requires presentation of two categories of earnings per share, basic EPS and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Bank.

         The financial statements provide information that considers the effects of the 10 percent stock dividend.

                                             1998                             1997                             1997
                                 ----------------------------     ----------------------------     ----------------------------
                                                       Per -                            Per -                            Per -
                                                       Share                            Share                            Share
                                  Income     Shares    Amount      Income     Shares    Amount      Income     Shares    Amount
                                 --------   --------   ------     --------   --------   ------     --------   --------   ------
         Basic EPS
         Income available
            to common
            stockholders         $693,642   1,620,817  $0.43      $601,794   1,557,744  $0.39      $406,277   1,551,890  $0.26
                                                       =====                            =====                            =====

         Effect of Dilutive
            Securities
         Stock options
            unexercised                -       12,731                    -      13,702                    -      13,066
                                 --------   ---------             --------   ---------             --------   ---------

         Dilutive EPS
         Income available
            to common
            stockholders
            plus assumed
            conversions          $693,642   1,633,548  $0.42     $601,794    1,571,446  $0.38     $406,277    1,564,956  $0.26
                                 ========   =========  =====     ========    =========  =====     ========    =========  =====


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Impaired Loans

         Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118. SFAS No. 114, as amended provided that a loan is impaired when, based on current information and events, it is probable that the creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. SFAS No. 114, as amended provides guidelines relating to recognition of interest income on impaired loans and requires that impaired loans be measured based on the present value of the expected future cash flows, discounted at the loan's effective interest rate. The effective rate of a loan is defined as the contractual interest rate adjusted for any deferred loan fees or costs, premiums or discounts existing at the inception or acquisition of the loan. If the loan is collateral dependent, as a practical expedient, impairment can be based on a loan's observable market price of the fair value of the collateral. The value of the loan is adjusted through a valuation allowance created through a charge against income. Residential mortgages, consumer installment obligations and credit cards are excluded. Loans that were treated as in-substance foreclosures under previous accounting pronouncements are considered to be impaired loans and under SFAS No. 114 will remain in the loan portfolio.

         A loan may be placed on non-accrual status and not classified as an impaired loan when in the opinion of management, based on current information and events, it is probable that the Bank will eventually collect all principal and interest amounts due according to the contractual terms of the loan agreement. Interest income for impaired loans is generally recognized on an accrual basis unless it is deemed inappropriate to do so. In cases which the receipt of interest payments is deemed more uncertain, the cash basis of income recognition is utilized. Loans are placed on non-accrual status when, in the judgement of management, the probability of timely collection of interest is deemed to be insufficient to warrant further accrual. As a matter of policy, the Bank does not accrue interest on loans past due 90 days or more except when the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

         Management considered loans impaired amounting to $922,460 at December 31, 1998 and $840,663 at December 31, 1997. The total allowance for possible loan losses related to impaired loans amounted to $381,802 at December 31, 1998 and $83,899 at December 31, 1997.

         Accounting Pronouncements

         SFAS No. 133 - Accounting for Derivative Instruments and Hedging Activities

         This statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. The Bank is evaluating the potential impact of adopting SFAS No. 133. Management does not expect the adoption of SFAS No. 133 to have a material impact on financial condition or results of operations. The statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



2.       INVESTMENT SECURITIES

         The portfolio consists of the following:

                                                                    December 31, 1998
                                               -------------------------------------------------------------
                                                                  Gross          Gross
                                                Amortized       Unrealized     Unrealized     Estimated Fair
                                                  Cost            Gains          Losses            Value
                                               -----------      ----------     ----------     --------------
         Available for sale
         U.S. Government Treasury
             and agency obligations            $ 9,595,877       $47,073         $ 6,095        $ 9,636,855
                                               ===========       =======         =======        ===========

                                                                    December 31, 1997
                                               -------------------------------------------------------------
         Available for sale:
         U.S. Government Treasury
             and agency obligations            $12,012,038       $36,484         $31,036        $12,017,486
                                               ===========       =======         =======        ===========


                                                                    December 31, 1998
                                               -------------------------------------------------------------
                                                                  Gross          Gross
                                                Amortized       Unrealized     Unrealized     Estimated Fair
                                                  Cost            Gains          Losses            Value
                                               -----------      ----------     ----------     --------------
         Held to maturity:
         U.S. Government Treasury
             and agency obligations            $19,531,871       $59,187         $37,710        $19,553,348
                                               ===========       =======         =======        ===========

                                                                   December 31, 1997
                                               -------------------------------------------------------------
         Held to maturity:
         U.S. Government Treasury
             and agency obligations            $ 8,098,909       $19,032         $13,160        $ 8,104,781
                                               ===========       =======         =======        ===========

         The scheduled maturities of the portfolio at December 31, 1998 were as follows:

                                                   Held to Maturity                        Available for Sale
                                            ------------------------------          -------------------------------
                                                                 Estimated                               Estimated
                                             Amortized             Fair              Amortized             Fair
                                               Cost                Value               Cost                Value
                                            -----------         -----------         -----------         -----------
         Due in one year or less            $ 6,029,786         $ 6,022,188         $ 2,699,475         $ 2,708,813
         Due from one year to
             five years                      13,502,085          13,531,160           6,896,402           6,928,042
                                            -----------         -----------         -----------         -----------
                                            $19,531,871         $19,553,348         $ 9,595,877         $ 9,636,855
                                            ===========         ===========         ===========         ===========

         Securities with a carrying amount of $16,700,000 and $12,150,000 at December 31, 1998 and 1997, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


3.   LOANS RECEIVABLE

         Loans receivable at December 31 include the following:

                                                                        1998                1997
                                                                    -----------         -----------
                 Mortgage:
                    Residential                                     $28,776,000         $30,907,000
                    Nonresidential                                   20,234,000          16,944,000
                 Construction                                         1,764,000           2,936,000
                 Nonmortgage:
                    Business                                         16,041,000          15,386,000
                    Consumer                                          9,134,586          10,369,771
                                                                    -----------         -----------
                 Total loans receivable                              75,949,586          76,542,771
                 Less:  Deferred loan fees                             (228,973)           (233,804)
                 Less:  Allowance for loan losses                    (1,011,019)           (706,838)
                                                                    -----------         -----------
                 Loans receivable, net                              $74,709,594         $75,602,129
                                                                    ===========         ===========

         An analysis of the allowance for loan losses at December 31 is as follows:

                                                                       1998                  1997
                                                                    ----------            ---------
                Balance beginning of year                           $  706,838            $ 873,378
                Provision for loan losses                              325,801              385,314
                Charge-offs, net                                       (21,620)            (551,854)
                                                                    ----------            ---------
                                                                    $1,011,019            $ 706,838
                                                                    ==========            =========

         Loans on which the accrual of interest has been discontinued amount to $922,460 at December 31, 1998 and $962,496 at December 31, 1997. Had
         interest been accrued on those loans, such income would have approximated $104,143 and $46,449 for the years ended December 31, 1998 and 1997, respectively.

         The amount of the allowance deducted for Federal income tax purposes in 1998 was $390,000, in 1997 was $646,000, and in 1996 was $199,724.

4.   BANK PREMISES AND EQUIPMENT

         Bank premises and equipment include the following:

                                                                       1998                 1997
                                                                    -----------         -----------
                 Land                                               $ 1,304,033         $ 1,304,033
                 Building                                               494,633             494,633
                 Automobiles                                            103,360             103,360
                 Leasehold improvements                               1,085,350           1,014,025
                 Furniture and equipment                              1,638,059           1,514,935
                                                                    -----------         -----------
                                                                      4,625,435           4,430,986
                 Less accumulated depreciation                       (1,472,842)         (1,210,859)
                                                                    -----------         -----------
                                                                    $ 3,152,593         $ 3,220,127
                                                                    ===========         ===========

         Depreciation of bank premises and equipment charged to expense amounted to $262,299 in 1998, $258,477 in 1997, and $214,842 in 1996.

                         THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996

5.   OTHER REAL ESTATE OWNED

         Activity related to foreclosed real estate is as follows:

         Expenses related to other real estate owned are included in other operating expenses and amounted to $12,750 in 1998, $3,066 in 1997, and $3,441 in 1996.

                                                                         1998                  1997
                                                                      ----------            ----------
                  Balance, January 1                                  $  546,177            $  966,871
                  Additions                                                    -               171,195
                  Sales                                                        -              (527,376)
                  Allowance for losses                                  (120,000)              (64,513)
                                                                      ----------            ----------
                  Balance, December 31                                $  426,177            $  546,177
                                                                      ==========            ==========

         Activity of the allowance for other real estate owned losses is as follows:

                                                                         1998                  1997
                                                                      ----------            ----------
                  Balance, January 1                                  $  125,513            $   61,000
                  Additions                                              120,000                64,513
                                                                      ----------            ----------
                  Balance, December 31                                $  245,513            $  125,513
                                                                      ==========            ==========

6.   OTHER ASSETS

         In addition to Other Real Estate Owned and Accrued Interest Receivable, other assets include the following:

                                                                         1998                   1997
                                                                      ----------             ---------
                Goodwill, net of accumulated amortization
                    of $98,353 in 1998 and $68,805 in 1997            $   92,552             $  55,002
                Prepaid taxes and expenses                               139,032               101,403
                Deposits and other                                        41,716                42,933
                Deferred tax asset                                       368,000               187,000
                Covenant not to compete                                  206,420                     -
                                                                      ----------             ---------
                                                                      $  847,720             $ 386,338
                                                                      ==========             =========

         The goodwill of $190,905 is being amortized over sixty months under the straight-line method. Amortization charged to expense amounted to $29,548 in 1998, $13,000 in 1997 and $5,400 in 1996.

7.   TIME DEPOSITS

         The  maturity   distribution   of  time   certificates  of  deposit  in
         denominations of $100,000 or more was approximately $25,107,867 at December 31, 1998 and $16,735,561 at December 31, 1997.

         At December 31, 1998, the scheduled maturities of time deposits are as follows:

                3 months or less                                     $ 8,294,176
                3 to 12 months                                        21,407,321
                1 to 5 years                                          21,676,063
                Over 5 years                                                  -
                                                                     -----------
                                                                     $51,377,560
                                                                     ===========

                         THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


8.       INCOME TAXES

         The provision for income taxes charged to operations was as follows:

                                                                            1998           1997                1996
                                                                          ---------        ---------        ---------
                  Current income taxes                                    $ 538,775        $ 286,500        $ 257,230
                  Deferred tax (benefit) expense                           (181,000)          23,500          (46,500)
                                                                          ---------        ---------        ---------
                  Total income tax expense                                $ 357,775        $ 310,000        $ 210,730
                                                                          =========        =========        =========

         Net deferred tax assets are comprised of the following at December 31:

                                                                                       1998              1997
                                                                                    ---------         ---------
                  Deferred Source
                  ---------------
                  Unearned loan fees                                                $  68,903         $  72,841
                  Organization/start-up costs and other                                 2,110             2,016
                  Loan loss and other real estate reserve                             277,289           117,337
                  Net unrealized loss on securities available for sale                      -             1,852
                  Non accrued loan interest                                            28,625                 -
                  Depreciation                                                          5,006                 -
                                                                                    ---------         ---------
                         Gross deferred tax assets                                    381,933           194,046
                                                                                    ---------         ---------

                  Net unrealized gain on securities available for sale                 13,933                 -
                  Depreciation                                                              -             7,046
                                                                                    ---------         ---------
                         Gross deferred tax liability                                  13,933             7,046
                                                                                    ---------         ---------

                              Net deferred tax asset                                $ 368,000         $ 187,000
                                                                                    =========         =========

         Net deferred tax assets for 1998 and 1997 are included in Other Assets. Income taxes payable of $266,000 for 1998 are included in other accrued expenses.

         A reconciliation between the amount of reported income tax expense and the amount computed by multiplying the applicable statutory Federal income tax rate is as follows:

                                                                              1998           1997           1996
                                                                           ----------    ----------    ----------
                  Income before income taxes                               $1,051,417    $  911,794    $  617,007
                  Applicable statutory income tax rate                             34%           34%           34%
                                                                           ----------    ----------    ----------
                  Computed "expected" Federal tax expense                     357,482       310,010       209,782
                  Adjustments to Federal income tax
                      resulting from:
                      Nondeductible items and other                               293           (10)          948
                                                                           ----------    ----------    ----------
                  Provision for Federal income taxes                       $  357,775    $  310,000    $  210,730
                                                                           ==========    ==========    ==========

                         THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996

9.   OPERATING LEASES

         In 1998, the Bank entered into two new lease agreements for a new branch and additional office space. The lease agreement provides for a term of ten years ending April 30, 2008, with annual lease payments of $45,000 plus 5 percent annual increases. The office space agreement is a six year lease beginning February 1, 1999 at $59,598 per year with three percent increases annually.

         In July, 1996, the Bank commenced occupancy in a new branch location in Fairfax City. The current rent expense being paid by the Bank is $124,689 per year. The initial ten year lease began with the date of occupancy and includes four additional five year options to extend the lease. Additionally, the Bank currently holds a $650,000 first deed of trust loan on the building and land on which the Fairfax City branch is located.

         The Bank leased office space for its mortgage department at $30,500 per year, net of a sublease. The lease expired in September 1998.

         In January, 1995, the Bank entered into a lease agreement for a new branch located in Vienna. The agreement provides for a term of ten years ending in February, 2005 with an automatic ten year renewal option unless the Bank issues an advance written notice. Total base annual lease payments are $107,870 adjusted 1.5 percent per annum.

         In 1995, the Bank amended its current lease agreement for office space and signed a new lease for an additional floor of office space. The agreements call for total annual lease payments of $119,700 per year plus two thirds of all real estate taxes. The leases are in force for a term of 5 years, ending on June 30, 1999. The Bank has the option for five additional terms of five years each and may terminate the leases after the third year with proper notice.

         The following are the future minimum lease payments at December 31, 1998:

                  Years ending December 31,
                  -------------------------
                         1999                                         $  437,977
                         2000                                            415,145
                         2001                                            421,353
                         2002                                            427,775
                         2003 and thereafter                           1,291,184
                                                                      ----------
                             Total                                    $2,993,434
                                                                      ==========

         Rent expense amounted to $420,000 in 1998, $401,500 in 1997 and $319,500 in 1996.

10.   INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         In the ordinary course of business, the Bank has granted loans to directors, executive officers, employees and their associates. These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Directors, officers and their affiliated companies were indebted to the Bank for loans totaling $1,622,674 at December 31, 1998 and $1,667,022 at December 31, 1997.

         Activity of loans to directors, officers and their affiliated companies is as follows:

                                                                         1998                  1997
                                                                      ----------            ----------
                  Balance, January 1                                  $1,667,022            $1,291,000
                  Advances                                               255,345               727,772
                  Repayments                                            (299,693)             (351,750)
                                                                      ----------            ----------
                  Balance, December 31                                $1,622,674            $1,667,022
                                                                      ==========            ==========

                         THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996


11.   STOCK OPTIONS

         Stock Option Plan

         On April 9, 1991, the stockholders approved a stock option plan authorizing options for 160,000 shares of the Bank's common stock, of which 154,000 shares have been granted to eligible directors. On May 31, 1996, 4,650 options were granted to officers and employees. On January 1, 1997, 1,350 options were granted to employees. Under the terms of the plan the purchase price of the stock will be $5.00 per share. Compensation expense has been recognized for options granted at less than the market price at the measurement date. All options expire April 9, 1999.

         A summary of activities is as follows:

                                                                                  Amount        Price
                                                                                ---------       -----
                  Authorized                                                      160,000
                                                                                =========

                  Balance outstanding at December 31, 1996                         24,800         $5
                  Granted                                                           1,350         $5
                  Exercised                                                          (160)        $5
                                                                                ---------

                  Balance outstanding at December 31, 1997                         25,990         $5
                  Granted                                                               -
                  Exercised                                                        (4,114)
                                                                                ---------

                  Balance outstanding at December 31, 1998                         21,876         $5
                                                                                =========

         Stock Compensation

         In 1996, the Bank adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation and will continue to apply Accounting Principles Board No. 25 and related interpretations in accounting for its plans. SFAS No. 123 establishes standards of financial accounting and reporting for stock-based employee compensation plans including stock option plans, stock purchase plans and other arrangements by which employees receive shares of stock or other equity instruments based on the market price of an entity's stock.

         If the Bank had elected to recognize compensation cost for the plan based on the fair value at the grant dates for awards under those plans, consistent with the method prescribed by SFAS No. 123, net income and earnings per share would have been changed to the pro forma amounts indicated below;

                                                               Year ended            Year ended         Year ended
                                                              December 31,          December 31,       December 31,
                                                                  1998                  1997               1996
                                                              ------------          ------------       ------------
                  Net income             As reported            $693,643              $601,794           $406,277
                                         Pro forma              $693,643              $601,215           $392,939
                  Earnings per share     As reported            $    .43              $    .39           $    .26
                                         Pro forma              $    .43              $    .39           $    .25


                         THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



11.  STOCK OPTION PLAN (continued)

         Stock Compensation (continued)

         The fair value of Horizon Bank stock options used to compute pro forma net income and earnings per share disclosures is the estimated present value at grant date using the Minimum Value pricing model with the following assumptions for 1998: a risk free interest rate of 6.50 percent, an estimated dividend yield of 3 percent and an expected holding period of four years.

12. EMPLOYEE BENEFIT PLAN

         In 1995, the Bank adopted a contributory 401 (k) savings plan covering substantially all employees. Effective as of January 1, 1996, the plan allows eligible employees to contribute a fixed percentage of their compensation with the Bank matching a portion of each employee's contribution. The Bank's contributions amounted to $22,513 in 1998, $16,308 in 1997 and $17,378 in 1996.

13. BUSINESS COMBINATIONS

         On March 13, 1996, the Bank completed its acquisition of the assets and assumed certain liabilities of VIP Mortgage Corporation. The excess of the total acquisition cost over the fair value of the net assets acquired of $73,902 is being amortized over 5 years on a straight-line basis. The acquisition has been accounted for as a purchase and results of operations of VIP Mortgage Corporation since the date of acquisition are included in the Bank's financial statements. A director of the Bank was also an owner of the mortgage corporation. Certain contingent payments relating to the purchase were made to former stockholders in 1998 and 1997.

14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate fair value of each class of financial instrument for which it is practicable to estimate that value.

         Cash and Short-term Investment

         For cash, due from banks, Federal funds sold and other short-term instruments, the carrying amount approximates fair value.

         Investment Securities and Securities Available for Sale

         Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

         Loans Receivable

         For certain homogeneous categories of loans, such as some residential mortgages and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                         THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



14.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

         Deposit Liabilities

         The fair value of demand deposits, savings account, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

         Commitments to Extend Credit, Stand-by Letters of Credit, and Financial Guarantees Written

         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counter parties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

         Unrecognized financial instrument accrual and deferral fees were not considered material.

         The estimated fair value of the Bank's financial instruments are as follows:

                                                           1998 (In Thousands)             1997 (In Thousands)
                                                        -------------------------       -------------------------
                                                         Carrying          Fair          Carrying          Fair
                                                          Amount           Value          Amount           Value
                                                        ---------       ---------       ---------       ---------
         Financial Assets:
         Cash and short-term investments                $  36,292       $  36,292       $  26,775       $  26,775
         Securities                                        29,169          29,190          20,116          20,123
         Loans                                             75,721          75,659          76,309          76,199
         Less allowance for loan losses                    (1,011)           -               (707)             -
         Net loans                                         74,710          75,659          75,602          76,199
                                                        ---------       ---------       ---------       ---------
         Total financial liabilities                    $ 140,171       $ 141,141       $ 122,507       $ 123,097
                                                        =========       =========       =========       =========

         Financial Liabilities:
         Deposits                                       $ 134,980       $ 135,247       $ 118,164       $ 118,698
                                                        =========       =========       ---------       ---------
         Total financial liabilities                    $ 134,980       $ 135,247       $ 118,164       $ 118,698
                                                        =========       =========       =========       =========

         Unrecognized financial instruments:
         Commitments to extend credit                   $  24,400       $  24,400       $  15,900       $  15,900
         Standby letters                                $   1,880       $   1,880       $   1,848       $   1,848


                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



15.  SEGMENT INFORMATION

         The Bank adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, in 1998 which changes the way the Bank reports information about its segments.

         The Bank currently considers its banking operations and mortgage operations as reportable segments.

         Banking: This segment consists of all banking services and products which are not reported under the mortgage operations.

         Mortgage: This segment consists of mortgage banking products and services. The main product of the mortgage department is providing residential mortgage loans in the Northern Virginia metro area.

                                                        Banking               Mortgage              Total
                                                        -------               --------              -----
         1998 (In Thousands)
         ----
         Interest Income                                $ 7,630               $ 1,497              $ 9,127
         Interest Expense                                (2,909)               (1,107)              (4,016)
                                                        -------               -------              -------
              Net Interest Income                         4,721                   390                5,111
         Provision for Loan Losses                         (303)                  (23)                (326)
         Other Income                                       454                   344                  798
         Operating Expense                               (4,182)                 (349)              (4,531)
         Income Taxes                                      (235)                 (123)                (358)
                                                        -------               -------              -------
         Net Income                                     $   455               $   239              $   694
                                                        =======               =======              =======

                                                        Banking               Mortgage              Total
                                                        -------               --------              -----

         1997 (In Thousands)
         ----
         Interest Income                                $ 7,247               $ 1,284              $ 8,531
         Interest Expense                                (2,993)                 (590)              (3,583)
                                                        -------               -------              -------
              Net Interest Income                         4,254                   694                4,948
         Provision for Loan Losses                         (343)                  (42)                (385)
         Other Income                                       302                   227                  529
         Operating Expense                               (3,723)                 (457)              (4,180)
         Income Taxes                                      (167)                 (143)                (310)
                                                        -------               -------              -------
         Net Income                                     $   323               $   279              $   602
                                                        =======               =======              =======

                          THE HORIZON BANK OF VIRGINIA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997, AND 1996



16.  COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT

         In the normal course of business, the Bank incurs certain contingent liabilities that are not reflected in the accompanying financial statements. These contingent liabilities include standby letters of credit and unfunded commitments. Commitments under standby letters of credit approximated $1,880,553 in 1998 and $1,848,305 in 1997, and unfunded commitments approximated $24,413,106 in 1998 and $15,899,877 in 1997. The Bank does not anticipate any material losses as a result of these commitments.

         The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment and income-producing commercial properties and residential properties.

         All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Banks market area. The concentrations of credit by type of loan are set forth in
         Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank does not extend credit to any single borrower or group of related borrowers in excess of their legal limit. The Bank does not have a payroll processing customer which may have deposits in excess of ten percent of total deposits during seasonal peaks.

         From time to time, the Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position.

         In connection with the retirement of the former Chief Executive Officer, the Bank entered into a contract with the former executive which provided for his continued employment as a consultant through December 31, 1997. In addition, the Bank received his agreement not to compete which is effective upon resignation from the Board of Directors and will remain in effect until April 30, 2000, in return for monthly payments of $12,350 and continuation of certain benefits during the agreement period.

                            Horizon Bank of Virginia


Horizon Bank of Virginia
Balance Sheets
September 30, 1999 and December 31, 1998

                                                                           (Unaudited)
Assets                                                                 September 30, 1999         December 31, 1998
-------------------------------------------------------------------------------------------------------------------
Cash and Due from Bank                                                   $    4,813,561              $    5,445,820
Federal Funds Sold                                                           12,031,000                  30,846,000
Investment Securities                                                        20,540,617                  19,531,871
Securities Available for Sale                                                17,933,144                   9,636,855
Loans Receivable, net                                                        67,030,498                  74,709,594
Bank Premises and Equipment, Net                                              2,951,855                   3,152,593
Accrued Interest Receivable                                                     939,220                     814,437
Other Real Estate Owned                                                         123,000                     426,177
Other Assets                                                                  1,710,517                     847,720
-------------------------------------------------------------------------------------------------------------------
Total Assets                                                               $128,073,412                $145,411,067
===================================================================================================================


Liabilities and Stockholders' Equity
Liabilities
Deposits                                                                   $118,261,531                $134,979,742
Other liabilities                                                             1,299,594                     728,198
-------------------------------------------------------------------------------------------------------------------
                  Total Liabilities                                         119,561,125                 135,707,940

Stockholders' Equity
     Common stock                                                             4,149,738                   4,099,325
     Capital in excess of par value                                           4,274,185                   4,223,773
     Retained earnings                                                          267,218                   1,352,984
     Accumulated other comprehensive income                                    (178,854)                     27,045
-------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                    8,512,287                   9,703,127
-------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                 $128,073,412                $145,411,067
===================================================================================================================




The accompanying notes are an integral part of these financial statements.

                            Horizon Bank of Virginia


Horizon Bank of Virginia
Statements of Operations
Three and Nine Months Ended September 30, 1999 and September 30, 1998


                                   (Unaudited)           (Unaudited)            (Unaudited)         (Unaudited)
                                   Three Months          Three Months           Nine Months         Nine Months
                                       Ended                 Ended                  Ended              Ended
                                  Sept. 30, 1999        Sept. 30, 1998        Sept. 30, 1999      Sept. 30, 1998
----------------------------------------------------------------------------------------------------------------
Interest income:
Loans                                $ 1,582,152            $1,830,181           $ 4,918,151          $5,347,488
Investments securities                   696,144               498,786             1,947,745           1,364,837
----------------------------------------------------------------------------------------------------------------
Total Interest Income                  2,278,296             2,328,967             6,865,896           6,712,325

Interest expense:
Deposits                                 946,170             1,027,701             2,987,528           2,932,910
----------------------------------------------------------------------------------------------------------------
Net Interest Income                    1,332,126             1,301,266             3,878,368           3,779,415
Provision for Possible Loan
     Losses                              793,623               158,801               904,660             325,801
----------------------------------------------------------------------------------------------------------------
Net interest income after
    provision for loan losses            538,508             1,142,465             2,973,708           3,453,614
----------------------------------------------------------------------------------------------------------------

Other income:
Fee income                               162,131               213,365               573,959             614,037
Other                                      3,121                 2,188                11,049               6,296
----------------------------------------------------------------------------------------------------------------
Total other income                       165,252               215,553               585,008             620,333
----------------------------------------------------------------------------------------------------------------

Other expense:
Employee compensation and
    benefits                             630,068               519,011             1,657,752           1,475,410
Premises and equipment                   280,476               228,999               787,263             695,654
Data processing expense                   41,131                31,396               102,839              92,548
Merger expenses                          995,908                     -               995,908                   -
Other                                    948,446               426,720             1,614,720           1,094,790
----------------------------------------------------------------------------------------------------------------
Total other expense                    2,896,029             1,206,126             5,148,482           3,358,402
----------------------------------------------------------------------------------------------------------------

Income before income taxes            (2,192,274)              151,892            (1,599,766)            715,545
Provision for income taxes               715,075               (50,100)              514,000            (242,030)
----------------------------------------------------------------------------------------------------------------
Net Income                           $(1,477,199)          $   101,792           $(1,085,766)          $ 473,515
================================================================================================================
Earnings (loss) per common share:
Basic                                      $(.89)                 $.06                 $(.65)              $0.29
Diluted                                    $(.89)                 $.06                 $(.65)              $0.29
Weighted average shares outstanding:
Basic                                  1,653,158             1,615,196             1,653,158           1,615,196
Diluted                                1,653,158             1,627,973             1,653,158           1,627,973






The accompanying notes are an integral part of these financial statements.

The Horizon Bank of Virginia
Statements of Comprehensive Income



                                                                           (Unaudited)
                                                                        Nine Months Ended
                                                                           September 30,
                                                                      1999                1998
Net (loss) income                                                 $(1,085,766)         $473,515
Other comprehensive income, net of tax:
    Unrealized gain (loss) on securities, net                        (205,899)            1,047
                                                                  -----------          --------
Other comprehensive income                                           (205,899)            1,047

Comprehensive income                                              $(1,291,665)         $474,562
                                                                  ===========          ========








The accompanying notes are an integral part of these financial statements

                            Horizon Bank of Virginia


Statements of Changes in Stockholders' Equity
Nine Months Ended September 30, 1999 and Year Ended December 31, 1998

                                                                                        Accumulated
                                                                                          Other
                                 Number                                     Retained   Comprehensive
                               of Shares     Par Value        Surplus       Earnings      Income           Totals
-------------------------------------------------------------------------------------------------------------------
Balance,
    December 31, 1997          1,557,778     $3,894,445     $3,564,319     $1,503,105  $     3,595      $ 8,965,464

Exercise of stock options          4,114         10,285         10,285         -            -                20,570

5 Percent Stock
    Dividend                      77,837        194,595        649,169       (843,764)      -                -

Net Change in Unrealized
    Gain on Securities
    Available for Sale            -              -              -              -            23,450           23,450

Net Income for the
    Year Ended
    December 31, 1998             -              -              -             693,643       -               693,643
-------------------------------------------------------------------------------------------------------------------
Balance,
    December 31, 1998          1,639,729      4,099,325      4,223,773      1,352,984       27,045        9,703,127
-------------------------------------------------------------------------------------------------------------------
(Unaudited)
Exercise of Stock
    Options                       20,165         50,413         50,412         -            -               100,825
Net Change in
    Unrealized Gain on
    Securities Available
    for Sale                      -              -              -              -          (205,899)        (205,899)

Net Loss for the
    Period Ended
 September 30, 1999               -              -              -          (1,085,766)      -            (1,085,766)
--------------------------------------------------------------------------------------------------------------------

Balance,
 September 30, 1999            1,659,894     $4,149,738     $4,274,185    $   267,218    $(178,854)     $ 8,512,287
===================================================================================================================






The accompanying notes are an integral part of these financial statements.

                            Horizon Bank of Virginia


Statements of Cash Flows
Nine Months Ended September 30, 1999 and 1998

                                                                                  (Unaudited)           (Unaudited)
                                                                                  September 30,         September 30,
                                                                                      1999                  1998
---------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income (loss)                                                                 $(1,085,766)          $   473,515
Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
        Depreciation and amortization                                                 202,470               193,878
        Provision for loan losses                                                     904,660               325,801
(Increase) Decrease in other assets                                                  (987,580)              253,537
Increase (Decrease) in other liabilities                                              571,396               323,959
-------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                                            (394,820)            1,570,690
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
    Net Federal funds sold                                                         18,815,000             6,312,000
    Increase in premises and equipment                                                (17,147)             (127,585)
    Loans collected (made), net                                                     6,829,052            (1,896,133)
    Proceeds from the sale of other real estate owned                                 303,177                -
    Proceeds from the maturities of investment securities                              -                  1,800,000
    Purchase of securities available for sale                                      (8,296,289)           (4,908,866)
    Purchase of investment securities                                              (1,253,846)             (618,531)
   Proceeds from the maturities of securities available for sale                       -                  1,256,000
-------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Investing Activities                                          16,379,947             1,816,885
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
    Proceeds from sale of common stock                                                100,825                20,570
    Net decrease in deposits                                                      (16,718,211)           (4,976,981)
--------------------------------------------------------------------------------------------------------------------
Net Cash Used by Financing Activities                                             (16,617,386)           (4,956,411)
--------------------------------------------------------------------------------------------------------------------
Net Decrease in Cash and Due from Banks                                              (632,259)           (1,568,836)
Cash and Due from Banks, beginning of period                                        5,445,820             6,467,421
-------------------------------------------------------------------------------------------------------------------
Cash and Due from Banks, end of period                                           $  4,813,561          $  4,898,585
===================================================================================================================
Noncash
    Unrealized gain (loss) on securities available for sale, net                 $   (205,899)         $      1,047
-------------------------------------------------------------------------------------------------------------------




The accompanying notes are an integral part of these financial statements.

                          THE HORIZON BANK OF VIRGINIA

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)



1.   BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q, and, therefore, do not include all information or footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for a fair presentation have been included. All adjustments are of a normal recurring nature. The results of operations for the nine-month period ended September 30, 1999 are not necessarily indicative of the results of the full year. These financial statements should be read in conjunction with the financial statements and the notes included in The Horizon Bank of Virginia's Annual Report for the year ended December 31, 1998.

2.   INVESTMENT SECURITIES

         The following table sets forth the Bank's investment securities portfolio as of the dates indicated:

                                              September 30, 1999                  December 31, 1998
                                           Amortized        Estimated        Amortized        Estimated
                                             Cost           Fair Value           Cost          Fair Value
         Available-for-sale
             securities:
         U.S. Government
             Treasury and
             agency obligations           $18,204,134       $17,933,144      $  9,595,877     $  9,636,855
                                          ===========       ===========      ============     ============

         Held-to-maturity
             securities:
         U.S. Government
             Treasury and
             agency obligations           $20,540,617       $20,234,846       $19,531,871      $19,553,348
                                          ===========       ===========       ===========      ===========


3.   LOANS RECEIVABLE

         Loans receivable consist of the following:

                                                              September 30,            December 31,
                                                                  1999                     1998
                                                               -----------             -----------
         Mortgage:
             Residential                                       $24,397,540             $28,776,000
             Nonresidential                                     21,627,634              20,234,000
         Construction:                                           3,106,398               1,764,000
         Non-Mortgage:
             Business                                           12,238,122              16,041,000
             Consumer                                            7,745,368               9,134,586
                                                                ----------              ----------
         Total loan receivable                                  69,115,062              75,949,586
         Less:
             Deferred loan fees, net                               185,615                 228,973
             Allowance for loan losses                           1,898,949               1,011,019
                                                                ----------              ----------
         Loans receivable, net                                 $67,030,498             $74,709,594
                                                               ===========             ===========

         The following sets forth information regarding the allowance for loan losses:

                                                                Nine Months           Nine Months
                                                                   Ended                 Ended
                                                                  9/30/99                9/30/98
                                                                 ----------            ----------
         Allowance at beginning of period                        $1,011,019            $  706,838
         Provision for losses charged to income                     904,660               325,801
         Charge-offs, net                                           (16,730)               (1,589)
                                                                 ----------            ----------
         Allowance at end of period                              $1,898,949            $1,031,050
                                                                 ==========            ==========

4.   EARNINGS PER SHARE

         The following table shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of dilutive common stock equivalents.

                                                                   For the nine months ended
                                               September 30, 1999                       September 30, 1998
                                               ------------------                       ------------------
                                                                Per                                      Per
                                                               Share                                    Share
                                               Shares         Amount                   Shares          Amount
                                             ---------        ------                 ---------         ------
         Basic EPS                           1,653,158        $(0.65)                1,615,196          $0.29
                                                              ======                                    =====

         Effect of dilutive
             Securities:
                 Stock Options
                 unexercised                         -                                  12,777
                                             ---------                               ---------

         Diluted EPS                         1,653,158        $(0.65)                1,627,973          $0.29
                                             =========        ======                 =========          =====


5.   OTHER SIGNIFICANT MATTERS

         The Bank signed a definitive Merger Agreement providing for a merger with Southern Financial Bancorp, Inc. Stockholders of the Bank will receive .63 shares of Southern Financial Bancorp common stock in exchange for each share of its common stock. Subject to certain conditions including receipt of regulatory approval and approval of the shareholders of the Southern Financial Bancorp and the Bank, closing of the merger occurred in the fourth quarter of 1999. The merger will be accounted for under the pooling method.

6.   MERGER EXPENSES

         The bank has incurred merger related expenses through September 30, 1999 as follows:

                                                              September 30, 1999
                                                              ------------------

              Legal and accounting fees                            $130,850
              Service bureau and system conversion                  439,700
              Printing and other costs                                6,258
              Compensation per employment contract                  419,100
                                                                   --------
                                                                   $995,908
                                                                   ========

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION SOUTHERN FINANCIAL BANCORP, INC. AND THE HORIZON BANK OF VIRGINIA

         The following unaudited pro forma condensed financial statements have been prepared on a consolidated basis based upon the historical financial statements of Southern Financial and Horizon. The pro forma combined information gives effect to the merger with Horizon accounted for as a pooling of interests, and is based on the issuance of 1,045,734 shares of Southern Financial common stock in connection with the merger, which in turn is based on the number of shares of Horizon common stock outstanding at September 30, 1999.

         The pro forma financial statements should be read in conjunction with the separate historical financial statements and the related notes thereto of Southern Financial in and Horizon's historical financial statements. There are no adjustments necessary to the historical results of operations as a result of the merger. The pro forma combined financial position and results of operations are not necessarily indicative of the results which would actually have been attained if the Horizon merger had occurred in the past or which may be attained in the future.


                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1999

                                                 Southern Financial       Horizon         Adjustments        Consolidated
                                                 ------------------       -------         -----------        -------------
                                                        (Dollars in Thousands)
Assets
Cash and due from banks                            $       6,280        $      4,814                          $    11,094
Overnight earning deposits                                 1,256              12,031                               13,287
Investment securities, available-for-sale                 81,821              17,933                               99,754
Investment securities, held-to-maturity                   28,502              20,541                               49,043
Loans held for sale                                          479                   -                                  479
Loans receivable, net                                    157,213              67,030                              224,243
Federal Home Loan Bank stock, at cost                      1,500                   -                                1,500
Premises and equipment, net                                2,930               2,952                                5,882
Other assets                                               7,732               2,772                               10,504

Total assets                                       $     287,713       $     128,073                          $   415,786

Liabilities and Stockholders' Equity
Liabilities:
Deposits                                           $     236,853       $     118,262                          $   355,115
Advances from Federal Home Loan Bank                      27,000                   -                               27,000
Other liabilities                                          2,526               1,299                                3,825
                                                --------------------------------------------------------------------------

Total liabilities                                        266,379             119,561                              385,940
                                                --------------------------------------------------------------------------

Commitments
Stockholders' equity:
Preferred stock                                                -                   -                                    -
Common stock                                                  16               4,150        (4,139)                    27
Capital in excess of par value                            15,724               4,274          4,139                24,137
Retained earnings                                          7,158                 267                                7,425
Accumulated other comprehensive income                   (1,093)               (179)                              (1,272)
Treasury stock, at cost                                    (471)                   -                                (471)
                                                --------------------------------------------------------------------------

Total stockholders' equity                                21,334               8,512                               29,846
                                                --------------------------------------------------------------------------

Total liabilities and stockholders' equity         $     287,713       $     128,073      $                   $   415,786
                                                ==========================================================================


                Unaudited Pro Forma Combined Statements of Income
                  For the Nine Months Ended September 30, 1999

                                                         Southern Financial        Horizon           Combined
                                                              (Dollars in thousands, except per share data)
Interest income:
Loans                                                          $       9,807        $      4,918      $    14,726
Investment securities                                                  5,370               1,948            7,318
                                                         ---------------------------------------------------------

Total interest income                                                 15,177               6,866           22,044
                                                         ---------------------------------------------------------

Interest expense:
Deposits                                                               7,278               2,988           10,267
Borrowings                                                               424                   -              424
                                                         ---------------------------------------------------------

Total interest expense                                                 7,703               2,988           10,691
                                                         ---------------------------------------------------------

Net interest income                                                    7,475               3,878           11,353
Provision for loan losses                                                925                 905            1,830
                                                         ---------------------------------------------------------

Net interest income after provision for loan losses                    6,550               2,973            9,523
                                                         ---------------------------------------------------------
Other income:
Fee income                                                             1,209                574             1,783
Gain on sale of loans                                                    866                  -               866
Other                                                                    254                 11               265
                                                         ---------------------------------------------------------

Total other income                                                     2,329                 585            2,914
                                                         ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                     2,860               1,658            4,518
Premises and equipment                                                 1,602                 890            2,492
Deposit insurance assessments                                            102                   9              111
Advertising                                                              182                  10              192
Merger expenses                                                            -                 996              996
Other                                                                    937               1,595            2,532
                                                         ---------------------------------------------------------

Total other expense                                                    5,683               5,158           10,841
                                                         ---------------------------------------------------------

Income before income taxes                                             3,196             (1,600)            1,596
Provision (Benefit) for income taxes                                     945               (514)              431
                                                         ---------------------------------------------------------

Net income                                                     $       2,251             (1,086)      $     1,165
                                                         =========================================================
Earnings per common share:
Basic                                                           $       1.40              (0.65)      $      0.44
Diluted                                                                 1.34              (0.65)             0.43
Weighted average shares outstanding
Basic                                                              1,606,352           1,653,158        2,647,842
Diluted                                                            1,684,557           1,653,158        2,726,047


                Unaudited Pro Forma Combined Statements of Income
                  For the Nine Months Ended September 30, 1998

                                                         Southern Financial        Horizon           Combined
                                                         ---------------------------------------------------------
                                                               (Dollars in thousands, except per share data)
Interest income:
Loans                                                          $       9,283        $      5,347       $    4,630
Investment securities                                                  4,584               1,365            5,949
                                                         ---------------------------------------------------------

Total interest income                                                 13,867               6,712           20,579
                                                         ---------------------------------------------------------

Interest expense:
Deposits                                                               7,420               2,933           10,353
Borrowings                                                               164                   -              164
                                                         ---------------------------------------------------------

Total interest expense                                                 7,584               2,933           10,517
                                                         ---------------------------------------------------------

Net interest income                                                    6,283               3,779           10,062
Provision for loan losses                                                675                 325            1,000
                                                         ---------------------------------------------------------

Net interest income after provision for loan losses                    5,608               3,454            9,062
                                                         ---------------------------------------------------------
Other income:
Fee income                                                             1,050                 614            1,664
Gain on sale of loans                                                    486                   -              486
Other                                                                     59                   6               65
                                                         ---------------------------------------------------------

Total other income                                                     1,595                 620            2,215
                                                         ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                     2,111               1,475            3,586
Premises and equipment                                                 1,332                 788            2,120
Deposit insurance assessments                                             93                  11              104
Advertising                                                              125                  42              167
Other                                                                    808               1,042            1,850
                                                         ---------------------------------------------------------

Total other expense                                                    4,469               3,358            7,827
                                                         ---------------------------------------------------------

Income before income taxes                                             2,734                 716            3,450
Provision for income taxes                                               772                 242            1,014
                                                         ---------------------------------------------------------

Net income                                                     $       1,962        $        474       $    2,436
                                                         =========================================================
Earnings per common share:
Basic                                                          $        1.22        $       0.29       $     0.93
Diluted
                                                                        1.14                0.29             0.89
Weighted average shares outstanding
Basic
                                                                   1,595,993           1,615,196        2,613,566
Diluted
                                                                   1,715,787           1,627,973        2,741,410

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1998

                                                              Southern Financial        Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                             $    12,365          $    7,189        $  19,554
Investment securities                                                   6,366               1,938            8,304
                                                              ---------------------------------------------------------

Total interest income                                                  18,731               9,127           27,858
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                9,935               4,016           13,951
Borrowings                                                                270                   -              270
                                                              ---------------------------------------------------------

Total interest expense                                                 10,205               4,016           14,221
                                                              ---------------------------------------------------------

Net interest income                                                     8,526               5,111           13,637
Provision for loan losses                                                 975                 326            1,301
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                     7,551               4,785           12,336
                                                              ---------------------------------------------------------
Other income:
Fee income                                                              1,433                 786            2,219
Gain on sale of loans                                                     796                   -              796
Gain on sale of investment securities                                      68                   -               68
Other                                                                      50                  12               62
                                                              ---------------------------------------------------------

Total other income                                                      2,347                 798            3,145
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                      2,921               1,937            4,858
Premises and equipment                                                  1,783                 938            2,721
Deposit insurance assessments                                             124                   -              124
Advertising                                                               185                  42              227
Other                                                                   1,142               1,614            2,756
                                                              ---------------------------------------------------------

Total other expense                                                     6,155               4,531           10,686
                                                              ---------------------------------------------------------

Income before income taxes                                              3,743               1,052            4,795
Provision for income taxes                                              1,084                 358            1,442
                                                              ---------------------------------------------------------

Net income                                                         $    2,659           $     694        $   3,353
                                                              =========================================================
Earnings per common share:
Basic                                                              $     1.66          $     0.43         $   1.28
Diluted                                                                  1.55                0.42             1.22
Weighted average shares outstanding:
Basic                                                               1,597,815           1,620,817        2,618,930
Diluted                                                             1,713,815           1,633,548        2,742,950

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1997

                                                              Southern Financial        Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                              $    11,568         $   7,022          $  18,590
Investment securities                                                    5,437             1,509              6,946
                                                              ---------------------------------------------------------

Total interest income                                                   17,005             8,531             25,536
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                 8,709             3,583             12,292
Borrowings                                                                 334                 -                334
                                                              ---------------------------------------------------------

Total interest expense                                                   9,043             3,583             12,626
                                                              ---------------------------------------------------------

Net interest income                                                      7,962             4,948             12,910
Provision for loan losses                                                  880               385              1,265
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                      7,082             4,563             11,645
                                                              ---------------------------------------------------------
Other income:
Fee income                                                               1,447               518              1,965
Gain on sale of loans                                                      192                 -                192
Gain on sale of investment securities                                        -                 1                  1
Other                                                                       89                10                 99
                                                              ---------------------------------------------------------

Total other income                                                       1,728               529              2,257
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                       2,532             2,014              4,546
Premises and equipment                                                   1,840               918              2,758
Deposit insurance assessments                                              109                 -                109
Advertising                                                                214                18                232
Other                                                                      887             1,230              2,117
                                                              ---------------------------------------------------------

Total other expense                                                      5,582             4,180              9,762
                                                              ---------------------------------------------------------

Income before income taxes                                               3,228               912              4,140
Provision for income taxes                                               1,022               310              1,332
                                                              ---------------------------------------------------------

Net income                                                         $     2,206          $    602          $   2,808
                                                              =========================================================
Earnings per common share:
Basic                                                              $      1.39         $    0.39          $    1.09
Diluted                                                                   1.33              0.38               1.06
Weighted average shares outstanding:
Basic                                                                1,577,243         1,557,744          2,558,622
Diluted                                                              1,657,706         1,571,446          2,647,717

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        FOR YEAR ENDED DECEMBER 31, 1996

                                                              Southern Financial        Horizon           Combined
                                                              ---------------------------------------------------------
                                                                   (Dollars in thousands, except per share data)
Interest income:
Loans                                                             $    10,308          $    6,129        $  16,437
Investment securities                                                   4,306               1,551            5,857
                                                              ---------------------------------------------------------

Total interest income                                                  14,614               7,680           22,294
                                                              ---------------------------------------------------------

Interest expense:
Deposits                                                                7,433               3,566           10,999
Borrowings                                                                342                   -              342
                                                              ---------------------------------------------------------

Total interest expense                                                  7,775               3,566           11,341
                                                              ---------------------------------------------------------

Net interest income                                                     6,839               4,114           10,953
Provision for loan losses                                                 695                 211              906
                                                              ---------------------------------------------------------

Net interest income after provision for loan losses                     6,144               3,903           10,047
                                                              ---------------------------------------------------------
Other income:
Fee income                                                                950                 393            1,343
Gain on sale of loans                                                     210                   -              210
Gain on sale of investment securities                                       -                   7                7
Other                                                                      26                   7               33
                                                              ---------------------------------------------------------

Total other income                                                      1,186                 407            1,593
                                                              ---------------------------------------------------------
Other expense:
Employee compensation and benefits                                      2,148               1,859            4,007
Premises and equipment                                                  1,591                 738            2,329
Deposit insurance assessments                                           1,085                   -            1,085
Advertising                                                               143                  52              195
Other                                                                     940               1,044            1,984
                                                              ---------------------------------------------------------

Total other expense                                                     5,907               3,693            9,600
                                                              ---------------------------------------------------------

Income before income taxes                                              1,423                 617            2,040
Provision for income taxes                                                469                 211              680
                                                              ---------------------------------------------------------

Net income                                                         $      954          $      406        $   1,360
                                                              =========================================================
Earnings per common share:
Basic                                                              $     0.61          $     0.26        $    0.53
Diluted                                                                  0.59                0.26             0.52
Weighted average shares outstanding:
Basic                                                               1,544,338           1,551,890        2,522,029
Diluted                                                             1,621,958           1,564,956        2,607,880

           Notes to Unaudited Pro Forma Combined Financial Information

(1) The pro forma combined information presented is not necessarily indicative of the results of operations or the financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

(2) It is assumed that the merger will be accounted for on a pooling-of-interests accounting basis and, accordingly, the related pro forma adjustments have been calculated using the exchange ratio, whereby Southern Financial will issue 0.63 shares of Southern Financial common stock for each share of Horizon common stock.

(3) Per share data for all periods has been computed based on the combined historical income applicable to common shareholders of Southern Financial and Horizon using the historical weighted average shares outstanding, adjusted to equivalent shares of Southern Financial common stock.

(4) Pro forma combined balance sheet adjustments reflect (i) the issuance of shares of Southern Financial common stock and (ii) the elimination of Horizon common stock.

================================================================================

January __, 2000




                                   $12,000,000

                       SOUTHERN FINANCIAL CAPITAL TRUST I


                           $_______Capital Securities

                  (liquidation amount $10 per capital security)

          Fully and unconditionally guaranteed, as described herein, by


                        SOUTHERN FINANCIAL BANCORP, INC.



                               ___________________

                                   PROSPECTUS
                               ___________________




                            McKinnon & Company, Inc.



--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date hereof.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

          Securities and Exchange Commission Registration Fee                   $       3,644 *
          National Association of Securities Dealers Examination Fee            $       1,880 *
          Nasdaq National Market Fee                                            $      30,000
          Printing Expenses                                                     $       1,500
          Accounting Fees and Expenses                                          $      20,000
          Legal Fees and Expenses                                               $      50,000
          Blue Sky Fees and Expenses                                            $       2,000
          Miscellaneous Expenses                                                $       5,000
                                                                                -------------

                  Total                                                         $     114,024
                                                                                =============

____________________
*      Represents actual expenses.  All other expenses are estimates.

Item 14.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, 1950, as amended (the "Code"), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Amended and Restated Articles of Incorporation of Southern Financial contain provisions indemnifying the directors and officers of Southern Financial against expenses and liabilities incurred in legal proceedings to the fullest extent permitted by Virginia law.

         Under  the  Amended  and  Restated   Declaration  of  Trust,   Southern
Financial, as depositor of the Trust, has agreed (i) to indemnify and hold harmless each Administrative Trustee and any employee or agent of the Trust or its Affiliates from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such person in good faith on behalf of the Trust and in a manner such person reasonably believes to be within the scope of authority conferred on such person by the Declaration, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by such person in defending any claim, demand, action, suite or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

Item 15.  Recent Sales of Unregistered Securities

         None.

Item 16.  Exhibits and Financial Statement Schedules

(a) The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------

       1.1          Form of  Underwriting  Agreement  for  offering  of  Capital
                    Securities.*

       3.1 Amended and Restated Articles of Incorporation of Southern Financial Bancorp, Inc. (incorporated herein by reference to
                    Exhibit   3.1  to   Southern   Financial   Bancorp,   Inc.'s
                    Registration Statement on Form S-4, Registration No. 33-95246, filed with the Securities and Exchange Commission on August 4, 1995).

       3.2 Bylaws of Southern Financial Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to Southern Financial Bancorp, Inc.'s Registration Statement on Form S-4, Registration No. 33-95246 filed with the Securities and Exchange Commission on August 4, 1995).

       4.1          Certificate of Trust of Southern Financial Capital Trust I.*

       4.2 Trust Agreement between Southern Financial Bancorp, Inc. and Wilmington Trust Company.*

       4.3 Form of Amended and Restated Declaration of Trust for Southern Financial Capital Trust I.*

       4.4 Form of Junior Subordinated Indenture between Southern Financial Bancorp, Inc. and Wilmington Trust Company, as Trustee.*

       4.5          Form of Capital Security (included in Exhibit 4.3 above).

       4.6          Form of  Junior  Subordinated  Debt  Security  (included  in
                    Exhibit 4.4 above).

       4.7 Form of Guarantee Agreement with respect to Trust Securities issued by Southern Financial Capital Trust I.*

       4.8 Form of Escrow Agreement among McKinnon & Company, Inc., Southern Financial Capital Trust I, Southern Financial Bancorp, Inc. and Wilmington Trust Company.*

       5.1          Opinion of Williams, Mullen, Clark & Dobbins, P.C.*

       5.2          Opinion of Richards, Layton & Finger.*

    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------

       8.1 Opinion of Williams, Mullen, Clark & Dobbins, P.C. as to tax matters.*

       12.1         Calculation of Ratio of Earnings to Fixed Charges.*

       23.1         Consent of KPMG, LLP.*

       23.2         Consent of Thompson, Greenspon & Co., P.C.*

       23.3 Consent of Williams, Mullen, Clark & Dobbins, P.C. (included in Exhibit 5.1 above).

       23.4         Consent of  Richards,  Layton & Finger  (included in Exhibit
                    5.2 above).

       24.1         Powers of Attorney (included on signature page).

       25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Indenture.*

       25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of Southern Financial Capital Trust I.*

       25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Guarantee Trustee under the Guarantee Agreement for the benefit of holders of Trust Securities of Southern Financial Capital Trust I.*

________________

*  Filed herewith.

(b)   Financial Statement Schedules:

         All financial statement schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are either included in the financial information set forth in the Prospectus or are inapplicable and therefore have been omitted.

Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each of the undersigned Registrants hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warrenton, Commonwealth of Virginia, on January 5, 2000.


                                        SOUTHERN FINANCIAL BANCORP, INC.


                                        By: /s/ Georgia S. Derrico
                                            ------------------------------------
                                            Georgia S. Derrico
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Georgia S. Derrico and R. Roderick Porter as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                      Title                               Date


           /s/ Georgia S. Derrico                  Chairman, Chief Executive Officer         January 5, 2000
-------------------------------------------                   and Director
             Georgia S. Derrico                      (Principal Executive Officer)


           /s/ R. Roderick Porter                  President, Chief Operating Officer        January 5, 2000
-------------------------------------------                   and Director
             R. Roderick Porter


           /s/ William H. Lagos                    Senior Vice President and Controller      January 6, 2000
-------------------------------------------          (Principal Financial Officer)
              William H. Lagos                       (Principal Accounting Officer)






          /s/ Alfonso G. Finocchiaro                           Director                       January 6, 2000
-------------------------------------------
           Alfonso G. Finocchiaro


            /s/ Virginia Jenkins                               Director                       January 6, 2000
-------------------------------------------
              Virginia Jenkins


                                                               Director                       January _, 2000
-------------------------------------------
              Michael P. Rucker


           /s/ Robert P. Warhurst                              Director                       January 6, 2000
-------------------------------------------
             Robert P. Warhurst


             /s/ John C. Belotti                               Director                       January 6, 2000
-------------------------------------------
               John C. Belotti


                                                               Director                       January _, 2000
-------------------------------------------
                Neil J. Call


              /s/ David de Give                                Director                       January 5, 2000
-------------------------------------------
                David de Give


            /s/ Fred L. Bollerer                               Director                       January 7, 2000
-------------------------------------------
              Fred L. Bollerer


          /s/ John L. Marcellus, Jr.                           Director                       January 6, 2000
-------------------------------------------
           John L. Marcellus, Jr.


            /s/ Richard E. Smith                               Director                       January 6, 2000
-------------------------------------------
              Richard E. Smith


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warrenton, Commonwealth of Virginia, on January 5, 2000.


                                    SOUTHERN FINANCIAL CAPITAL TRUST I

                                    By: Southern Financial Bancorp, Inc.,
                                        as Depositor


                                        By: /s/ Georgia S. Derrico
                                            ------------------------------------
                                            Georgia S. Derrico
                                            Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS



    EXHIBIT NO.                    DESCRIPTION
    -----------                    -----------

       1.1          Form of  Underwriting  Agreement  for  offering  of  Capital
                    Securities.*

       3.1 Amended and Restated Articles of Incorporation of Southern Financial Bancorp, Inc. (incorporated herein by reference to
                    Exhibit   3.1  to   Southern   Financial   Bancorp,   Inc.'s
                    Registration Statement on Form S-4, Registration No. 33-95246, filed with the Securities and Exchange Commission on August 4, 1995).

       3.2 Bylaws of Southern Financial Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to Southern Financial Bancorp, Inc.'s Registration Statement on Form S-4, Registration No. 33-95246 filed with the Securities and Exchange Commission on August 4, 1995).

       4.1          Certificate of Trust of Southern Financial Capital Trust I.*

       4.2 Trust Agreement between Southern Financial Bancorp, Inc. and Wilmington Trust Company.*

       4.3 Form of Amended and Restated Declaration of Trust for Southern Financial Capital Trust I.*

       4.4 Form of Junior Subordinated Indenture between Southern Financial Bancorp, Inc. and Wilmington Trust Company, as Trustee.*

       4.5          Form of Capital Security (included in Exhibit 4.3 above).

       4.6          Form of  Junior  Subordinated  Debt  Security  (included  in
                    Exhibit 4.4 above).

       4.7 Form of Guarantee Agreement with respect to Trust Securities issued by Southern Financial Capital Trust I.*

       4.8 Form of Escrow Agreement among McKinnon & Company, Inc., Southern Financial Capital Trust I, Southern Financial Bancorp, Inc. and Wilmington Trust Company.*

       5.1          Opinion of Williams, Mullen, Clark & Dobbins, P.C.*

       5.2          Opinion of Richards, Layton & Finger.*

       8.1 Opinion of Williams, Mullen, Clark & Dobbins, P.C. as to tax matters.*

       12.1         Calculation of Ratio of Earnings to Fixed Charges.*

       23.1         Consent of KPMG, LLP.*

       23.2         Consent of Thompson, Greenspon & Co., P.C.*

       23.3 Consent of Williams, Mullen, Clark & Dobbins, P.C. (included in Exhibit 5.1 above).

       23.4         Consent of  Richards,  Layton & Finger  (included in Exhibit
                    5.2 above).

       24.1         Powers of Attorney (included on signature page).

       25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Indenture.*

    EXHIBIT NO.                    DESCRIPTION
    -----------                    -----------

       25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of Southern Financial Capital Trust I.*

       25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Guarantee Trustee under the Guarantee Agreement for the benefit of holders of Trust Securities of Southern Financial Capital Trust I.*

________________

*  Filed herewith.